FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207567-02

CFCRE 2016-C4

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (File No. 333-207567) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by emailing legal@ccre.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Cantor Fitzgerald & Co., Societe Generale and CastleOak Securities, L.P. or any other underwriter (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any secuderity in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the CFCRE 2016-C4 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Net Mortgage	Interest	Original	Remaining	Original
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Interest	Accrual	Term to	Term to	Amortization
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(4)(5)	Type	Rate	Fee Rate(6)	Rate	Basis	Maturity or ARD	Maturity or ARD	Term
Loan	1	OZRE Leased Fee Portfolio (34)	8.3%	58	CCRE	70,000,000	70,000,000	70,000,000	Other	Leased Fee	4.3000%	0.0318%	4.2682%	Actual/360	120	117	0
Property	1.01	300 Arboretum Place	0.6%	1	CCRE	5,078,236	5,078,236		Other	Leased Fee
Property	1.02	700 East Gate Drive	0.5%	1	CCRE	3,982,930	3,982,930		Other	Leased Fee
Property	1.03	6802 Paragon Place	0.4%	1	CCRE	3,684,211	3,684,211		Other	Leased Fee
Property	1.04	6800 Paragon Place	0.4%	1	CCRE	3,654,339	3,654,339		Other	Leased Fee
Property	1.05	2100 West Laburnum Avenue	0.3%	1	CCRE	2,648,649	2,648,649		Other	Leased Fee
Property	1.06	7501 Boulder View Drive	0.3%	1	CCRE	2,648,649	2,648,649		Other	Leased Fee
Property	1.07	7300 Beaufont Springs Drive	0.3%	1	CCRE	2,648,649	2,648,649		Other	Leased Fee
Property	1.08	4870 Sadler Road	0.3%	1	CCRE	2,130,868	2,130,868		Other	Leased Fee
Property	1.09	12015 Lee Jackson Memorial Highway	0.2%	1	CCRE	2,091,038	2,091,038		Other	Leased Fee
Property	1.10	6806 Paragon Place	0.2%	1	CCRE	2,071,124	2,071,124		Other	Leased Fee
Property	1.11	925 Harvest Drive	0.2%	1	CCRE	1,792,319	1,792,319		Other	Leased Fee
Property	1.12	555 Croton Road	0.2%	1	CCRE	1,692,745	1,692,745		Other	Leased Fee
Property	1.13	980 Harvest Drive	0.2%	1	CCRE	1,593,172	1,593,172		Other	Leased Fee
Property	1.14	309 Fellowship Road	0.2%	1	CCRE	1,354,196	1,354,196		Other	Leased Fee
Property	1.15	11781 Lee Jackson Memorial Highway	0.2%	1	CCRE	1,294,452	1,294,452		Other	Leased Fee
Property	1.16	305 Fellowship Road	0.1%	1	CCRE	1,204,836	1,204,836		Other	Leased Fee
Property	1.17	701 East Gate Drive	0.1%	1	CCRE	1,194,879	1,194,879		Other	Leased Fee
Property	1.18	920 Harvest Drive	0.1%	1	CCRE	1,194,879	1,194,879		Other	Leased Fee
Property	1.19	4880 Sadler Road	0.1%	1	CCRE	1,194,879	1,194,879		Other	Leased Fee
Property	1.20	1025 Boulders Parkway	0.1%	1	CCRE	1,194,879	1,194,879		Other	Leased Fee
Property	1.21	2201 Tomlynn Street	0.1%	1	CCRE	1,095,306	1,095,306		Other	Leased Fee
Property	1.22	2240-2250 Butler Pike	0.1%	1	CCRE	1,095,306	1,095,306		Other	Leased Fee
Property	1.23	7401 Beaufont Springs Drive	0.1%	1	CCRE	1,095,306	1,095,306		Other	Leased Fee
Property	1.24	2511 Brittons Hill Road	0.1%	1	CCRE	1,095,306	1,095,306		Other	Leased Fee
Property	1.25	4805 Lake Brook Drive	0.1%	1	CCRE	1,025,605	1,025,605		Other	Leased Fee
Property	1.26	4401 Fair Lakes Court	0.1%	1	CCRE	1,015,647	1,015,647		Other	Leased Fee
Property	1.27	2812 Emerywood Parkway	0.1%	1	CCRE	995,733	995,733		Other	Leased Fee
Property	1.28	9100 Arboretum Parkway	0.1%	1	CCRE	995,733	995,733		Other	Leased Fee
Property	1.29	500 Enterprise Road	0.1%	1	CCRE	935,989	935,989		Other	Leased Fee
Property	1.30	303 Fellowship Road	0.1%	1	CCRE	906,117	906,117		Other	Leased Fee
Property	1.31	9011 Arboretum Parkway	0.1%	1	CCRE	896,159	896,159		Other	Leased Fee
Property	1.32	910 Harvest Drive	0.1%	1	CCRE	896,159	896,159		Other	Leased Fee
Property	1.33	7325 Beaufont Springs Drive	0.1%	1	CCRE	896,159	896,159		Other	Leased Fee
Property	1.34	1 Progress Drive	0.1%	1	CCRE	796,586	796,586		Other	Leased Fee
Property	1.35	2260 Butler Pike	0.1%	1	CCRE	796,586	796,586		Other	Leased Fee
Property	1.36	140 West Germantown Pike	0.1%	1	CCRE	736,842	736,842		Other	Leased Fee
Property	1.37	307 Fellowship Road	0.1%	1	CCRE	736,842	736,842		Other	Leased Fee
Property	1.38	9210 Arboretum Parkway	0.1%	1	CCRE	657,183	657,184		Other	Leased Fee
Property	1.39	2221 Dabney Road	0.1%	1	CCRE	657,184	657,184		Other	Leased Fee
Property	1.40	9200 Arboretum Parkway	0.1%	1	CCRE	657,183	657,184		Other	Leased Fee
Property	1.41	815 East Gate Drive	0.1%	1	CCRE	637,269	637,269		Other	Leased Fee
Property	1.42	120 West Germantown Pike	0.1%	1	CCRE	627,312	627,312		Other	Leased Fee
Property	1.43	4364 South Alston Avenue	0.1%	1	CCRE	577,525	577,525		Other	Leased Fee
Property	1.44	308 Harper Drive	0.1%	1	CCRE	567,568	567,568		Other	Leased Fee
Property	1.45	2251 Dabney Road	0.1%	1	CCRE	557,610	557,610		Other	Leased Fee
Property	1.46	2212 Tomlynn Street	0.1%	1	CCRE	557,610	557,610		Other	Leased Fee
Property	1.47	2256 Dabney Road	0.1%	1	CCRE	448,080	448,080		Other	Leased Fee
Property	1.48	2246 Dabney Road	0.1%	1	CCRE	448,080	448,080		Other	Leased Fee
Property	1.49	2244 Dabney Road	0.1%	1	CCRE	438,122	438,122		Other	Leased Fee
Property	1.50	2130 Tomlynn Street	0.0%	1	CCRE	418,208	418,208		Other	Leased Fee
Property	1.51	2161 Tomlynn Street	0.0%	1	CCRE	398,293	398,293		Other	Leased Fee
Property	1.52	2248 Dabney Road	0.0%	1	CCRE	398,293	398,293		Other	Leased Fee
Property	1.53	2112 Tomlynn Street	0.0%	1	CCRE	368,421	368,421		Other	Leased Fee
Property	1.54	2277 Dabney Road	0.0%	1	CCRE	368,421	368,421		Other	Leased Fee
Property	1.55	9211 Arboretum Parkway	0.0%	1	CCRE	358,464	358,464		Other	Leased Fee
Property	1.56	2240 Dabney Road	0.0%	1	CCRE	199,147	199,147		Other	Leased Fee
Property	1.57	817 East Gate Drive	0.0%	1	CCRE	149,360	149,360		Other	Leased Fee
Property	1.58	161 Gaither Drive	0.0%	1	CCRE	149,360	149,360		Other	Leased Fee
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	6.4%	1	CCRE	54,000,000	54,000,000	46,171,714	Hospitality	Full Service	4.5450%	0.0318%	4.5132%	Actual/360	120	102	360
Loan	3	215 West 34th Street & 218 West 35th Street (34)	5.4%	1	CCRE	45,000,000	45,000,000	45,000,000	Mixed Use	Retail/Leased Fee Hospitality	4.2210%	0.0149%	4.2061%	Actual/360	120	116	0
Loan	4	AG Life Time Fitness Portfolio (34) (35)	5.4%	10	CCRE	45,000,000	45,000,000	45,000,000	Retail	Single Tenant	4.9040%	0.0318%	4.8722%	Actual/360	120	115	0
Property	4.01	Life Time - Florham Park, NJ	0.8%	1	CCRE	6,667,784	6,667,784		Retail	Single Tenant
Property	4.02	Life Time - Westwood, MA	0.8%	1	CCRE	6,516,929	6,516,929		Retail	Single Tenant

A-1-1

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Net Mortgage	Interest	Original	Remaining	Original
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Interest	Accrual	Term to	Term to	Amortization
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(4)(5)	Type	Rate	Fee Rate(6)	Rate	Basis	Maturity or ARD	Maturity or ARD	Term
Property	4.03	Life Time - Vernon Hills, IL	0.7%	1	CCRE	5,536,373	5,536,373		Retail	Single Tenant
Property	4.04	Life Time - Lakeville, MN	0.5%	1	CCRE	4,404,961	4,404,961		Retail	Single Tenant
Property	4.05	Life Time - Sterling, VA	0.5%	1	CCRE	4,057,995	4,057,995		Retail	Single Tenant
Property	4.06	Life Time - Vestavia Hills, AL	0.5%	1	CCRE	3,846,799	3,846,799		Retail	Single Tenant
Property	4.07	Life Time - Beachwood, OH	0.4%	1	CCRE	3,680,858	3,680,858		Retail	Single Tenant
Property	4.08	Life Time - Dublin, OH	0.4%	1	CCRE	3,469,661	3,469,661		Retail	Single Tenant
Property	4.09	Life Time - Ellisville, MO	0.4%	1	CCRE	3,424,405	3,424,405		Retail	Single Tenant
Property	4.10	Life Time - Woodstock, GA	0.4%	1	CCRE	3,394,234	3,394,234		Retail	Single Tenant
Loan	5	Renaissance Cincinnati (34)	4.1%	1	CCRE	34,200,000	34,035,002	25,864,621	Hospitality	Full Service	5.3190%	0.0324%	5.2866%	Actual/360	120	117	300
Loan	6	One Commerce Plaza (34)	3.9%	1	CCRE	33,000,000	32,854,864	27,424,409	Office	CBD	5.3335%	0.0318%	5.3017%	Actual/360	120	116	360
Loan	7	GMR Portfolio (36)	3.8%	8	CCRE	32,097,400	32,097,400	29,699,338	Office	Medical	5.2200%	0.0349%	5.1851%	Actual/360	120	119	360
Property	7.01	Marina Towers	1.1%	1	CCRE	9,270,000	9,270,000		Office	Medical
Property	7.02	Star Medical Center	1.1%	1	CCRE	9,250,000	9,250,000		Office	Medical
Property	7.03	1310 Wolf Park Drive	0.4%	1	CCRE	3,255,211	3,255,211		Office	Medical
Property	7.04	7668B Airways Boulevard	0.4%	1	CCRE	2,959,283	2,959,283		Office	Medical
Property	7.05	Surgical Institute of Michigan	0.3%	1	CCRE	2,850,000	2,850,000		Office	Medical
Property	7.06	1324 Wolf Park Drive	0.2%	1	CCRE	2,071,498	2,071,498		Office	Medical
Property	7.07	3350 North Germantown Road	0.2%	1	CCRE	1,361,270	1,361,270		Office	Medical
Property	7.08	2999 Centre Oak Way	0.1%	1	CCRE	1,080,138	1,080,138		Office	Medical
Loan	8	AvidXchange (34)	3.7%	2	CCRE	31,200,000	31,200,000	24,691,090	Mixed Use	Retail/Office	5.0940%	0.0349%	5.0591%	Actual/360	120	120	330
Property	8.01	AvidXchange Music Factory	2.7%	1	CCRE	22,650,000	22,650,000		Mixed Use	Retail/Office
Property	8.02	Silver Hammer Building	1.0%	1	CCRE	8,550,000	8,550,000		Mixed Use	Retail/Office
Loan	9	Madbury Commons (34)	3.5%	1	CCRE	29,000,000	29,000,000	25,631,746	Multifamily	Student Housing	4.9290%	0.0349%	4.8941%	Actual/360	120	116	360
Loan	10	GFH Brennan Industrial Portfolio (34)	3.4%	15	SG	28,512,500	28,512,500	26,316,469	Various	Various	5.0500%	0.0118%	5.0382%	Actual/360	120	118	360
Property	10.01	Cumberland	0.8%	1	SG	7,085,208	7,085,208		Office	Suburban
Property	10.02	UMIP Jefferson Hwy	0.4%	1	SG	3,121,237	3,121,237		Industrial	Manufacturing
Property	10.03	UMIP W 27th Street	0.3%	1	SG	2,793,507	2,793,507		Industrial	Manufacturing
Property	10.04	Main	0.3%	1	SG	2,528,202	2,528,202		Industrial	Warehouse/Manufacturing
Property	10.05	Trolley Industrial	0.2%	1	SG	2,060,016	2,060,016		Industrial	Warehouse/Distribution
Property	10.06	UMIP N 107th Street	0.2%	1	SG	1,810,317	1,810,317		Industrial	Warehouse
Property	10.07	Addison	0.2%	1	SG	1,451,375	1,451,375		Industrial	Warehouse/Manufacturing
Property	10.08	Pagemill	0.1%	1	SG	1,232,889	1,232,889		Industrial	Warehouse/Distribution
Property	10.09	UMIP Xeon Street	0.1%	1	SG	1,201,676	1,201,676		Industrial	Warehouse/Distribution
Property	10.10	8402-8440 Jackson	0.1%	1	SG	998,796	998,796		Industrial	Flex
Property	10.11	Jackson Pagosa	0.1%	1	SG	967,583	967,583		Industrial	Flex
Property	10.12	8520-8630 Jackson	0.1%	1	SG	936,371	936,371		Industrial	Flex
Property	10.13	Common	0.1%	1	SG	905,159	905,159		Industrial	Manufacturing
Property	10.14	8710-8768 Jackson	0.1%	1	SG	780,309	780,309		Industrial	Flex
Property	10.15	Dolton	0.1%	1	SG	639,854	639,854		Industrial	Warehouse/Manufacturing
Loan	11	NorCal Grocery Portfolio	3.2%	5	CCRE	26,500,000	26,471,536	22,203,883	Various	Various	5.6000%	0.0349%	5.5651%	Actual/360	120	119	360
Property	11.01	1745, 1775, 1799 Story Road	2.1%	1	CCRE	17,425,219	17,406,502		Mixed Use	Retail/Office
Property	11.02	1437 Freedom Boulevard	0.4%	1	CCRE	3,758,381	3,754,344		Retail	Single Tenant
Property	11.03	950 East Alisal Street	0.4%	1	CCRE	3,143,373	3,139,997		Retail	Single Tenant
Property	11.04	40 South Rengstorff Avenue	0.2%	1	CCRE	1,592,187	1,590,476		Retail	Single Tenant
Property	11.05	4340 Bond Street (Parking)	0.1%	1	CCRE	580,841	580,217		Other	Parking
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	3.0%	6	CCRE	25,000,000	25,000,000	25,000,000	Multifamily	Various	4.9380%	0.0118%	4.9262%	Actual/360	120	112	0
Property	12.01	Luxe at 1548	0.7%	1	CCRE	5,666,667	5,666,667		Multifamily	Mid Rise
Property	12.02	Luxe at 1539	0.7%	1	CCRE	5,479,167	5,479,167		Multifamily	Mid Rise
Property	12.03	Luxe at 1759	0.6%	1	CCRE	4,895,833	4,895,833		Multifamily	Mid Rise
Property	12.04	NMS at Northridge	0.5%	1	CCRE	4,479,167	4,479,167		Multifamily	Garden
Property	12.05	NMS at Warner Center	0.4%	1	CCRE	3,187,500	3,187,500		Multifamily	Garden
Property	12.06	NMS at Superior	0.2%	1	CCRE	1,291,667	1,291,667		Multifamily	Garden
Loan	13	Broadstone Plaza II	2.9%	1	BSP	24,000,000	24,000,000	21,037,521	Retail	Anchored	4.5600%	0.0149%	4.5451%	Actual/360	120	114	360
Loan	14	Marketplace at Kapolei	2.7%	1	SG	22,613,000	22,613,000	20,807,736	Retail	Shadow Anchored	4.8500%	0.0149%	4.8351%	Actual/360	120	120	360
Loan	15	GSP MHP Portfolio II	2.6%	3	CCRE	21,940,000	21,723,756	17,874,769	Manufactured Housing Community	Manufactured Housing Community	4.7235%	0.0624%	4.6611%	Actual/360	120	112	360
Property	15.01	Grayson Village MHP	1.4%	1	CCRE	11,640,000	11,525,274		Manufactured Housing Community	Manufactured Housing Community
Property	15.02	Pleasant Hills MHP	1.0%	1	CCRE	8,825,000	8,738,019		Manufactured Housing Community	Manufactured Housing Community
Property	15.03	Northwood Manor MHP	0.2%	1	CCRE	1,475,000	1,460,462		Manufactured Housing Community	Manufactured Housing Community
Loan	16	Marriott University Park	2.5%	1	CCRE	21,400,000	21,340,243	16,494,424	Hospitality	Full Service	5.8600%	0.0349%	5.8251%	Actual/360	120	118	300

A-1-2

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Net Mortgage	Interest	Original	Remaining	Original
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Interest	Accrual	Term to	Term to	Amortization
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)	or ARD Balance($)	Type(4)(5)	Type	Rate	Fee Rate(6)	Rate	Basis	Maturity or ARD	Maturity or ARD	Term
Loan	17	5353 West Bell Road	2.3%	1	BSP	19,700,000	19,700,000	19,700,000	Office	Suburban	4.1100%	0.0149%	4.0951%	Actual/360	120	116	0
Loan	18	Hilton Garden Inn Las Vegas	2.1%	1	SG	18,000,000	18,000,000	14,809,027	Hospitality	Select Service	5.0210%	0.0149%	5.0061%	Actual/360	120	120	360
Loan	19	Racine Dental	2.0%	1	CCRE	17,250,000	17,078,475	12,885,370	Office	Medical	4.9725%	0.0349%	4.9376%	Actual/360	120	114	300
Loan	20	3 Executive Campus (34)	2.0%	1	CCRE	16,650,000	16,650,000	13,733,547	Office	Suburban	5.1000%	0.0349%	5.0651%	Actual/360	120	120	360
Loan	21	Johnson Crossing & Shops at Westwind	2.0%	2	CCRE	16,395,000	16,395,000	13,523,213	Retail	Various	5.1000%	0.0624%	5.0376%	Actual/360	120	120	360
Property	21.01	Johnson Crossing	1.6%	1	CCRE	13,545,000	13,545,000		Retail	Anchored
Property	21.02	Shops at Westwind	0.3%	1	CCRE	2,850,000	2,850,000		Retail	Unanchored
Loan	22	Travelers Office Tower II	1.9%	1	BSP	16,000,000	16,000,000	16,000,000	Office	Suburban	4.6200%	0.0149%	4.6051%	Actual/360	120	116	0
Loan	23	601 West Polk	1.8%	1	BSP	15,000,000	15,000,000	15,000,000	Office	Data Center	4.4700%	0.0149%	4.4551%	Actual/360	120	119	0
Loan	24	Binz Building	1.8%	1	CCRE	14,750,000	14,750,000	6,119,509	Office	CBD	4.4100%	0.0349%	4.3751%	Actual/360	120	120	180
Loan	25	Home Depot - Elk Grove Village (34)	1.3%	1	SG	10,945,000	10,945,000	10,945,000	Retail	Anchored	4.6710%	0.0149%	4.6561%	Actual/360	120	114	0
Loan	26	Bailey’s Ridge Apartments	1.2%	1	BSP	10,180,000	10,111,896	8,432,418	Multifamily	Garden	5.2300%	0.0149%	5.2151%	Actual/360	120	114	360
Loan	27	Great Escape Plaza	1.2%	1	BSP	10,000,000	10,000,000	8,997,110	Retail	Anchored	4.7300%	0.0149%	4.7151%	Actual/360	120	116	360
Loan	28	36 Newburgh Road	1.1%	1	BSP	9,550,000	9,550,000	8,098,036	Industrial	Flex	5.1500%	0.0149%	5.1351%	Actual/360	120	118	360
Loan	29	Albuquerque Tortilla	1.1%	1	CCRE	9,375,000	9,343,164	7,793,406	Industrial	Warehouse/Distribution	5.3460%	0.0349%	5.3111%	Actual/360	120	117	360
Loan	30	Wharfside Village	1.1%	1	CCRE	9,000,000	9,000,000	8,656,459	Mixed Use	Retail/Multifamily	5.7500%	0.0349%	5.7151%	Actual/360	60	59	360
Loan	31	Fresenius Portfolio	1.0%	3	CCRE	8,800,000	8,800,000	8,111,175	Office	Medical	4.9600%	0.0349%	4.9251%	Actual/360	120	118	360
Property	31.01	Fresenius Farmville	0.4%	1	CCRE	3,444,677	3,444,677		Office	Medical
Property	31.02	Fresenius Albany	0.3%	1	CCRE	2,928,076	2,928,076		Office	Medical
Property	31.03	Fresenius Coweta County	0.3%	1	CCRE	2,427,247	2,427,247		Office	Medical
Loan	32	Yuma Mesa Shopping Center	0.9%	1	CCRE	7,575,000	7,559,542	6,327,995	Retail	Anchored	5.5000%	0.0349%	5.4651%	Actual/360	120	118	360
Loan	33	Colinas Del Bosque North	0.9%	1	BSP	7,500,000	7,458,568	6,210,920	Manufactured Housing Community	Manufactured Housing Community	5.2200%	0.0149%	5.2051%	Actual/360	120	115	360
Loan	34	Dallas Multifamily Portfolio	0.9%	2	BSP	7,375,000	7,375,000	5,819,627	Multifamily	Garden	5.4100%	0.0149%	5.3951%	Actual/360	120	116	300
Property	34.01	Mountain Creek View Apartments	0.7%	1	BSP	6,000,000	6,000,000		Multifamily	Garden
Property	34.02	Highland Hills	0.2%	1	BSP	1,375,000	1,375,000		Multifamily	Garden
Loan	35	Hampton Inn Palm Desert	0.8%	1	SG	7,000,000	7,000,000	5,690,406	Hospitality	Limited Service	4.6600%	0.0149%	4.6451%	Actual/360	120	120	360
Loan	36	Gables at Lakeside	0.8%	1	CCRE	7,000,000	6,970,439	6,507,500	Multifamily	Garden	5.5370%	0.0349%	5.5021%	Actual/360	60	56	360
Loan	37	Boardwalk Apartments	0.8%	1	CCRE	6,625,000	6,625,000	6,625,000	Multifamily	Garden	4.8455%	0.0349%	4.8106%	Actual/360	120	114	0
Loan	38	Athens Sentry Self Storage	0.7%	1	CCRE	6,075,000	6,075,000	5,828,981	Self Storage	Self Storage	5.4510%	0.0824%	5.3686%	Actual/360	60	60	360
Loan	39	Banderas Corporate Center (35)	0.7%	1	SG	5,700,000	5,700,000	4,660,427	Office	Suburban	4.8320%	0.0149%	4.8171%	Actual/360	120	120	360
Loan	40	Concord Place Apartments	0.4%	1	CCRE	3,120,000	3,108,910	2,573,367	Multifamily	Student Housing	5.1000%	0.0349%	5.0651%	Actual/360	120	117	360
Loan	41	Lakeview Terrace	0.3%	1	CCRE	2,580,000	2,571,081	2,138,236	Multifamily	Student Housing	5.2500%	0.0349%	5.2151%	Actual/360	120	117	360
Loan	42	Inland Suites Memphis	0.6%	2	CCRE	5,200,000	5,200,000	3,748,357	Hospitality	Extended Stay	5.5000%	0.0349%	5.4651%	Actual/360	120	120	276
Property	42.01	Inland Suites Elvis	0.3%	1	CCRE	2,785,714	2,785,714		Hospitality	Extended Stay
Property	42.02	Inland Suites Lamar	0.3%	1	CCRE	2,414,286	2,414,286		Hospitality	Extended Stay
Loan	43	Casa Bella Apartments	0.6%	1	BSP	4,700,000	4,700,000	3,913,964	Multifamily	Garden	5.4000%	0.0149%	5.3851%	Actual/360	120	120	360
Loan	44	Hurley Way	0.5%	1	CCRE	4,500,000	4,490,107	3,717,834	Office	Suburban	5.1500%	0.0824%	5.0676%	Actual/360	120	118	360
Loan	45	Stein Mart Plaza Westlake	0.5%	1	CCRE	4,100,000	4,079,148	3,061,422	Retail	Anchored	4.9650%	0.0549%	4.9101%	Actual/360	120	117	300
Loan	46	FBI Reno	0.5%	1	BSP	4,100,000	4,074,105	3,098,957	Office	Suburban	5.3000%	0.0149%	5.2851%	Actual/360	120	116	300
Loan	47	New Candlelight Apartments	0.5%	1	BSP	3,930,000	3,912,497	3,259,436	Multifamily	Garden	5.2700%	0.0649%	5.2051%	Actual/360	120	116	360
Loan	48	Marsh Creek Village	0.4%	1	CCRE	3,600,000	3,580,303	2,985,714	Mixed Use	Retail/Office	5.2670%	0.0349%	5.2321%	Actual/360	120	115	360
Loan	49	Wilco Center	0.3%	1	CCRE	2,800,000	2,781,210	2,318,182	Retail	Single Tenant	5.2145%	0.0349%	5.1796%	Actual/360	120	114	360
Loan	50	Frankfort Plaza	0.3%	1	BSP	2,550,000	2,536,143	2,117,099	Retail	Unanchored	5.3000%	0.0149%	5.2851%	Actual/360	120	115	360

A-1-3

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Pari Passu	Pari Passu
			Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten
Flag	ID	Property Name	Term	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(7)(10)(11)	NCF DSCR(7)(10)(11)
Loan	1	OZRE Leased Fee Portfolio (34)	0	02/04/2016	03/06/2016	02/06/2026	No	02/06/2026	254,317	3,051,806	384,201	4,610,406	117	Hard	In Place	No		1.74x	1.74x
Property	1.01	300 Arboretum Place
Property	1.02	700 East Gate Drive
Property	1.03	6802 Paragon Place
Property	1.04	6800 Paragon Place
Property	1.05	2100 West Laburnum Avenue
Property	1.06	7501 Boulder View Drive
Property	1.07	7300 Beaufont Springs Drive
Property	1.08	4870 Sadler Road
Property	1.09	12015 Lee Jackson Memorial Highway
Property	1.10	6806 Paragon Place
Property	1.11	925 Harvest Drive
Property	1.12	555 Croton Road
Property	1.13	980 Harvest Drive
Property	1.14	309 Fellowship Road
Property	1.15	11781 Lee Jackson Memorial Highway
Property	1.16	305 Fellowship Road
Property	1.17	701 East Gate Drive
Property	1.18	920 Harvest Drive
Property	1.19	4880 Sadler Road
Property	1.20	1025 Boulders Parkway
Property	1.21	2201 Tomlynn Street
Property	1.22	2240-2250 Butler Pike
Property	1.23	7401 Beaufont Springs Drive
Property	1.24	2511 Brittons Hill Road
Property	1.25	4805 Lake Brook Drive
Property	1.26	4401 Fair Lakes Court
Property	1.27	2812 Emerywood Parkway
Property	1.28	9100 Arboretum Parkway
Property	1.29	500 Enterprise Road
Property	1.30	303 Fellowship Road
Property	1.31	9011 Arboretum Parkway
Property	1.32	910 Harvest Drive
Property	1.33	7325 Beaufont Springs Drive
Property	1.34	1 Progress Drive
Property	1.35	2260 Butler Pike
Property	1.36	140 West Germantown Pike
Property	1.37	307 Fellowship Road
Property	1.38	9210 Arboretum Parkway
Property	1.39	2221 Dabney Road
Property	1.40	9200 Arboretum Parkway
Property	1.41	815 East Gate Drive
Property	1.42	120 West Germantown Pike
Property	1.43	4364 South Alston Avenue
Property	1.44	308 Harper Drive
Property	1.45	2251 Dabney Road
Property	1.46	2212 Tomlynn Street
Property	1.47	2256 Dabney Road
Property	1.48	2246 Dabney Road
Property	1.49	2244 Dabney Road
Property	1.50	2130 Tomlynn Street
Property	1.51	2161 Tomlynn Street
Property	1.52	2248 Dabney Road
Property	1.53	2112 Tomlynn Street
Property	1.54	2277 Dabney Road
Property	1.55	9211 Arboretum Parkway
Property	1.56	2240 Dabney Road
Property	1.57	817 East Gate Drive
Property	1.58	161 Gaither Drive
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	360	10/08/2014	12/06/2014	11/06/2024	No	11/06/2024	275,056	3,300,670	280,149	3,361,793	6	Springing Hard	Springing	No		2.12x	1.80x
Loan	3	215 West 34th Street & 218 West 35th Street (34)	0	12/11/2015	02/06/2016	01/06/2026	No	01/06/2026	160,486	1,925,831	303,140	3,637,681	116	Hard	Springing	No		1.90x	1.88x
Loan	4	AG Life Time Fitness Portfolio (34) (35)	0	11/19/2015	01/06/2016	12/06/2025	No	12/06/2025	186,454	2,237,450	535,745	6,428,940	115	Hard	In Place	No		2.16x	1.99x
Property	4.01	Life Time - Florham Park, NJ
Property	4.02	Life Time - Westwood, MA

A-1-4

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Pari Passu	Pari Passu
			Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten
Flag	ID	Property Name	Term	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(7)(10)(11)	NCF DSCR(7)(10)(11)
Property	4.03	Life Time - Vernon Hills, IL
Property	4.04	Life Time - Lakeville, MN
Property	4.05	Life Time - Sterling, VA
Property	4.06	Life Time - Vestavia Hills, AL
Property	4.07	Life Time - Beachwood, OH
Property	4.08	Life Time - Dublin, OH
Property	4.09	Life Time - Ellisville, MO
Property	4.10	Life Time - Woodstock, GA
Loan	5	Renaissance Cincinnati (34)	297	01/28/2016	03/06/2016	02/06/2026	No	02/06/2026	206,337	2,476,047	137,558	1,650,698		Hard	Springing	No		1.94x	1.73x
Loan	6	One Commerce Plaza (34)	356	12/15/2015	02/06/2016	01/06/2026	No	01/06/2026	183,938	2,207,252	222,955	2,675,457		Hard	In Place	No		1.48x	1.30x
Loan	7	GMR Portfolio (36)	360	03/31/2016	05/06/2016	04/06/2026	No	04/06/2026	176,647	2,119,765			59	Hard	Springing	No		1.70x	1.57x
Property	7.01	Marina Towers
Property	7.02	Star Medical Center
Property	7.03	1310 Wolf Park Drive
Property	7.04	7668B Airways Boulevard
Property	7.05	Surgical Institute of Michigan
Property	7.06	1324 Wolf Park Drive
Property	7.07	3350 North Germantown Road
Property	7.08	2999 Centre Oak Way
Loan	8	AvidXchange (34)	330	04/22/2016	06/06/2016	05/06/2026	No	05/06/2026	175,916	2,110,995	117,278	1,407,330		Hard	Springing	No		1.65x	1.59x
Property	8.01	AvidXchange Music Factory
Property	8.02	Silver Hammer Building
Loan	9	Madbury Commons (34)	360	12/15/2015	02/06/2016	01/06/2026	No	01/06/2026	154,422	1,853,068	106,498	1,277,978	32	Springing Hard	Springing	No		1.33x	1.31x
Loan	10	GFH Brennan Industrial Portfolio (34)	360	02/09/2016	04/01/2016	03/01/2026	No	03/01/2026	153,934	1,847,205	215,953	2,591,431	58	Hard	Springing	No		1.51x	1.37x
Property	10.01	Cumberland
Property	10.02	UMIP Jefferson Hwy
Property	10.03	UMIP W 27th Street
Property	10.04	Main
Property	10.05	Trolley Industrial
Property	10.06	UMIP N 107th Street
Property	10.07	Addison
Property	10.08	Pagemill
Property	10.09	UMIP Xeon Street
Property	10.10	8402-8440 Jackson
Property	10.11	Jackson Pagosa
Property	10.12	8520-8630 Jackson
Property	10.13	Common
Property	10.14	8710-8768 Jackson
Property	10.15	Dolton
Loan	11	NorCal Grocery Portfolio	359	03/31/2016	05/06/2016	04/06/2026	No	04/06/2026	152,131	1,825,571				Hard	Springing	No		1.38x	1.32x
Property	11.01	1745, 1775, 1799 Story Road
Property	11.02	1437 Freedom Boulevard
Property	11.03	950 East Alisal Street
Property	11.04	40 South Rengstorff Avenue
Property	11.05	4340 Bond Street (Parking)
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	0	08/21/2015	10/06/2015	09/06/2025	No	09/06/2025	104,304	1,251,646	396,355	4,756,254	112	Springing Soft	Springing	No		1.33x	1.31x
Property	12.01	Luxe at 1548
Property	12.02	Luxe at 1539
Property	12.03	Luxe at 1759
Property	12.04	NMS at Northridge
Property	12.05	NMS at Warner Center
Property	12.06	NMS at Superior
Loan	13	Broadstone Plaza II	360	11/02/2015	12/06/2015	11/06/2025	No	11/06/2025	122,462	1,469,539			30	Springing Hard	Springing	No	Yes - B	1.43x	1.34x
Loan	14	Marketplace at Kapolei	360	04/19/2016	06/01/2016	05/01/2026	Yes	05/01/2046	119,327	1,431,923			60	Hard	Springing	No		1.62x	1.56x
Loan	15	GSP MHP Portfolio II	352	08/13/2015	10/06/2015	09/06/2025	No	09/06/2025	114,099	1,369,191				Soft	Springing	No		1.34x	1.32x
Property	15.01	Grayson Village MHP
Property	15.02	Pleasant Hills MHP
Property	15.03	Northwood Manor MHP
Loan	16	Marriott University Park	298	02/22/2016	04/06/2016	03/06/2026	No	03/06/2026	136,055	1,632,659				Hard	Springing	No		1.69x	1.41x

A-1-5

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Pari Passu	Pari Passu
			Remaining		First				Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed
Property			Amortization	Origination	Payment	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	Underwritten	Underwritten
Flag	ID	Property Name	Term	Date	Date	or ARD Date	(Yes/No)	Maturity Date	Service($)(7)	Service($)(7)	Service($)	Service($)	Period	Lockbox(8)	Management(9)	Other Loans	Borrower	NOI DSCR(7)(10)(11)	NCF DSCR(7)(10)(11)
Loan	17	5353 West Bell Road	0	12/17/2015	02/06/2016	01/06/2026	No	01/06/2026	68,410	820,915			116	Hard	Springing	No	Yes - A	3.65x	3.65x
Loan	18	Hilton Garden Inn Las Vegas	360	04/08/2016	06/01/2016	05/01/2026	No	05/01/2026	96,859	1,162,308				Soft Springing Hard	Springing	No		2.07x	1.77x
Loan	19	Racine Dental	294	11/02/2015	12/06/2015	11/06/2025	No	11/06/2025	100,566	1,206,787				Hard	Springing	No		1.31x	1.30x
Loan	20	3 Executive Campus (34)	360	04/20/2016	06/06/2016	05/06/2026	No	05/06/2026	90,401	1,084,814	60,267	723,209		Soft Springing Hard	Springing	No		1.88x	1.66x
Loan	21	Johnson Crossing & Shops at Westwind	360	04/14/2016	06/06/2016	05/06/2026	No	05/06/2026	89,017	1,068,199				Hard	Springing	No	Yes - C	1.38x	1.31x
Property	21.01	Johnson Crossing
Property	21.02	Shops at Westwind
Loan	22	Travelers Office Tower II	0	12/23/2015	02/06/2016	01/06/2026	No	01/06/2026	62,456	749,467			116	Springing Hard	Springing	No		3.44x	2.76x
Loan	23	601 West Polk	0	03/24/2016	05/06/2016	04/06/2026	No	04/06/2026	56,651	679,813			119	Hard	Springing	No	Yes - A	2.88x	2.76x
Loan	24	Binz Building	180	04/08/2016	06/06/2016	05/06/2026	No	05/06/2026	112,159	1,345,911				Springing Hard	Springing	No		1.76x	1.60x
Loan	25	Home Depot - Elk Grove Village (34)	0	10/14/2015	12/01/2015	11/01/2025	No	11/01/2025	43,195	518,342	35,341	424,098	114	Hard	Springing	No		1.62x	1.58x
Loan	26	Bailey’s Ridge Apartments	354	10/28/2015	12/06/2015	11/06/2025	No	11/06/2025	56,088	673,060				Soft	Springing	No		1.35x	1.29x
Loan	27	Great Escape Plaza	360	12/15/2015	02/06/2016	01/06/2026	No	01/06/2026	52,044	624,531			44	Springing Hard	Springing	No	Yes - B	1.51x	1.42x
Loan	28	36 Newburgh Road	360	02/12/2016	04/06/2016	03/06/2026	No	03/06/2026	52,146	625,746			10	Hard	Springing	No		1.52x	1.52x
Loan	29	Albuquerque Tortilla	357	02/05/2016	03/06/2016	02/06/2026	No	02/06/2026	52,328	627,935				Springing Hard	Springing	No		1.48x	1.30x
Loan	30	Wharfside Village	360	03/30/2016	05/06/2016	04/06/2021	No	04/06/2021	52,522	630,259			23	Soft	Springing	No		1.51x	1.47x
Loan	31	Fresenius Portfolio	360	03/01/2016	04/06/2016	03/06/2026	No	03/06/2026	47,025	564,305			58	Hard	Springing	No		1.48x	1.43x
Property	31.01	Fresenius Farmville
Property	31.02	Fresenius Albany
Property	31.03	Fresenius Coweta County
Loan	32	Yuma Mesa Shopping Center	358	02/23/2016	04/06/2016	03/06/2026	No	03/06/2026	43,010	516,120				Hard	Springing	No		1.55x	1.42x
Loan	33	Colinas Del Bosque North	355	11/30/2015	01/06/2016	12/06/2025	No	12/06/2025	41,276	495,312				Springing Soft	Springing	No		1.40x	1.37x
Loan	34	Dallas Multifamily Portfolio	300	12/21/2015	02/06/2016	01/06/2026	No	01/06/2026	44,893	538,721			8	Springing Hard	Springing	No		1.63x	1.43x
Property	34.01	Mountain Creek View Apartments
Property	34.02	Highland Hills
Loan	35	Hampton Inn Palm Desert	360	04/06/2016	06/01/2016	05/01/2026	No	05/01/2026	36,137	433,638				Soft Springing Hard	Springing	No		2.62x	2.35x
Loan	36	Gables at Lakeside	356	12/30/2015	02/06/2016	01/06/2021	No	01/06/2021	39,908	478,895				Soft	Springing	No		1.36x	1.29x
Loan	37	Boardwalk Apartments	0	10/30/2015	12/06/2015	11/06/2025	No	11/06/2025	27,123	325,473			114	Springing Soft	Springing	No		2.07x	1.89x
Loan	38	Athens Sentry Self Storage	360	04/15/2016	06/06/2016	05/06/2021	No	05/06/2021	34,307	411,680			24	Soft	Springing	No		1.55x	1.51x
Loan	39	Banderas Corporate Center (35)	360	04/06/2016	06/01/2016	05/01/2026	No	05/01/2026	30,016	360,195				None	None	No		1.51x	1.33x
Loan	40	Concord Place Apartments	357	01/20/2016	03/06/2016	02/06/2026	No	02/06/2026	16,940	203,280				Springing Soft	Springing	Yes-A	Yes - C	1.40x	1.31x
Loan	41	Lakeview Terrace	357	01/20/2016	03/06/2016	02/06/2026	No	02/06/2026	14,247	170,962				Springing Soft	Springing	Yes-A	Yes - C	1.40x	1.31x
Loan	42	Inland Suites Memphis	276	04/18/2016	06/06/2016	05/06/2026	No	05/06/2026	33,243	398,916				Hard	Springing	No		1.94x	1.69x
Property	42.01	Inland Suites Elvis
Property	42.02	Inland Suites Lamar
Loan	43	Casa Bella Apartments	360	04/13/2016	06/06/2016	05/06/2026	No	05/06/2026	26,392	316,703				Soft	Springing	No		1.68x	1.54x
Loan	44	Hurley Way	358	02/11/2016	04/06/2016	03/06/2026	No	03/06/2026	24,571	294,854				Springing Hard	Springing	No		1.51x	1.33x
Loan	45	Stein Mart Plaza Westlake	297	01/26/2016	03/06/2016	02/06/2026	No	02/06/2026	23,885	286,616				Hard	Springing	No		1.91x	1.63x
Loan	46	FBI Reno	296	12/21/2015	02/06/2016	01/06/2026	No	01/06/2026	24,690	296,283				Springing Hard	Springing	No		1.68x	1.51x
Loan	47	New Candlelight Apartments	356	12/30/2015	02/06/2016	01/06/2026	No	01/06/2026	21,750	261,004				Springing Soft	Springing	No		1.67x	1.49x
Loan	48	Marsh Creek Village	355	11/17/2015	01/06/2016	12/06/2025	No	12/06/2025	19,917	239,007				Springing Hard	Springing	No		1.44x	1.38x
Loan	49	Wilco Center	354	10/07/2015	12/06/2015	11/06/2025	No	11/06/2025	15,400	184,802				Springing Hard	Springing	No		1.47x	1.31x
Loan	50	Frankfort Plaza	355	11/25/2015	01/06/2016	12/06/2025	No	12/06/2025	14,160	169,923				Springing Hard	Springing	No		1.73x	1.61x

A-1-6

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							FIRREA	Cut-Off
Property			Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year
Flag	ID	Property Name	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(10)(11)(13)(14)	Maturity or ARD(10)(11)(13)(14)	Address	City	County	State	Zip Code	Built
Loan	1	OZRE Leased Fee Portfolio (34)	0	6	250,400,000	Various	Yes	70.2%	70.2%	Various	Various	Various	Various	Various	Various
Property	1.01	300 Arboretum Place			16,300,000	01/16/2016	Yes			300 Arboretum Place	North Chesterfield	Chesterfield	VA	23236	1988
Property	1.02	700 East Gate Drive			13,840,000	01/16/2016	Yes			700 East Gate Drive	Mount Laurel	Burlington	NJ	08054	1984
Property	1.03	6802 Paragon Place			11,775,000	01/16/2016	Yes			6802 Paragon Place	Richmond	Henrico	VA	23230	1998, 2000
Property	1.04	6800 Paragon Place			10,475,000	01/16/2016	Yes			6800 Paragon Place	Richmond	Henrico	VA	23230	1986
Property	1.05	2100 West Laburnum Avenue			8,100,000	01/16/2016	Yes			2100 West Laburnum Avenue	Richmond	Richmond City	VA	23227	1984
Property	1.06	7501 Boulder View Drive			8,425,000	01/08/2016	Yes			7501 Boulder View Drive	North Chesterfield	Chesterfield	VA	23225	1989
Property	1.07	7300 Beaufont Springs Drive			7,450,000	01/16/2016	Yes			7300 Beaufont Springs Drive	North Chesterfield	Chesterfield	VA	23225	1998
Property	1.08	4870 Sadler Road			6,218,099	01/16/2016	Yes			4870 Sadler Road	Glen Allen	Henrico	VA	23060	2000
Property	1.09	12015 Lee Jackson Memorial Highway			6,150,000	01/16/2016	Yes			12015 Lee Jackson Memorial Highway	Fairfax	Fairfax	VA	22033	1985
Property	1.10	6806 Paragon Place			5,950,000	01/16/2016	Yes			6806 Paragon Place	Richmond	Henrico	VA	23230	1998, 2000
Property	1.11	925 Harvest Drive			6,650,000	01/16/2016	Yes			925 Harvest Drive	Blue Bell	Montgomery	PA	19422	1990
Property	1.12	555 Croton Road			7,400,000	01/16/2016	Yes			555 Croton Road	King of Prussia	Montgomery	PA	19406	1999
Property	1.13	980 Harvest Drive			6,150,000	01/16/2016	Yes			980 Harvest Drive	Blue Bell	Montgomery	PA	19422	1988
Property	1.14	309 Fellowship Road			4,660,000	01/16/2016	Yes			309 Fellowship Road	Mount Laurel	Burlington	NJ	08054	1982
Property	1.15	11781 Lee Jackson Memorial Highway			3,950,000	01/16/2016	Yes			11781 Lee Jackson Memorial Highway	Fairfax	Fairfax	VA	22033	1982
Property	1.16	305 Fellowship Road			4,840,000	01/16/2016	Yes			305 Fellowship Road	Mount Laurel	Burlington	NJ	08054	1980
Property	1.17	701 East Gate Drive			4,380,000	01/16/2016	Yes			701 East Gate Drive	Mount Laurel	Burlington	NJ	08054	1986
Property	1.18	920 Harvest Drive			4,210,000	01/16/2016	Yes			920 Harvest Drive	Blue Bell	Montgomery	PA	19422	1989
Property	1.19	4880 Sadler Road			3,506,901	01/16/2016	Yes			4880 Sadler Road	Glen Allen	Henrico	VA	23060	1998, 2000
Property	1.20	1025 Boulders Parkway			4,050,000	01/16/2016	Yes			1025 Boulders Parkway	North Chesterfield	Chesterfield	VA	23225	1994
Property	1.21	2201 Tomlynn Street			3,675,000	01/16/2016	Yes			2201 Tomlynn Street	Richmond	Henrico	VA	23230	1990
Property	1.22	2240-2250 Butler Pike			4,200,000	01/16/2016	Yes			2240-2250 Butler Pike	Plymouth Meeting	Montgomery	PA	19462	1970-1984
Property	1.23	7401 Beaufont Springs Drive			4,175,000	01/16/2016	Yes			7401 Beaufont Springs Drive	North Chesterfield	Chesterfield	VA	23225	1996
Property	1.24	2511 Brittons Hill Road			3,675,000	01/16/2016	Yes			2511 Brittons Hill Road	Richmond	Henrico	VA	23230	1988
Property	1.25	4805 Lake Brook Drive			3,875,000	01/16/2016	Yes			4805 Lake Brook Drive	Glen Allen	Henrico	VA	23060	1995
Property	1.26	4401 Fair Lakes Court			3,050,000	01/16/2016	Yes			4401 Fair Lakes Court	Fairfax	Fairfax	VA	22033	1987
Property	1.27	2812 Emerywood Parkway			3,525,000	01/16/2016	Yes			2812 Emerywood Parkway	Richmond	Henrico	VA	23294	1979, 1998, 2000
Property	1.28	9100 Arboretum Parkway			3,325,000	01/16/2016	Yes			9100 Arboretum Parkway	North Chesterfield	Chesterfield	VA	23236	1988
Property	1.29	500 Enterprise Road			2,950,000	01/16/2016	Yes			500 Enterprise Road	Horsham	Montgomery	PA	19044	1991
Property	1.30	303 Fellowship Road			3,810,000	01/16/2016	Yes			303 Fellowship Road	Mount Laurel	Burlington	NJ	08054	1979
Property	1.31	9011 Arboretum Parkway			3,950,000	01/16/2016	Yes			9011 Arboretum Parkway	North Chesterfield	Chesterfield	VA	23236	1990
Property	1.32	910 Harvest Drive			3,360,000	01/16/2016	Yes			910 Harvest Drive	Blue Bell	Montgomery	PA	19422	1989
Property	1.33	7325 Beaufont Springs Drive			2,975,000	01/16/2016	Yes			7325 Beaufont Springs Drive	North Chesterfield	Chesterfield	VA	23225	1998
Property	1.34	1 Progress Drive			3,400,000	01/16/2016	Yes			1 Progress Drive	Horsham	Montgomery	PA	19044	1988
Property	1.35	2260 Butler Pike			3,210,000	01/16/2016	Yes			2260 Butler Pike	Plymouth Meeting	Montgomery	PA	19462	1984
Property	1.36	140 West Germantown Pike			2,850,000	01/16/2016	Yes			140 West Germantown Pike	Plymouth Meeting	Montgomery	PA	19462	1985
Property	1.37	307 Fellowship Road			2,500,000	01/16/2016	Yes			307 Fellowship Road	Mount Laurel	Burlington	NJ	08054	1981
Property	1.38	9210 Arboretum Parkway			2,600,000	01/16/2016	Yes			9210 Arboretum Parkway	North Chesterfield	Chesterfield	VA	23236	1988
Property	1.39	2221 Dabney Road			2,190,221	01/16/2016	Yes			2221 Dabney Road	Richmond	Henrico	VA	23230	1983
Property	1.40	9200 Arboretum Parkway			2,025,000	01/16/2016	Yes			9200 Arboretum Parkway	North Chesterfield	Chesterfield	VA	23236	1988
Property	1.41	815 East Gate Drive			2,364,963	01/16/2016	Yes			815 East Gate Drive	Mount Laurel	Burlington	NJ	08054	1986
Property	1.42	120 West Germantown Pike			2,420,000	01/16/2016	Yes			120 West Germantown Pike	Plymouth Meeting	Montgomery	PA	19462	1985
Property	1.43	4364 South Alston Avenue			1,930,000	01/16/2016	Yes			4364 South Alston Avenue	Durham	Durham	NC	27713	1985
Property	1.44	308 Harper Drive			2,020,000	01/16/2016	Yes			308 Harper Drive	Moorestown	Burlington	NJ	08057	1976
Property	1.45	2251 Dabney Road			1,884,779	01/16/2016	Yes			2251 Dabney Road	Richmond	Henrico	VA	23230	1983
Property	1.46	2212 Tomlynn Street			1,763,612	01/16/2016	Yes			2212 Tomlynn Street	Richmond	Henrico	VA	23230	1985
Property	1.47	2256 Dabney Road			1,500,000	01/16/2016	Yes			2256 Dabney Road	Richmond	Henrico	VA	23230	1983
Property	1.48	2246 Dabney Road			1,425,000	01/16/2016	Yes			2246 Dabney Road	Richmond	Henrico	VA	23230	1991
Property	1.49	2244 Dabney Road			1,425,000	01/16/2016	Yes			2244 Dabney Road	Richmond	Henrico	VA	23230	1995
Property	1.50	2130 Tomlynn Street			1,336,388	01/16/2016	Yes			2130 Tomlynn Street	Richmond	Henrico	VA	23230	1986, 1988
Property	1.51	2161 Tomlynn Street			1,800,000	01/16/2016	Yes			2161 Tomlynn Street	Richmond	Henrico	VA	23230	1985
Property	1.52	2248 Dabney Road			1,375,000	01/16/2016	Yes			2248 Dabney Road	Richmond	Henrico	VA	23230	1991
Property	1.53	2112 Tomlynn Street			1,200,000	01/16/2016	Yes			2112 Tomlynn Street	Richmond	Henrico	VA	23230	1984
Property	1.54	2277 Dabney Road			1,175,000	01/16/2016	Yes			2277 Dabney Road	Richmond	Henrico	VA	23230	1986
Property	1.55	9211 Arboretum Parkway			1,400,000	01/16/2016	Yes			9211 Arboretum Parkway	North Chesterfield	Chesterfield	VA	23236	1991
Property	1.56	2240 Dabney Road			600,000	01/16/2016	Yes			2240 Dabney Road	Richmond	Henrico	VA	23230	1984
Property	1.57	817 East Gate Drive			515,037	01/16/2016	Yes			817 East Gate Drive	Mount Laurel	Burlington	NJ	08054	1986
Property	1.58	161 Gaither Drive			490,000	01/16/2016	Yes			161 Gaither Drive	Mount Laurel	Burlington	NJ	08054	1987
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	0	6	154,900,000	08/25/2015	Yes	70.4%	60.2%	315 Chestnut Street	St. Louis	St. Louis City	MO	63102	1907
Loan	3	215 West 34th Street & 218 West 35th Street (34)	0	6	240,000,000	10/30/2015	Yes	54.2%	54.2%	215 West 34th Street and 218 West 35th Street	New York	New York	NY	10001	2010-2015
Loan	4	AG Life Time Fitness Portfolio (34) (35)	0	6	305,200,000	Various	Yes	57.1%	57.1%	Various	Various	Various	Various	Various	Various
Property	4.01	Life Time - Florham Park, NJ			45,200,000	07/01/2015	Yes			14 Fernwood Road	Florham Park	Morris	NJ	07932	2008
Property	4.02	Life Time - Westwood, MA			43,500,000	08/06/2015	Yes			44 Harvard Street	Westwood	Norfolk	MA	02090	2015

A-1-7

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							FIRREA	Cut-Off
Property			Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year
Flag	ID	Property Name	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(10)(11)(13)(14)	Maturity or ARD(10)(11)(13)(14)	Address	City	County	State	Zip Code	Built
Property	4.03	Life Time - Vernon Hills, IL			38,000,000	07/01/2015	Yes			680 Woodlands Parkway	Vernon Hills	Lake	IL	60061	2008
Property	4.04	Life Time - Lakeville, MN			29,800,000	07/01/2015	Yes			18425 Dodd Boulevard	Lakeville	Dakota	MN	55044	2007
Property	4.05	Life Time - Sterling, VA			28,000,000	07/01/2015	Yes			44610 Prentice Drive	Sterling	Loudoun	VA	20166	2008
Property	4.06	Life Time - Vestavia Hills, AL			25,700,000	07/01/2015	Yes			3051 Healthy Way	Vestavia Hills	Jefferson	AL	35243	2013
Property	4.07	Life Time - Beachwood, OH			24,800,000	07/01/2015	Yes			3850 Richmond Road	Beachwood	Cuyahoga	OH	44122	2010
Property	4.08	Life Time - Dublin, OH			23,900,000	07/01/2015	Yes			3825 Hard Road	Dublin	Franklin	OH	43016	2007
Property	4.09	Life Time - Ellisville, MO			23,300,000	07/01/2015	Yes			3058 Clarkson Road	Ellisville	St. Louis	MO	63017	2008
Property	4.10	Life Time - Woodstock, GA			23,000,000	07/01/2015	Yes			14200 Highway 92	Woodstock	Cherokee	GA	30188	2008
Loan	5	Renaissance Cincinnati (34)	0	6	89,700,000	10/30/2015	Yes	59.3%	48.1%	36 East 4th Street	Cincinnati	Hamilton	OH	45202	1901
Loan	6	One Commerce Plaza (34)	0	6	99,500,000	12/15/2015	Yes	73.0%	61.0%	99 Washington Avenue	Albany	Albany	NY	12210	1969
Loan	7	GMR Portfolio (36)	0	6	55,925,000	Various	Yes	57.4%	53.1%	Various	Various	Various	Various	Various	Various
Property	7.01	Marina Towers			15,450,000	01/21/2016	Yes			709 South Harbor City Boulevard	Melbourne	Brevard	FL	32901	1994
Property	7.02	Star Medical Center			17,600,000	02/10/2016	Yes			4100 Mapleshade Lane	Plano	Collin	TX	75075	2013
Property	7.03	1310 Wolf Park Drive			5,500,000	02/11/2016	Yes			1310 Wolf Park Drive	Germantown	Shelby	TN	38138	2001
Property	7.04	7668B Airways Boulevard			5,000,000	02/11/2016	Yes			7668B Airways Boulevard	Southaven	Desoto	MS	38671	2006
Property	7.05	Surgical Institute of Michigan			4,750,000	02/02/2016	Yes			33545 Cherry Hill Road	Westland	Wayne	MI	48186	1941
Property	7.06	1324 Wolf Park Drive			3,500,000	02/11/2016	Yes			1324 Wolf Park Drive	Germantown	Shelby	TN	38138	2003
Property	7.07	3350 North Germantown Road			2,300,000	02/11/2016	Yes			3350 North Germantown Road	Bartlett	Shelby	TN	38133	2009
Property	7.08	2999 Centre Oak Way			1,825,000	02/11/2016	Yes			2999 Centre Oak Way	Germantown	Shelby	TN	38138	2011
Loan	8	AvidXchange (34)	0	6	85,000,000	02/01/2016	Yes	61.2%	48.4%	Various	Charlotte	Mecklenburg	NC	28206	Various
Property	8.01	AvidXchange Music Factory			66,000,000	02/01/2016	Yes			900, 950 and 1000 NC Music Factory Boulevard	Charlotte	Mecklenburg	NC	28206	1920
Property	8.02	Silver Hammer Building			19,000,000	02/01/2016	Yes			817, 820 and 920 Hamilton Street	Charlotte	Mecklenburg	NC	28206	1987
Loan	9	Madbury Commons (34)	0	6	71,400,000	11/09/2015	Yes	68.6%	60.7%	17-21 Madbury Road	Durham	Strafford	NH	03824	2015
Loan	10	GFH Brennan Industrial Portfolio (34)	5	1	91,350,000	Various	Yes	75.0%	69.2%	Various	Various	Various	Various	Various	Various
Property	10.01	Cumberland			22,700,000	12/11/2015	Yes			5501-5523 North Cumberland Avenue	Chicago	Cook	IL	60656	1984
Property	10.02	UMIP Jefferson Hwy			10,000,000	12/15/2015	Yes			8401 Jefferson Highway	Maple Grove	Hennepin	MN	55369	1999
Property	10.03	UMIP W 27th Street			8,950,000	12/15/2015	Yes			7309 West 27th Street	St. Louis Park	Hennepin	MN	55426	1958
Property	10.04	Main			8,100,000	12/09/2015	Yes			6709 Main Street	Union	McHenry	IL	60180	1955, 2007, 2008
Property	10.05	Trolley Industrial			6,600,000	12/14/2015	Yes			22701 Trolley Industrial Drive	Taylor	Wayne	MI	48180	1999
Property	10.06	UMIP N 107th Street			5,800,000	12/16/2015	Yes			9160 North 107th Street	Milwaukee	Milwaukee	WI	53224	1990
Property	10.07	Addison			4,650,000	12/09/2015	Yes			11440 Addison Avenue	Franklin Park	Cook	IL	60131	1965
Property	10.08	Pagemill			3,950,000	12/10/2015	Yes			11477 Pagemill Road	Dallas	Dallas	TX	75243	1976
Property	10.09	UMIP Xeon Street			3,850,000	12/15/2015	Yes			11385 Xeon Street Northwest	Coon Rapids	Anoka	MN	55448	2002
Property	10.10	8402-8440 Jackson			3,200,000	12/11/2015	Yes			8402-8440 East 33rd Street	Indianapolis	Marion	IN	46226	1977
Property	10.11	Jackson Pagosa			3,100,000	12/11/2015	Yes			3316-3346 North Pagosa Court	Indianapolis	Marion	IN	46226	1977
Property	10.12	8520-8630 Jackson			3,000,000	12/11/2015	Yes			8520-8630 East 33rd Street	Indianapolis	Marion	IN	46226	1977
Property	10.13	Common			2,900,000	12/14/2015	Yes			16000 Common Road	Roseville	Macomb	MI	48066	1965
Property	10.14	8710-8768 Jackson			2,500,000	12/11/2015	Yes			8710-8768 East 33rd Street	Indianapolis	Marion	IN	46226	1979
Property	10.15	Dolton			2,050,000	12/09/2015	Yes			2150 Dolton Road	Calumet City	Cook	IL	60409	1986
Loan	11	NorCal Grocery Portfolio	0	6	38,780,000	Various	Yes	68.3%	57.3%	Various	Various	Various	CA	Various	Various
Property	11.01	1745, 1775, 1799 Story Road			25,500,000	10/13/2015	Yes			1745, 1775, 1799 Story Road	San Jose	Santa Clara	CA	95122	1961, 2001
Property	11.02	1437 Freedom Boulevard			5,500,000	10/13/2015	Yes			1437 Freedom Boulevard	Watsonville	Santa Cruz	CA	95076	1980
Property	11.03	950 East Alisal Street			4,600,000	10/13/2015	Yes			950 East Alisal Street	Salinas	Monterey	CA	93905	1964
Property	11.04	40 South Rengstorff Avenue			2,330,000	10/13/2015	Yes			40 South Rengstorff Avenue	Mountain View	Santa Clara	CA	94040	1954
Property	11.05	4340 Bond Street (Parking)			850,000	10/08/2015	Yes			4340 Bond Street	Oakland	Alameda	CA	94601	2008
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	0	6	174,300,000	06/09/2015	Yes	68.8%	68.8%	Various	Various	Los Angeles	CA	Various	Various
Property	12.01	Luxe at 1548			37,100,000	06/09/2015	Yes			1548 6th Street	Santa Monica	Los Angeles	CA	90401	2009
Property	12.02	Luxe at 1539			35,930,000	06/09/2015	Yes			1539 4th Street	Santa Monica	Los Angeles	CA	90401	2008
Property	12.03	Luxe at 1759			32,110,000	06/09/2015	Yes			1759 Beloit Avenue	Los Angeles	Los Angeles	CA	90025	2009
Property	12.04	NMS at Northridge			29,290,000	06/09/2015	Yes			9710 Zelzah Avenue	Northridge	Los Angeles	CA	91325	1987
Property	12.05	NMS at Warner Center			20,920,000	06/09/2015	Yes			21021 Vanowen Street	Canoga Park	Los Angeles	CA	91303	1988
Property	12.06	NMS at Superior			8,450,000	06/09/2015	Yes			17089 Superior Street	Northridge	Los Angeles	CA	91325	2003
Loan	13	Broadstone Plaza II	0	6	36,300,000	09/12/2015	Yes	66.1%	58.0%	2779-2799 East Bidwell Street	Folsom	Sacramento	CA	95630	2002
Loan	14	Marketplace at Kapolei	5	1	30,150,000	12/21/2015	Yes	75.0%	69.0%	590 Farrington Highway	Kapolei	Honolulu	HI	96707	2002
Loan	15	GSP MHP Portfolio II	0	6	29,810,000	Various	Yes	72.9%	60.0%	Various	Various	Various	Various	Various	1970
Property	15.01	Grayson Village MHP			15,530,000	07/06/2015	Yes			17240 Dumfries Road	Dumfries	Prince William	VA	22026	1970
Property	15.02	Pleasant Hills MHP			11,780,000	06/26/2015	Yes			234 Hill Drive	Hamburg	Berks	PA	19526	1970
Property	15.03	Northwood Manor MHP			2,500,000	06/26/2015	Yes			1300 York Haven Road	York Haven	York	PA	17370	1970
Loan	16	Marriott University Park	0	6	29,700,000	12/01/2015	Yes	71.9%	55.5%	480 Wakara Way	Salt Lake City	Salt Lake	UT	84108	1987

A-1-8

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							FIRREA	Cut-Off
Property			Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at						Year
Flag	ID	Property Name	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(10)(11)(13)(14)	Maturity or ARD(10)(11)(13)(14)	Address	City	County	State	Zip Code	Built
Loan	17	5353 West Bell Road	0	6	49,500,000	12/04/2015	Yes	39.8%	39.8%	5353 West Bell Road	Glendale	Maricopa	AZ	85308	1981, 1992
Loan	18	Hilton Garden Inn Las Vegas	0	1	25,800,000	03/21/2016	Yes	69.8%	57.4%	7830 South Las Vegas Boulevard	Las Vegas	Clark	NV	89123	2004
Loan	19	Racine Dental	0	6	23,500,000	09/02/2015	Yes	72.7%	54.8%	1101 South Airline Road	Mount Pleasant	Racine	WI	53406	2014
Loan	20	3 Executive Campus (34)	5	6	39,700,000	01/22/2016	Yes	69.9%	57.7%	3 Executive Campus	Cherry Hill	Camden	NJ	08002	1976
Loan	21	Johnson Crossing & Shops at Westwind	0	6	22,000,000	11/20/2015	Yes	74.5%	61.5%	Various	Fond du Lac	Fond du Lac	WI	Various	2007
Property	21.01	Johnson Crossing			18,200,000	11/20/2015	Yes			1115 East Johnson Street	Fond du Lac	Fond du Lac	WI	54935	2007
Property	21.02	Shops at Westwind			3,800,000	11/20/2015	Yes			N6663 Rolling Meadows Drive	Fond du Lac	Fond du Lac	WI	54937	2007
Loan	22	Travelers Office Tower II	0	6	35,000,000	09/09/2015	Yes	45.7%	45.7%	26533 Evergreen Road	Southfield	Oakland	MI	48076	1987
Loan	23	601 West Polk	0	6	18,800,000	03/02/2016	Yes	63.8%	51.9%	601 West Polk Street	Chicago	Cook	IL	60607	1917, 1918, 1928
Loan	24	Binz Building	0	6	28,750,000	01/05/2016	Yes	51.3%	21.3%	1001 and 1015 Texas Avenue	Houston	Harris	TX	77002	1982
Loan	25	Home Depot - Elk Grove Village (34)	5	1	27,600,000	09/16/2015	Yes	72.1%	72.1%	600 Meacham Road	Elk Grove	Cook	IL	60007	1994
Loan	26	Bailey’s Ridge Apartments	0	6	12,800,000	10/09/2015	Yes	79.0%	65.9%	4750 Bailey’s Ridge Drive	Prince George	Prince George	VA	23875	1999
Loan	27	Great Escape Plaza	0	6	13,500,000	11/12/2015	Yes	74.1%	66.6%	17200-17290 Royalton Road	Strongsville	Cuyahoga	OH	44136	1996
Loan	28	36 Newburgh Road	0	6	13,400,000	11/05/2015	Yes	71.3%	60.4%	36 Newburgh Road	Hackettstown	Morris	NJ	07840	1976
Loan	29	Albuquerque Tortilla	0	6	12,500,000	11/05/2015	Yes	74.7%	62.3%	4300 Alexander Boulevard Northeast and 1700 Desert Surf Circle Northeast	Albuquerque	Bernalillo	NM	87107	1989
Loan	30	Wharfside Village	0	6	12,900,000	11/13/2015	Yes	69.8%	67.1%	4-A Cruz Bay	St John	Saint John	VI	00830	1987
Loan	31	Fresenius Portfolio	0	6	13,360,000	Various	Yes	65.9%	60.7%	Various	Various	Various	Various	Various	Various
Property	31.01	Fresenius Farmville			5,460,000	01/20/2016	Yes			500 Sunchase Boulevard	Farmville	Prince Edward	VA	23901	2016
Property	31.02	Fresenius Albany			4,300,000	01/18/2016	Yes			110 Logan Court	Albany	Dougherty	GA	31707	2015
Property	31.03	Fresenius Coweta County			3,600,000	01/22/2016	Yes			65 Francis Way	Sharpsburg	Coweta	GA	30277	2015
Loan	32	Yuma Mesa Shopping Center	0	6	10,100,000	12/15/2015	Yes	74.8%	62.7%	301 West 16th Street	Yuma	Yuma	AZ	85364	1960, 2015
Loan	33	Colinas Del Bosque North	0	6	11,500,000	12/15/2015	Yes	64.9%	54.0%	7700 Forest Hill Drive	Fort Worth	Tarrant	TX	76140	1971
Loan	34	Dallas Multifamily Portfolio	0	6	10,550,000	09/08/2015	Yes	69.9%	55.2%	Various	Dallas	Dallas	TX	75241	Various
Property	34.01	Mountain Creek View Apartments			8,425,000	09/08/2015	Yes			5821 Bonnie View Road	Dallas	Dallas	TX	75241	1971
Property	34.02	Highland Hills			2,125,000	09/08/2015	Yes			5850 Highland Hills Drive	Dallas	Dallas	TX	75241	1974
Loan	35	Hampton Inn Palm Desert	0	1	12,400,000	02/26/2016	Yes	56.5%	45.9%	74900 Gerald Ford Drive	Palm Desert	Riverside	CA	92211	2003
Loan	36	Gables at Lakeside	0	6	10,400,000	11/10/2015	Yes	67.0%	62.6%	1209 Bermuda Lakes Lane	Kissimmee	Osceola	FL	34741	1993
Loan	37	Boardwalk Apartments	0	6	10,310,000	09/03/2015	Yes	64.3%	64.3%	6400 Northwest Expressway	Oklahoma City	Oklahoma	OK	73132	1984
Loan	38	Athens Sentry Self Storage	0	6	9,875,000	03/01/2016	Yes	61.5%	59.0%	2375 Lexington Road	Athens	Clarke	GA	30605	2006
Loan	39	Banderas Corporate Center (35)	0	1	9,400,000	02/08/2016	Yes	60.6%	49.6%	30211 Avenida de las Banderas	Rancho Santa Margarita	Orange	CA	92688	1989
Loan	40	Concord Place Apartments	0	6	4,410,000	12/04/2015	Yes	72.2%	59.9%	151 Dawes Street	Oshkosh	Winnebago	WI	54901	2003
Loan	41	Lakeview Terrace	0	6	3,460,000	12/21/2015	Yes	72.2%	59.9%	1191 High Avenue	Oshkosh	Winnebago	WI	54901	1966
Loan	42	Inland Suites Memphis	0	6	8,400,000	Various	Yes	61.9%	44.6%	Various	Memphis	Shelby	TN	Various	2008
Property	42.01	Inland Suites Elvis			4,500,000	10/01/2015	Yes			1218 Winchester Road	Memphis	Shelby	TN	38116	2008
Property	42.02	Inland Suites Lamar			3,900,000	10/20/2015	Yes			3913 Lamar Avenue	Memphis	Shelby	TN	38118	2008
Loan	43	Casa Bella Apartments	0	6	7,625,000	01/21/2016	Yes	61.6%	51.3%	2970 Peavy Road	Dallas	Dallas	TX	75228	1974
Loan	44	Hurley Way	0	6	6,600,000	10/21/2015	Yes	68.0%	56.3%	2020 Hurley Way	Sacramento	Sacramento	CA	95825	1977
Loan	45	Stein Mart Plaza Westlake	0	6	6,400,000	12/05/2015	Yes	63.7%	47.8%	25001-25099 Center Ridge Road	Westlake	Cuyahoga	OH	44145	1975
Loan	46	FBI Reno	0	6	6,790,000	11/24/2015	Yes	60.0%	45.6%	980 Sandhill Road	Reno	Washoe	NV	89521	2005
Loan	47	New Candlelight Apartments	0	6	5,240,000	10/19/2015	Yes	74.7%	62.2%	1006 Harvard Drive Southeast	Warren	Trumbull	OH	44484	1974, 1981
Loan	48	Marsh Creek Village	0	6	4,800,000	08/27/2015	Yes	74.6%	62.2%	6780 Roswell Road	Sandy Springs	Fulton	GA	30328	2010
Loan	49	Wilco Center	0	6	3,750,000	08/06/2015	Yes	74.2%	61.8%	10409 Canyon Road East	Puyallup	Pierce	WA	98373	1995
Loan	50	Frankfort Plaza	0	6	4,000,000	10/16/2015	Yes	63.4%	52.9%	21000 Frankfort Square Road	Frankfort	Will	IL	60423	2008

A-1-9

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
				Net		Loan per Net
				Rentable Area	Units	Rentable Area						Second Most	Second	Second
Property			Year	(SF/Units/	of	(SF/Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent
Flag	ID	Property Name	Renovated	Rooms/Pads/Beds)(11)(15)	Measure	Pads/Beds) ($)(10)(15)	(# of payments)(16)(17)(18)(19)	Statements Date(20)	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)
Loan	1	OZRE Leased Fee Portfolio (34)	Various	3,926,180	Sq. Ft.	45	L(27), YM1(87), O(6)
Property	1.01	300 Arboretum Place	NAP	214,209	Sq. Ft.	60
Property	1.02	700 East Gate Drive	NAP	119,272	Sq. Ft.	84
Property	1.03	6802 Paragon Place	NAP	143,783	Sq. Ft.	64
Property	1.04	6800 Paragon Place	NAP	146,365	Sq. Ft.	63
Property	1.05	2100 West Laburnum Avenue	NAP	128,301	Sq. Ft.	52
Property	1.06	7501 Boulder View Drive	NAP	136,654	Sq. Ft.	49
Property	1.07	7300 Beaufont Springs Drive	NAP	120,665	Sq. Ft.	55
Property	1.08	4870 Sadler Road	NAP	62,100	Sq. Ft.	86
Property	1.09	12015 Lee Jackson Memorial Highway	NAP	150,758	Sq. Ft.	35
Property	1.10	6806 Paragon Place	NAP	74,480	Sq. Ft.	70
Property	1.11	925 Harvest Drive	NAP	62,957	Sq. Ft.	71
Property	1.12	555 Croton Road	NAP	96,909	Sq. Ft.	44
Property	1.13	980 Harvest Drive	NAP	62,379	Sq. Ft.	64
Property	1.14	309 Fellowship Road	NAP	55,698	Sq. Ft.	61
Property	1.15	11781 Lee Jackson Memorial Highway	NAP	130,381	Sq. Ft.	25
Property	1.16	305 Fellowship Road	NAP	56,583	Sq. Ft.	53
Property	1.17	701 East Gate Drive	NAP	61,794	Sq. Ft.	49
Property	1.18	920 Harvest Drive	NAP	51,875	Sq. Ft.	58
Property	1.19	4880 Sadler Road	NAP	63,427	Sq. Ft.	47
Property	1.20	1025 Boulders Parkway	NAP	93,143	Sq. Ft.	32
Property	1.21	2201 Tomlynn Street	NAP	85,861	Sq. Ft.	32
Property	1.22	2240-2250 Butler Pike	NAP	52,229	Sq. Ft.	53
Property	1.23	7401 Beaufont Springs Drive	NAP	82,781	Sq. Ft.	33
Property	1.24	2511 Brittons Hill Road	NAP	132,548	Sq. Ft.	21
Property	1.25	4805 Lake Brook Drive	NAP	60,208	Sq. Ft.	43
Property	1.26	4401 Fair Lakes Court	NAP	55,828	Sq. Ft.	46
Property	1.27	2812 Emerywood Parkway	NAP	56,984	Sq. Ft.	44
Property	1.28	9100 Arboretum Parkway	NAP	58,446	Sq. Ft.	43
Property	1.29	500 Enterprise Road	NAP	66,751	Sq. Ft.	35
Property	1.30	303 Fellowship Road	NAP	53,768	Sq. Ft.	42
Property	1.31	9011 Arboretum Parkway	NAP	73,183	Sq. Ft.	31
Property	1.32	910 Harvest Drive	NAP	52,611	Sq. Ft.	43
Property	1.33	7325 Beaufont Springs Drive	NAP	77,648	Sq. Ft.	29
Property	1.34	1 Progress Drive	NAP	79,204	Sq. Ft.	25
Property	1.35	2260 Butler Pike	NAP	31,892	Sq. Ft.	63
Property	1.36	140 West Germantown Pike	NAP	25,357	Sq. Ft.	73
Property	1.37	307 Fellowship Road	NAP	54,073	Sq. Ft.	34
Property	1.38	9210 Arboretum Parkway	NAP	48,423	Sq. Ft.	34
Property	1.39	2221 Dabney Road	1994	45,250	Sq. Ft.	36
Property	1.40	9200 Arboretum Parkway	NAP	49,542	Sq. Ft.	33
Property	1.41	815 East Gate Drive	NAP	25,500	Sq. Ft.	63
Property	1.42	120 West Germantown Pike	NAP	30,574	Sq. Ft.	52
Property	1.43	4364 South Alston Avenue	NAP	57,245	Sq. Ft.	25
Property	1.44	308 Harper Drive	NAP	59,500	Sq. Ft.	24
Property	1.45	2251 Dabney Road	1994	42,000	Sq. Ft.	33
Property	1.46	2212 Tomlynn Street	NAP	45,353	Sq. Ft.	31
Property	1.47	2256 Dabney Road	NAP	33,413	Sq. Ft.	34
Property	1.48	2246 Dabney Road	NAP	33,271	Sq. Ft.	34
Property	1.49	2244 Dabney Road	NAP	33,050	Sq. Ft.	33
Property	1.50	2130 Tomlynn Street	NAP	29,700	Sq. Ft.	35
Property	1.51	2161 Tomlynn Street	NAP	41,550	Sq. Ft.	24
Property	1.52	2248 Dabney Road	NAP	30,184	Sq. Ft.	33
Property	1.53	2112 Tomlynn Street	NAP	23,850	Sq. Ft.	39
Property	1.54	2277 Dabney Road	NAP	50,400	Sq. Ft.	18
Property	1.55	9211 Arboretum Parkway	NAP	30,791	Sq. Ft.	29
Property	1.56	2240 Dabney Road	NAP	15,389	Sq. Ft.	32
Property	1.57	817 East Gate Drive	NAP	25,351	Sq. Ft.	15
Property	1.58	161 Gaither Drive	NAP	44,739	Sq. Ft.	8
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	1986, 2008-2009	910	Rooms	119,780	L(23), YM1(90), O(7)	T-12 1/31/2016	51,899,629	37,685,978	14,213,651	12/31/2015	52,092,751	37,909,751
Loan	3	215 West 34th Street & 218 West 35th Street (34)	NAP	300,287	Sq. Ft.	433	L(28), D(87), O(5)	T-12 9/30/2015	8,218,511	2,648,416	5,570,095	12/31/2014	7,595,367	1,438,944
Loan	4	AG Life Time Fitness Portfolio (34) (35)	NAP	1,254,268	Sq. Ft.	139	L(29), YM1(87), O(4)
Property	4.01	Life Time - Florham Park, NJ	NAP	109,995	Sq. Ft.	235
Property	4.02	Life Time - Westwood, MA	NAP	128,000	Sq. Ft.	197

A-1-10

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
				Net		Loan per Net
				Rentable Area	Units	Rentable Area						Second Most	Second	Second
Property			Year	(SF/Units/	of	(SF/Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent
Flag	ID	Property Name	Renovated	Rooms/Pads/Beds)(11)(15)	Measure	Pads/Beds) ($)(10)(15)	(# of payments)(16)(17)(18)(19)	Statements Date(20)	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)
Property	4.03	Life Time - Vernon Hills, IL	NAP	140,495	Sq. Ft.	153
Property	4.04	Life Time - Lakeville, MN	NAP	214,646	Sq. Ft.	79
Property	4.05	Life Time - Sterling, VA	NAP	112,110	Sq. Ft.	140
Property	4.06	Life Time - Vestavia Hills, AL	NAP	103,647	Sq. Ft.	144
Property	4.07	Life Time - Beachwood, OH	NAP	112,110	Sq. Ft.	127
Property	4.08	Life Time - Dublin, OH	NAP	109,045	Sq. Ft.	123
Property	4.09	Life Time - Ellisville, MO	NAP	112,110	Sq. Ft.	118
Property	4.10	Life Time - Woodstock, GA	NAP	112,110	Sq. Ft.	117
Loan	5	Renaissance Cincinnati (34)	2014	323	Rooms	175,619	L(27), D(89), O(4)	T-12 2/29/2016	19,228,076	10,840,461	8,387,615	12/31/2015	18,645,166	10,633,800
Loan	6	One Commerce Plaza (34)	2007	738,708	Sq. Ft.	98	L(28), D(87), O(5)	12/31/2015	15,029,046	6,644,271	8,384,775	12/31/2014	14,488,028	6,623,350
Loan	7	GMR Portfolio (36)	Various	161,269	Sq. Ft.	199	L(25), D(90), O(5)
Property	7.01	Marina Towers	2012	78,000	Sq. Ft.	119
Property	7.02	Star Medical Center	NAP	24,000	Sq. Ft.	385
Property	7.03	1310 Wolf Park Drive	NAP	12,629	Sq. Ft.	258
Property	7.04	7668B Airways Boulevard	NAP	11,423	Sq. Ft.	259
Property	7.05	Surgical Institute of Michigan	2009	15,018	Sq. Ft.	190
Property	7.06	1324 Wolf Park Drive	NAP	8,893	Sq. Ft.	233
Property	7.07	3350 North Germantown Road	NAP	6,306	Sq. Ft.	216
Property	7.08	2999 Centre Oak Way	NAP	5,000	Sq. Ft.	216
Loan	8	AvidXchange (34)	Various	239,106	Sq. Ft.	217	L(24), YM1(92), O(4)
Property	8.01	AvidXchange Music Factory	2006	182,703	Sq. Ft.	207		12/31/2015	4,994,584	653,007	4,341,578	12/31/2014	4,176,369	288,100
Property	8.02	Silver Hammer Building	2014	56,403	Sq. Ft.	253
Loan	9	Madbury Commons (34)	NAP	525	Beds	93,333	L(28), D(86), O(6)	T-3 1/31/2016 Ann.	6,628,900	1,581,984	5,046,916
Loan	10	GFH Brennan Industrial Portfolio (34)	Various	1,448,215	Sq. Ft.	47	L(26), D(90), O(4)	Various	9,850,160	3,041,792	6,808,367
Property	10.01	Cumberland	NAP	164,448	Sq. Ft.	104		12/31/2015	3,269,823	1,592,246	1,677,577
Property	10.02	UMIP Jefferson Hwy	NAP	104,262	Sq. Ft.	72		T-12 9/30/2015	690,711	31,292	659,419
Property	10.03	UMIP W 27th Street	1989	103,783	Sq. Ft.	65		T-12 9/30/2015	641,981	1,453	640,528
Property	10.04	Main	NAP	193,592	Sq. Ft.	31		T-3 9/30/2015 Ann.	767,840	117,348	650,492
Property	10.05	Trolley Industrial	NAP	160,035	Sq. Ft.	31		T-5 9/30/2015 Ann.	782,338	162,381	619,956
Property	10.06	UMIP N 107th Street	2011	82,124	Sq. Ft.	53		T-12 9/30/2015	595,284	159,602	435,682
Property	10.07	Addison	NAP	111,588	Sq. Ft.	31		T-12 9/30/2015	620,498	285,515	334,983	12/31/2014	620,407	287,847
Property	10.08	Pagemill	2012	90,364	Sq. Ft.	33		T-12 9/30/2015	351,340	93,757	257,583	12/31/2014	358,422	102,348
Property	10.09	UMIP Xeon Street	NAP	46,423	Sq. Ft.	62		T-12 9/30/2015	293,655	2,325	291,330
Property	10.10	8402-8440 Jackson	NAP	55,200	Sq. Ft.	43		T-12 9/30/2015	331,885	103,604	228,281
Property	10.11	Jackson Pagosa	NAP	81,000	Sq. Ft.	29		T-12 9/30/2015	312,808	91,752	221,056
Property	10.12	8520-8630 Jackson	NAP	81,000	Sq. Ft.	28		T-12 9/30/2015	336,640	97,891	238,749
Property	10.13	Common	1984, 1988, 1997, 2000	60,450	Sq. Ft.	36		T-12 9/30/2015	336,889	94,655	242,234	12/31/2014	303,807	62,204
Property	10.14	8710-8768 Jackson	NAP	43,200	Sq. Ft.	43		T-12 9/30/2015	267,499	107,801	159,698
Property	10.15	Dolton	NAP	70,746	Sq. Ft.	22		T-12 9/30/2015	250,969	100,170	150,799	12/31/2014	245,799	33,710
Loan	11	NorCal Grocery Portfolio	Various	183,393	Sq. Ft.	144	L(25), D(91), O(4)	12/31/2015	3,328,189	671,157	2,657,032	12/31/2014	3,273,002	742,906
Property	11.01	1745, 1775, 1799 Story Road	2002	104,606	Sq. Ft.	166		12/31/2015	2,286,823	500,051	1,786,772	12/31/2014	1,985,234	572,990
Property	11.02	1437 Freedom Boulevard	2004	31,453	Sq. Ft.	119		12/31/2015	354,400	72,084	282,316	12/31/2014	430,223	71,561
Property	11.03	950 East Alisal Street	2009	26,500	Sq. Ft.	118		12/31/2015	320,891	56,904	263,987	12/31/2014	445,067	55,635
Property	11.04	40 South Rengstorff Avenue	2008	6,642	Sq. Ft.	239		12/31/2015	161,415	22,308	139,107	12/31/2014	187,456	22,313
Property	11.05	4340 Bond Street (Parking)	NAP	14,192	Sq. Ft.	41		12/31/2015	204,660	19,810	184,850	12/31/2014	225,022	20,407
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	Various	384	Units	312,500	L(32), D(85), O(3)	12/31/2015	10,750,798	3,036,716	7,714,082	12/31/2014	9,892,396	2,879,423
Property	12.01	Luxe at 1548	NAP	54	Units	503,704		12/31/2015	2,277,192	686,873	1,590,318	12/31/2014	1,967,666	621,427
Property	12.02	Luxe at 1539	NAP	62	Units	424,194		12/31/2015	2,283,687	596,681	1,687,007	12/31/2014	2,078,139	579,194
Property	12.03	Luxe at 1759	NAP	61	Units	385,246		12/31/2015	1,978,916	515,236	1,463,680	12/31/2014	1,832,189	478,574
Property	12.04	NMS at Northridge	2015	102	Units	210,784		12/31/2015	2,046,080	466,502	1,579,577	12/31/2014	1,917,154	466,678
Property	12.05	NMS at Warner Center	NAP	79	Units	193,671		12/31/2015	1,545,618	582,383	963,235	12/31/2014	1,510,708	552,010
Property	12.06	NMS at Superior	2015	26	Units	238,462		12/31/2015	619,306	189,041	430,265	12/31/2014	586,541	181,540
Loan	13	Broadstone Plaza II	NAP	118,112	Sq. Ft.	203	L(30), D(86), O(4)	12/31/2015	2,532,090	553,514	1,978,576	12/31/2014	2,530,273	545,591
Loan	14	Marketplace at Kapolei	NAP	64,150	Sq. Ft.	353	L(24), D(92), O(4)	T-12 2/29/2016	3,827,990	1,623,945	2,204,045	12/31/2015	3,833,964	1,634,000
Loan	15	GSP MHP Portfolio II	Various	613	Pads	35,438	L(32), D(85), O(3)	12/31/2015	2,863,672	954,822	1,908,850	12/31/2014	2,796,691	1,022,676
Property	15.01	Grayson Village MHP	NAP	156	Pads	73,880		12/31/2015	1,339,874	314,934	1,024,940	12/31/2014	1,316,469	291,164
Property	15.02	Pleasant Hills MHP	2004, 2015	354	Pads	24,684		12/31/2015	1,212,353	478,898	733,455	12/31/2014	1,164,588	527,313
Property	15.03	Northwood Manor MHP	NAP	103	Pads	14,179		12/31/2015	311,445	160,989	150,455	12/31/2014	315,634	204,200
Loan	16	Marriott University Park	2013	217	Rooms	98,342	L(26), D(90), O(4)	T-12 1/31/2016	11,538,786	8,716,972	2,821,814	12/31/2014	9,889,033	7,871,017

A-1-11

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
				Net		Loan per Net
				Rentable Area	Units	Rentable Area						Second Most	Second	Second
Property			Year	(SF/Units/	of	(SF/Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent
Flag	ID	Property Name	Renovated	Rooms/Pads/Beds)(11)(15)	Measure	Pads/Beds) ($)(10)(15)	(# of payments)(16)(17)(18)(19)	Statements Date(20)	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)
Loan	17	5353 West Bell Road	2006	206,155	Sq. Ft.	96	L(28), D(88), O(4)	T-12 12/15/2015	3,185,095		3,185,095
Loan	18	Hilton Garden Inn Las Vegas	2007	155	Rooms	116,129	L(24), D(92), O(4)	T-12 2/29/2016	7,044,590	4,645,506	2,399,083	12/31/2015	6,920,954	4,598,976
Loan	19	Racine Dental	NAP	57,079	Sq. Ft.	299	L(30), D(85), O(5)	T-12 10/1/2015	1,701,000	34,020	1,666,980
Loan	20	3 Executive Campus (34)	2012	431,582	Sq. Ft.	64	L(24), D(93), O(3)	12/31/2015	6,708,396	4,215,275	2,493,121	12/31/2014	6,643,467	4,079,919
Loan	21	Johnson Crossing & Shops at Westwind	NAP	143,508	Sq. Ft.	114	L(24), D(91), O(5)	12/31/2015	2,065,644	517,660	1,547,984	12/31/2014	1,960,825	509,848
Property	21.01	Johnson Crossing	NAP	128,836	Sq. Ft.	105		12/31/2015	1,691,192	436,363	1,254,829	12/31/2014	1,603,400	425,682
Property	21.02	Shops at Westwind	NAP	14,672	Sq. Ft.	194		12/31/2015	374,452	81,297	293,155	12/31/2014	357,425	84,166
Loan	22	Travelers Office Tower II	2014	349,149	Sq. Ft.	46	L(28), D(88), O(4)	12/31/2015	3,573,204	2,159,019	1,414,185	12/31/2014	3,264,016	1,834,746
Loan	23	601 West Polk	2000	104,000	Sq. Ft.	144	L(25), D(90), O(5)
Loan	24	Binz Building	NAP	122,920	Sq. Ft.	120	L(24), YM1(92), O(4)	12/31/2015	4,053,789	1,687,176	2,366,613	12/31/2014	3,363,128	1,825,856
Loan	25	Home Depot - Elk Grove Village (34)	2004	187,145	Sq. Ft.	106	L(30), YM1(86), O(4)	T-12 8/31/2015	1,598,625	15,230	1,583,395	12/31/2014	1,598,625	15,000
Loan	26	Bailey’s Ridge Apartments	NAP	156	Units	64,820	L(30), D(86), O(4)	T-11 2/29/2016 Ann.	1,525,029	612,063	912,966	12/31/2014	1,488,841	642,649
Loan	27	Great Escape Plaza	NAP	54,271	Sq. Ft.	184	L(28), D(88), O(4)	T-12 1/31/2016	1,215,001	316,310	898,691	12/31/2014	655,120	314,323
Loan	28	36 Newburgh Road	1996	150,500	Sq. Ft.	63	L(26), D(90), O(4)	12/31/2015	978,250		978,250
Loan	29	Albuquerque Tortilla	1999, 2007	186,150	Sq. Ft.	50	L(27), D(89), O(4)	T-12 9/30/2015	899,339	174,165	725,174	12/31/2014	709,597	237,017
Loan	30	Wharfside Village	1992, 2004	30,570	Sq. Ft.	294	L(25), D(32), O(3)	12/31/2015	1,720,383	797,174	923,209	12/31/2014	1,531,157	690,788
Loan	31	Fresenius Portfolio	NAP	24,971	Sq. Ft.	352	L(26), D(91), O(3)
Property	31.01	Fresenius Farmville	NAP	10,085	Sq. Ft.	342
Property	31.02	Fresenius Albany	NAP	8,564	Sq. Ft.	342
Property	31.03	Fresenius Coweta County	NAP	6,322	Sq. Ft.	384
Loan	32	Yuma Mesa Shopping Center	NAP	91,767	Sq. Ft.	82	L(26), D(90), O(4)	T-12 11/30/2015	853,040	222,860	630,180	T-12 11/30/2014	739,427	192,906
Loan	33	Colinas Del Bosque North	2015	217	Pads	34,371	L(29), D(87), O(4)	T-12 3/31/2016	1,092,727	403,558	689,170	12/31/2014	678,236	292,572
Loan	34	Dallas Multifamily Portfolio	NAP	404	Units	18,255	L(28), D(88), O(4)	Various	2,340,410	1,382,931	957,479	12/31/2014	1,811,343	1,222,946
Property	34.01	Mountain Creek View Apartments	NAP	304	Units	19,737		T-12 2/29/2016	1,671,638	953,645	717,992	12/31/2014	1,310,136	756,123
Property	34.02	Highland Hills	NAP	100	Units	13,750		T-11 2/29/2016 Ann.	668,772	429,286	239,487	12/31/2014	501,207	466,823
Loan	35	Hampton Inn Palm Desert	2013-2015	88	Rooms	79,545	L(24), D(92), O(4)	T-12 2/29/2016	2,961,986	1,803,348	1,158,639	12/31/2015	2,959,910	1,741,866
Loan	36	Gables at Lakeside	2006	133	Units	52,409	L(28), D(29), O(3)	12/31/2015	1,665,741	1,019,307	646,434	12/31/2014	1,529,935	953,061
Loan	37	Boardwalk Apartments	NAP	192	Units	34,505	L(30), D(86), O(4)	12/31/2015	1,461,367	827,334	634,033	12/31/2014	1,435,546	741,840
Loan	38	Athens Sentry Self Storage	2008, 2011	104,650	Sq. Ft.	58	L(24), D(32), O(4)	12/31/2015	925,807	255,234	670,573	12/31/2014	841,785	247,285
Loan	39	Banderas Corporate Center (35)	NAP	40,359	Sq. Ft.	141	L(47), YM1(66), O(7)	12/31/2015	690,632	305,893	384,739	12/31/2014	641,551	295,645
Loan	40	Concord Place Apartments	NAP	57	Beds	54,542	L(27), YM1(88), O(5)	T-12 11/30/2015	501,868	208,936	292,932	12/31/2014	516,037	209,347
Loan	41	Lakeview Terrace	2001-2004	60	Beds	42,851	L(27), YM1(88), O(5)	T-12 11/30/2015	397,729	173,951	223,778	12/31/2014	354,011	176,192
Loan	42	Inland Suites Memphis	NAP	242	Rooms	21,488	L(24), D(92), O(4)	T-12 1/31/2016	1,963,122	1,111,619	851,503	12/31/2014	1,691,472	962,066
Property	42.01	Inland Suites Elvis	NAP	121	Rooms	23,022		T-12 1/31/2016	973,040	552,163	420,878	12/31/2014	932,637	478,192
Property	42.02	Inland Suites Lamar	NAP	121	Rooms	19,953		T-12 1/31/2016	990,081	559,456	430,625	12/31/2014	758,835	483,874
Loan	43	Casa Bella Apartments	2013	176	Units	26,705	L(24), D(92), O(4)	T-12 3/31/2016	1,283,221	719,771	563,450	12/31/2014	1,146,767	729,742
Loan	44	Hurley Way	2005	60,133	Sq. Ft.	75	L(26), D(90), O(4)	T-12 9/30/2015	873,773	380,377	493,396	12/31/2014	875,072	402,184
Loan	45	Stein Mart Plaza Westlake	NAP	100,505	Sq. Ft.	41	L(27), D(90), O(3)	T-12 11/30/2015	1,034,320	401,604	632,716	12/31/2014	998,587	438,568
Loan	46	FBI Reno	2011	31,169	Sq. Ft.	131	L(28), D(88), O(4)	T-11 3/31/2016 Ann.	669,390	147,092	522,299	12/31/2014	580,895	183,241
Loan	47	New Candlelight Apartments	NAP	156	Units	25,080	L(28), D(88), O(4)	T-12 2/29/2016	872,911	398,697	474,214	12/31/2014	848,181	386,883
Loan	48	Marsh Creek Village	NAP	20,794	Sq. Ft.	172	L(29), D(88), O(3)	T-12 6/30/2015	319,621	98,796	220,825	12/31/2014	285,361	78,082
Loan	49	Wilco Center	2015	43,894	Sq. Ft.	63	L(30), D(86), O(4)
Loan	50	Frankfort Plaza	NAP	23,107	Sq. Ft.	110	L(29), D(87), O(4)	12/31/2015	292,778	145,778	147,000

A-1-12

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second	Third Most	Third	Third	Third
Property			Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (10)(11)(14)	Debt Yield (10)(11)(14)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)
Loan	1	OZRE Leased Fee Portfolio (34)						7.6%	7.6%	13,325,934	13,325,934		13,325,934			13,325,934
Property	1.01	300 Arboretum Place								1,004,050	1,004,050		1,004,050			1,004,050
Property	1.02	700 East Gate Drive								775,025	775,025		775,025			775,025
Property	1.03	6802 Paragon Place								693,077	693,077		693,077			693,077
Property	1.04	6800 Paragon Place								587,386	587,386		587,386			587,386
Property	1.05	2100 West Laburnum Avenue								499,549	499,549		499,549			499,549
Property	1.06	7501 Boulder View Drive								471,718	471,718		471,718			471,718
Property	1.07	7300 Beaufont Springs Drive								438,025	438,025		438,025			438,025
Property	1.08	4870 Sadler Road								365,896	365,896		365,896			365,896
Property	1.09	12015 Lee Jackson Memorial Highway								309,904	309,904		309,904			309,904
Property	1.10	6806 Paragon Place								350,350	350,350		350,350			350,350
Property	1.11	925 Harvest Drive								372,359	372,359		372,359			372,359
Property	1.12	555 Croton Road								413,179	413,179		413,179			413,179
Property	1.13	980 Harvest Drive								345,449	345,449		345,449			345,449
Property	1.14	309 Fellowship Road								261,263	261,263		261,263			261,263
Property	1.15	11781 Lee Jackson Memorial Highway								200,205	200,205		200,205			200,205
Property	1.16	305 Fellowship Road								271,265	271,265		271,265			271,265
Property	1.17	701 East Gate Drive								232,907	232,907		232,907			232,907
Property	1.18	920 Harvest Drive								223,857	223,857		223,857			223,857
Property	1.19	4880 Sadler Road								206,359	206,359		206,359			206,359
Property	1.20	1025 Boulders Parkway								204,350	204,350		204,350			204,350
Property	1.21	2201 Tomlynn Street								227,062	227,062		227,062			227,062
Property	1.22	2240-2250 Butler Pike								225,627	225,627		225,627			225,627
Property	1.23	7401 Beaufont Springs Drive								221,622	221,622		221,622			221,622
Property	1.24	2511 Brittons Hill Road								206,222	206,222		206,222			206,222
Property	1.25	4805 Lake Brook Drive								195,310	195,310		195,310			195,310
Property	1.26	4401 Fair Lakes Court								153,923	153,923		153,923			153,923
Property	1.27	2812 Emerywood Parkway								197,056	197,056		197,056			197,056
Property	1.28	9100 Arboretum Parkway								186,267	186,267		186,267			186,267
Property	1.29	500 Enterprise Road								149,659	149,659		149,659			149,659
Property	1.30	303 Fellowship Road								213,539	213,539		213,539			213,539
Property	1.31	9011 Arboretum Parkway								232,435	232,435		232,435			232,435
Property	1.32	910 Harvest Drive								178,756	178,756		178,756			178,756
Property	1.33	7325 Beaufont Springs Drive								150,211	150,211		150,211			150,211
Property	1.34	1 Progress Drive								172,612	172,612		172,612			172,612
Property	1.35	2260 Butler Pike								170,887	170,887		170,887			170,887
Property	1.36	140 West Germantown Pike								160,005	160,005		160,005			160,005
Property	1.37	307 Fellowship Road								140,070	140,070		140,070			140,070
Property	1.38	9210 Arboretum Parkway								152,677	152,677		152,677			152,677
Property	1.39	2221 Dabney Road								135,171	135,171		135,171			135,171
Property	1.40	9200 Arboretum Parkway								102,635	102,635		102,635			102,635
Property	1.41	815 East Gate Drive								126,025	126,025		126,025			126,025
Property	1.42	120 West Germantown Pike								128,867	128,867		128,867			128,867
Property	1.43	4364 South Alston Avenue								118,810	118,810		118,810			118,810
Property	1.44	308 Harper Drive								107,496	107,496		107,496			107,496
Property	1.45	2251 Dabney Road								116,320	116,320		116,320			116,320
Property	1.46	2212 Tomlynn Street								103,931	103,931		103,931			103,931
Property	1.47	2256 Dabney Road								92,833	92,833		92,833			92,833
Property	1.48	2246 Dabney Road								84,243	84,243		84,243			84,243
Property	1.49	2244 Dabney Road								83,683	83,683		83,683			83,683
Property	1.50	2130 Tomlynn Street								78,754	78,754		78,754			78,754
Property	1.51	2161 Tomlynn Street								105,766	105,766		105,766			105,766
Property	1.52	2248 Dabney Road								81,024	81,024		81,024			81,024
Property	1.53	2112 Tomlynn Street								71,282	71,282		71,282			71,282
Property	1.54	2277 Dabney Road								66,016	66,016		66,016			66,016
Property	1.55	9211 Arboretum Parkway								75,014	75,014		75,014			75,014
Property	1.56	2240 Dabney Road								36,940	36,940		36,940			36,940
Property	1.57	817 East Gate Drive								27,445	27,445		27,445			27,445
Property	1.58	161 Gaither Drive								23,566	23,566		23,566			23,566
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	14,183,000	12/31/2014	54,263,754	39,334,318	14,929,436	12.9%	11.0%	31,848,435	51,899,629	37,807,612	14,092,017	2,075,985		12,016,032
Loan	3	215 West 34th Street & 218 West 35th Street (34)	6,156,423	12/31/2013	6,425,074	880,647	5,544,427	8.1%	8.0%	9,611,718	14,536,119	3,987,562	10,548,557	11,743	78,287	10,458,527
Loan	4	AG Life Time Fitness Portfolio (34) (35)						10.7%	9.9%	20,284,400	19,270,180	578,105	18,692,075	188,140	1,254,268	17,249,666
Property	4.01	Life Time - Florham Park, NJ								3,005,600	2,855,320	85,660	2,769,660	16,499	109,995	2,643,166
Property	4.02	Life Time - Westwood, MA								2,937,600	2,790,720	83,722	2,706,998	19,200	128,000	2,559,798

A-1-13

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second	Third Most	Third	Third	Third
Property			Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (10)(11)(14)	Debt Yield (10)(11)(14)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)
Property	4.03	Life Time - Vernon Hills, IL								2,495,600	2,370,820	71,125	2,299,695	21,074	140,495	2,138,126
Property	4.04	Life Time - Lakeville, MN								1,985,600	1,886,320	56,590	1,829,730	32,197	214,646	1,582,888
Property	4.05	Life Time - Sterling, VA								1,829,200	1,737,740	52,132	1,685,608	16,817	112,110	1,556,681
Property	4.06	Life Time - Vestavia Hills, AL								1,734,000	1,647,300	49,419	1,597,881	15,547	103,647	1,478,687
Property	4.07	Life Time - Beachwood, OH								1,659,200	1,576,240	47,287	1,528,953	16,817	112,110	1,400,026
Property	4.08	Life Time - Dublin, OH								1,564,000	1,485,800	44,574	1,441,226	16,357	109,045	1,315,824
Property	4.09	Life Time - Ellisville, MO								1,543,600	1,466,420	43,993	1,422,427	16,817	112,110	1,293,501
Property	4.10	Life Time - Woodstock, GA								1,530,000	1,453,500	43,605	1,409,895	16,817	112,110	1,280,969
Loan	5	Renaissance Cincinnati (34)	8,011,366					14.1%	12.6%	13,431,211	19,175,540	11,176,549	7,998,991	872,487		7,126,504
Loan	6	One Commerce Plaza (34)	7,864,678	12/31/2013	14,685,372	6,632,739	8,052,633	9.9%	8.8%	11,671,771	13,659,326	6,441,931	7,217,395	110,806	738,708	6,367,881
Loan	7	GMR Portfolio (36)						11.2%	10.3%	3,921,612	3,891,505	282,620	3,608,885	33,857	253,926	3,321,102
Property	7.01	Marina Towers								1,104,675	1,110,288	107,824	1,002,464	15,600	117,000	869,864
Property	7.02	Star Medical Center								1,278,000	1,249,717	37,491	1,212,225	4,800	36,000	1,171,425
Property	7.03	1310 Wolf Park Drive								347,296	328,653	17,875	310,779	2,983	22,375	285,421
Property	7.04	7668B Airways Boulevard								314,131	297,269	16,168	281,101	2,698	20,238	258,165
Property	7.05	Surgical Institute of Michigan								380,000	434,774	77,657	357,117	3,004	22,527	331,587
Property	7.06	1324 Wolf Park Drive								228,994	216,701	11,785	204,916	2,101	15,756	187,059
Property	7.07	3350 North Germantown Road								149,767	141,727	7,708	134,020	1,490	11,172	121,358
Property	7.08	2999 Centre Oak Way								118,749	112,374	6,111	106,263	1,181	8,858	96,224
Loan	8	AvidXchange (34)						11.2%	10.8%	6,040,713	6,703,034	881,049	5,821,986	47,821	179,330	5,594,835
Property	8.01	AvidXchange Music Factory	3,888,269	12/31/2013	4,081,114	283,530	3,797,584			4,552,405	5,346,856	678,493	4,668,364	36,541	137,027	4,494,796
Property	8.02	Silver Hammer Building								1,488,308	1,356,178	202,556	1,153,622	11,281	42,302	1,100,039
Loan	9	Madbury Commons (34)						8.5%	8.4%	5,785,320	6,659,528	2,485,278	4,174,250	61,437		4,112,813
Loan	10	GFH Brennan Industrial Portfolio (34)						9.8%	8.9%	8,387,824	10,292,194	3,600,680	6,691,514	219,988	376,387	6,095,139
Property	10.01	Cumberland								2,411,006	3,407,080	1,566,741	1,840,338	9,867	49,334	1,781,137
Property	10.02	UMIP Jefferson Hwy								710,251	905,197	243,022	662,175	3,128	31,279	627,769
Property	10.03	UMIP W 27th Street								661,240	800,302	205,192	595,110		31,135	563,975
Property	10.04	Main								646,680	781,422	186,064	595,358			595,358
Property	10.05	Trolley Industrial								570,279	744,934	203,398	541,536	22,405	48,011	471,121
Property	10.06	UMIP N 107th Street								620,209	589,199	167,636	421,563	24,637	24,637	372,288
Property	10.07	Addison	332,560	12/31/2013	563,722	248,222	315,500			368,101	577,763	271,824	305,939	40,172	33,476	232,291
Property	10.08	Pagemill	256,074							271,092	368,536	104,855	263,681	28,916	27,109	207,655
Property	10.09	UMIP Xeon Street								301,498	378,826	110,310	268,516		13,927	254,590
Property	10.10	8402-8440 Jackson								337,451	333,684	93,008	240,676		16,560	224,116
Property	10.11	Jackson Pagosa								350,134	333,871	99,333	234,538		24,300	210,238
Property	10.12	8520-8630 Jackson								338,901	229,835	92,636	137,199	37,260	24,300	75,639
Property	10.13	Common	241,603							256,913	297,928	65,634	232,294	19,344	18,135	194,815
Property	10.14	8710-8768 Jackson								278,825	261,528	93,391	168,137	17,280	12,960	137,897
Property	10.15	Dolton	212,088	12/31/2013	212,218	96,630	115,588			265,245	282,089	97,636	184,453	16,979	21,224	146,250
Loan	11	NorCal Grocery Portfolio	2,530,096					9.5%	9.1%	2,948,704	3,410,386	898,379	2,512,007	40,412	64,293	2,407,302
Property	11.01	1745, 1775, 1799 Story Road	1,412,244							2,072,749	2,381,726	688,235	1,693,491	23,013	36,612	1,633,866
Property	11.02	1437 Freedom Boulevard	358,662							283,077	350,934	86,304	264,630	6,920	11,009	246,701
Property	11.03	950 East Alisal Street	389,432							265,000	318,283	70,317	247,966	5,830	9,275	232,861
Property	11.04	40 South Rengstorff Avenue	165,143							139,482	158,865	27,744	131,121	1,461	2,325	127,335
Property	11.05	4340 Bond Street (Parking)	204,615							188,396	200,578	25,779	174,799	3,188	5,072	166,539
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	7,012,972	12/31/2013	8,993,590	2,958,570	6,035,021	6.7%	6.6%	11,281,164	10,840,983	2,859,551	7,981,432	96,000		7,885,432
Property	12.01	Luxe at 1548	1,346,239	12/31/2013	1,756,371	666,283	1,090,089			2,356,452	2,295,351	664,861	1,630,490	13,500		1,616,990
Property	12.02	Luxe at 1539	1,498,945	12/31/2013	1,804,980	562,268	1,242,712			2,288,160	2,302,133	600,505	1,701,628	15,500		1,686,128
Property	12.03	Luxe at 1759	1,353,615	12/31/2013	1,645,535	458,693	1,186,842			2,069,748	1,918,375	463,747	1,454,628	15,250		1,439,378
Property	12.04	NMS at Northridge	1,450,475	12/31/2013	1,811,387	500,842	1,310,544			2,166,168	2,117,713	459,280	1,658,433	25,500		1,632,933
Property	12.05	NMS at Warner Center	958,698	12/31/2013	1,395,433	582,091	813,342			1,711,020	1,576,256	493,471	1,082,785	19,750		1,063,035
Property	12.06	NMS at Superior	405,001	12/31/2013	579,885	188,393	391,492			689,616	631,155	177,687	453,468	6,500		446,968
Loan	13	Broadstone Plaza II	1,984,682	12/31/2013	2,133,393	561,169	1,572,224	8.8%	8.2%	2,293,812	2,660,431	559,013	2,101,418	17,717	118,613	1,965,088
Loan	14	Marketplace at Kapolei	2,199,963	12/31/2014	3,951,519	1,554,277	2,397,242	10.2%	9.9%	2,641,213	4,033,197	1,717,932	2,315,265	18,604	65,695	2,230,966
Loan	15	GSP MHP Portfolio II	1,774,015	12/31/2013	2,699,656	936,507	1,763,150	8.4%	8.3%	3,431,964	2,916,542	1,085,546	1,830,996	27,450		1,803,546
Property	15.01	Grayson Village MHP	1,025,306	12/31/2013	1,274,256	289,520	984,736			1,252,776	1,337,432	355,138	982,294	7,644		974,650
Property	15.02	Pleasant Hills MHP	637,275	12/31/2013	1,107,971	434,546	673,425			1,752,888	1,252,788	559,589	693,199	12,390		680,809
Property	15.03	Northwood Manor MHP	111,433	12/31/2013	317,429	212,440	104,989			426,300	326,322	170,819	155,503	7,416		148,087
Loan	16	Marriott University Park	2,018,015	12/31/2013	8,219,848	7,082,712	1,137,136	12.9%	10.8%	8,308,678	11,538,786	8,778,102	2,760,685	461,551		2,299,133

A-1-14

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second	Third Most	Third	Third	Third
Property			Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (10)(11)(14)	Debt Yield (10)(11)(14)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)
Loan	17	5353 West Bell Road						15.2%	15.2%	3,185,095	3,025,840	30,000	2,995,840			2,995,840
Loan	18	Hilton Garden Inn Las Vegas	2,321,979	12/31/2014	6,370,240	4,552,202	1,818,038	13.4%	11.4%	5,784,040	7,025,342	4,619,562	2,405,780	351,267		2,054,513
Loan	19	Racine Dental						9.3%	9.2%	1,701,000	1,615,950	32,319	1,583,631	11,416		1,572,215
Loan	20	3 Executive Campus (34)	2,563,548	12/31/2013	5,305,136	3,086,429	2,218,707	12.3%	10.8%	7,479,438	7,894,267	4,492,382	3,401,885	86,135	323,006	2,992,745
Loan	21	Johnson Crossing & Shops at Westwind	1,450,977	12/31/2013	1,700,475	437,331	1,263,144	9.0%	8.5%	1,825,423	2,043,314	568,441	1,474,873	21,526	55,900	1,397,448
Property	21.01	Johnson Crossing	1,177,718	12/31/2013	1,380,280	354,454	1,025,826			1,528,649	1,681,421	482,737	1,198,684	19,325	41,228	1,138,131
Property	21.02	Shops at Westwind	273,259	12/31/2013	320,195	82,877	237,318			296,774	361,893	85,704	276,190	2,201	14,672	259,317
Loan	22	Travelers Office Tower II	1,429,270	12/31/2013	3,105,975	1,738,907	1,367,068	16.1%	12.9%	4,603,760	4,882,428	2,305,176	2,577,252	69,830	437,513	2,069,909
Loan	23	601 West Polk						13.0%	12.5%	2,068,560	2,012,632	55,388	1,957,244	26,000	52,000	1,879,244
Loan	24	Binz Building	1,537,272	12/31/2013	3,281,779	1,378,229	1,903,550	16.1%	14.6%	2,963,224	4,268,045	1,897,004	2,371,041	30,720	184,320	2,156,001
Loan	25	Home Depot - Elk Grove Village (34)	1,583,625	12/31/2013	1,598,625	15,000	1,583,625	7.7%	7.5%	1,598,625	1,566,653	39,433	1,527,219	35,558		1,491,662
Loan	26	Bailey’s Ridge Apartments	846,192	12/31/2013	1,442,667	677,885	764,782	9.0%	8.6%	1,432,338	1,503,077	594,695	908,381	39,000		869,381
Loan	27	Great Escape Plaza	340,797					9.4%	8.9%	1,013,817	1,254,062	313,543	940,519	8,141	43,417	888,961
Loan	28	36 Newburgh Road						10.0%	10.0%	1,000,825	970,817	19,405	951,412			951,412
Loan	29	Albuquerque Tortilla	472,580	12/31/2013	666,948	234,563	432,385	9.9%	8.7%	1,046,257	1,073,325	144,951	928,374	18,615	93,075	816,684
Loan	30	Wharfside Village	840,369	12/31/2013	1,550,254	715,756	834,499	10.6%	10.3%	1,646,271	1,753,650	801,144	952,506	10,296	18,120	924,090
Loan	31	Fresenius Portfolio						9.5%	9.2%	880,634	971,434	136,648	834,786	2,497	24,971	807,318
Property	31.01	Fresenius Farmville								344,770	365,796	38,685	327,111	1,009	10,085	316,017
Property	31.02	Fresenius Albany								293,582	336,527	58,483	278,044	856	8,564	268,624
Property	31.03	Fresenius Coweta County								242,282	269,112	39,480	229,632	632	6,322	222,677
Loan	32	Yuma Mesa Shopping Center	546,521					10.6%	9.7%	924,852	1,039,308	236,791	802,517	16,518	55,060	730,938
Loan	33	Colinas Del Bosque North	385,664					9.3%	9.1%	1,047,300	1,148,397	456,964	691,434	10,850		680,584
Loan	34	Dallas Multifamily Portfolio	588,397					11.9%	10.5%	2,937,672	2,362,927	1,486,493	876,434	104,332		772,102
Property	34.01	Mountain Creek View Apartments	554,013							2,108,352	1,713,673	1,010,546	703,127	78,432		624,695
Property	34.02	Highland Hills	34,384							829,320	649,254	475,947	173,307	25,900		147,407
Loan	35	Hampton Inn Palm Desert	1,218,044	12/31/2014	2,827,237	1,645,096	1,182,142	16.3%	14.6%	2,901,270	2,953,893	1,815,820	1,138,073	118,156		1,019,918
Loan	36	Gables at Lakeside	576,874	12/31/2013	1,445,938	858,196	587,742	9.4%	8.9%	1,533,900	1,665,741	1,013,527	652,214	33,250		618,964
Loan	37	Boardwalk Apartments	693,707	12/31/2013	1,404,543	801,223	603,320	10.2%	9.3%	1,570,116	1,461,367	787,452	673,915	57,600		616,315
Loan	38	Athens Sentry Self Storage	594,500	12/31/2013	770,602	249,497	521,104	10.5%	10.3%	974,292	925,807	287,375	638,432	15,698		622,735
Loan	39	Banderas Corporate Center (35)	345,906	12/31/2013	805,605	290,751	514,855	9.6%	8.4%	872,784	854,991	309,962	545,029	10,493	54,275	480,261
Loan	40	Concord Place Apartments	306,690	12/31/2013	480,744	224,280	256,464	9.2%	8.6%	516,108	504,703	227,091	277,613	17,100		260,513
Loan	41	Lakeview Terrace	177,819	12/31/2013	365,771	174,390	191,382	9.2%	8.6%	500,748	455,744	208,245	247,499	18,000		229,499
Loan	42	Inland Suites Memphis	729,406	12/31/2013	1,716,034	1,126,022	590,012	14.9%	13.0%	1,909,065	1,963,122	1,189,441	773,680	98,156		675,524
Property	42.01	Inland Suites Elvis	454,444	12/31/2013	951,247	583,682	367,564			947,211	973,040	590,509	382,531	48,652		333,879
Property	42.02	Inland Suites Lamar	274,961	12/31/2013	764,787	542,340	222,447			961,854	990,081	598,932	391,149	49,504		341,645
Loan	43	Casa Bella Apartments	417,025	T-11 12/31/2013 Ann.	940,122	821,877	118,245	11.3%	10.4%	1,396,488	1,283,501	750,700	532,802	44,000		488,802
Loan	44	Hurley Way	472,888	12/31/2013	677,682	389,970	287,712	9.9%	8.8%	1,017,657	832,029	385,504	446,525	13,831	39,086	393,608
Loan	45	Stein Mart Plaza Westlake	560,019	12/31/2013	926,572	368,092	558,480	13.4%	11.4%	987,113	917,528	371,252	546,276	30,152	50,253	465,872
Loan	46	FBI Reno	397,654	12/31/2013	579,465	179,919	399,546	12.2%	11.0%	649,491	685,483	186,754	498,728	6,234	44,040	448,454
Loan	47	New Candlelight Apartments	461,298	12/31/2013	806,365	491,026	315,339	11.1%	9.9%	894,960	862,136	426,389	435,747	46,644		389,103
Loan	48	Marsh Creek Village	207,279	12/31/2013	230,420	104,819	125,601	9.6%	9.2%	383,115	459,579	115,516	344,062	4,159	10,397	329,507
Loan	49	Wilco Center						9.8%	8.7%	296,285	462,117	190,654	271,462	6,584	21,947	242,931
Loan	50	Frankfort Plaza						11.6%	10.8%	342,397	459,953	165,324	294,629	3,464	18,378	272,787

A-1-15

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Interest(21)	Expiration (22)	Extension Terms(22)	Largest Tenant(23)(24)(25)(26)(27)	SF	Expiration	2nd Largest Tenant(24)(26)(27)(28)	SF	Expiration
Loan	1	OZRE Leased Fee Portfolio (34)	Fee Simple	2/3/2114 for properties in New Jersey and 2/3/2115 for all others	None
Property	1.01	300 Arboretum Place	Fee Simple	02/03/2115	None	The Commonwealth of Virginia	79,183	12/31/2025	Old Dominion Truck Leasing, Inc.	22,136	09/30/2022
Property	1.02	700 East Gate Drive	Fee Simple	02/03/2114	None	ANMAC Mount Laurel Lease, LLC	49,638	01/31/2022	McCormick Taylor, Inc.	24,923	01/31/2028
Property	1.03	6802 Paragon Place	Fee Simple	02/03/2115	None	Verisk Health, Inc.	31,409	05/31/2023	RGN-Richmond I, LLC	15,390	10/31/2017
Property	1.04	6800 Paragon Place	Fee Simple	02/03/2115	None	The Commonwealth of Virginia	29,498	07/31/2018	BrownGreer, PLC	21,923	05/31/2016
Property	1.05	2100 West Laburnum Avenue	Fee Simple	02/03/2115	None	BB&T Insurance Services, Inc.	22,199	10/31/2021	MCV Associated Physicians	14,116	09/30/2023
Property	1.06	7501 Boulder View Drive	Fee Simple	02/03/2115	None	Nationwide Mutual Insurance Company	40,328	02/28/2021	NVR, Inc.	27,109	02/28/2018
Property	1.07	7300 Beaufont Springs Drive	Fee Simple	02/03/2115	None	Parallon Holdings, LLC	120,265	05/31/2022	Kim’s	400	08/31/2016
Property	1.08	4870 Sadler Road	Fee Simple	02/03/2115	None	Office Suites Plus Properties	15,930	07/31/2019	Apex Systems, Inc.	14,581	05/31/2022
Property	1.09	12015 Lee Jackson Memorial Highway	Fee Simple	02/03/2115	None	ManTech International Corp.	84,014	03/31/2020	Dynamic Animation Systems, Inc	10,539	08/31/2018
Property	1.10	6806 Paragon Place	Fee Simple	02/03/2115	None	Thompson, Siegel & Walmsley	26,618	08/31/2016	Joel Bieber, LLC	15,662	02/28/2019
Property	1.11	925 Harvest Drive	Fee Simple	02/03/2115	None	Elliott Greenleaf, P.C.	22,000	06/30/2019	Kilcoyne & Nesbitt, LLC	7,754	10/31/2020
Property	1.12	555 Croton Road	Fee Simple	02/03/2115	None	Cooper Neff Group, Inc.	13,556	12/31/2022	Wind River Holdings LP	10,600	12/31/2016
Property	1.13	980 Harvest Drive	Fee Simple	02/03/2115	None	NVR, Inc.	12,752	01/31/2020	Federal Deposit Insurance Corporation	9,574	08/31/2020
Property	1.14	309 Fellowship Road	Fee Simple	02/03/2114	None	RGN National Business Centers	19,172	04/30/2018	Selective Insurance	10,496	03/31/2022
Property	1.15	11781 Lee Jackson Memorial Highway	Fee Simple	02/03/2115	None	Serco Inc.	32,098	10/31/2017	CityWorth Mortgage, LLC	10,001	12/31/2022
Property	1.16	305 Fellowship Road	Fee Simple	02/03/2114	None	Sage Payroll Solutions, Inc.	19,454	08/31/2021	Weber Gallagher Simpson Stapleton	9,972	04/30/2023
Property	1.17	701 East Gate Drive	Fee Simple	02/03/2114	None	Foundations, Inc	16,696	06/30/2017	Mark Magrann Associates, Inc.	10,217	11/30/2018
Property	1.18	920 Harvest Drive	Fee Simple	02/03/2115	None	UBC Late Stage, Inc.	51,875	04/30/2023	NAP	NAP	NAP
Property	1.19	4880 Sadler Road	Fee Simple	02/03/2115	None	Hankins & Anderson, Inc.	43,695	09/30/2020	Massachusetts Mutual Life Insurance	19,732	11/30/2016
Property	1.20	1025 Boulders Parkway	Fee Simple	02/03/2115	None	Sentry Insurance	23,813	08/31/2016	Cegedim Inc.	13,681	07/31/2018
Property	1.21	2201 Tomlynn Street	Fee Simple	02/03/2115	None	Applied Industrial Technologies	13,700	09/30/2021	AWV Acquisition Corporation	11,263	07/31/2019
Property	1.22	2240-2250 Butler Pike	Fee Simple	02/03/2115	None	Wells Fargo Bank, N.A.	30,359	01/31/2017	Johnson Controls, Inc.	21,510	07/31/2021
Property	1.23	7401 Beaufont Springs Drive	Fee Simple	02/03/2115	None	Selective Insurance	30,113	09/30/2017	Barnes & Diehl, P.C.	10,920	08/31/2024
Property	1.24	2511 Brittons Hill Road	Fee Simple	02/03/2115	None	Central Virginia Health Network	67,728	01/31/2020	Ferguson Enterprises, Inc.	45,320	10/31/2022
Property	1.25	4805 Lake Brook Drive	Fee Simple	02/03/2115	None	OneMind Health, Inc.	12,485	02/29/2020	Dewberry Engineers Inc.	9,306	04/30/2021
Property	1.26	4401 Fair Lakes Court	Fee Simple	02/03/2115	None	Siemens Industry, Inc.	37,061	05/31/2022	The Wolf Group, PC	6,930	05/31/2020
Property	1.27	2812 Emerywood Parkway	Fee Simple	02/03/2115	None	ADP, LLC	12,051	10/31/2020	McGuireWoods LLP	11,344	01/31/2021
Property	1.28	9100 Arboretum Parkway	Fee Simple	02/03/2115	None	Columbia Healthcare	6,041	09/30/2017	Saunders, Patterson & Mack	5,098	02/28/2017
Property	1.29	500 Enterprise Road	Fee Simple	02/03/2115	None	Comcast of Pennsylvania LLC	66,751	08/31/2020	NAP	NAP	NAP
Property	1.30	303 Fellowship Road	Fee Simple	02/03/2114	None	Plymouth Rock Management Company	13,476	12/31/2025	Metro Commercial Real Estate, Inc.	8,297	05/31/2016
Property	1.31	9011 Arboretum Parkway	Fee Simple	02/03/2115	None	Crown Castle USA Inc.	13,437	02/28/2019	Alliance Engineering, Inc.	12,407	09/30/2020
Property	1.32	910 Harvest Drive	Fee Simple	02/03/2115	None	Kaplin Stewart Meloff Reiter & Stein	39,547	05/31/2021	Blue Bell Regional Realty, LLC	13,064	10/31/2017
Property	1.33	7325 Beaufont Springs Drive	Fee Simple	02/03/2115	None	Parallon Holdings, LLC	29,201	05/31/2022	Aon Service Corporation	15,351	11/30/2017
Property	1.34	1 Progress Drive	Fee Simple	02/03/2115	None	Combined Conditional Access	31,400	09/30/2021	Thomas Publishing Company, LLC	24,377	07/31/2026
Property	1.35	2260 Butler Pike	Fee Simple	02/03/2115	None	Pet360, Inc.	22,041	03/31/2025	Wells Fargo Bank, N.A.	9,449	01/31/2017
Property	1.36	140 West Germantown Pike	Fee Simple	02/03/2115	None	Exeter Property Group, LLC	7,264	05/31/2017	Health Care Consulting, Inc.	5,398	01/31/2020
Property	1.37	307 Fellowship Road	Fee Simple	02/03/2114	None	TTI, Inc.	6,323	09/30/2018	AKRF, Inc.	5,660	02/28/2017
Property	1.38	9210 Arboretum Parkway	Fee Simple	02/03/2115	None	Vulcan Construction Materials, LLC	12,589	02/28/2025	Bon Secours Richmond Health System	12,218	12/31/2016
Property	1.39	2221 Dabney Road	Fee Simple	02/03/2115	None	Lasership, Inc.	18,000	10/31/2018	Honeywell International, Inc.	10,200	10/31/2020
Property	1.40	9200 Arboretum Parkway	Fee Simple	02/03/2115	None	GS-03B-08334 ICE	18,952	07/21/2019	Youth & Family Services of Virginia, Inc.	16,489	09/30/2016
Property	1.41	815 East Gate Drive	Fee Simple	02/03/2114	None	Equifax Information Services LLC	8,899	MTM	Environmental Resolutions, Inc.	8,500	04/30/2023
Property	1.42	120 West Germantown Pike	Fee Simple	02/03/2115	None	Wolfson Group, Inc.	7,756	07/31/2020	Griswold International, LLC	6,728	02/28/2019
Property	1.43	4364 South Alston Avenue	Fee Simple	02/03/2115	None	Cato Research, Ltd.	30,572	04/30/2017	3-C Institute for Social Development, Inc.	21,831	10/31/2022
Property	1.44	308 Harper Drive	Fee Simple	02/03/2114	None	Sherman Silverstein Kohl Rose	13,975	07/31/2021	Cisco Systems, Inc.	11,488	03/31/2020
Property	1.45	2251 Dabney Road	Fee Simple	02/03/2115	None	Bonitz Flooring Group, Inc.	16,800	MTM	Concours Auto, LLC	8,400	01/31/2018
Property	1.46	2212 Tomlynn Street	Fee Simple	02/03/2115	None	PPD Development, LP	45,353	04/30/2022	NAP	NAP	NAP
Property	1.47	2256 Dabney Road	Fee Simple	02/03/2115	None	Accu-Tech Corporation	8,400	03/31/2022	Triangle Fastener Corporation	7,560	05/31/2017
Property	1.48	2246 Dabney Road	Fee Simple	02/03/2115	None	PPD Development, LP	33,271	04/30/2022	NAP	NAP	NAP
Property	1.49	2244 Dabney Road	Fee Simple	02/03/2115	None	PPD Development, LP	33,050	04/30/2022	NAP	NAP	NAP
Property	1.50	2130 Tomlynn Street	Fee Simple	02/03/2115	None	Robinson Export Import Company	14,100	06/30/2018	Old Dominion Security Company	6,600	05/31/2016
Property	1.51	2161 Tomlynn Street	Fee Simple	02/03/2115	None	Belfor USA Group, Inc.	12,150	01/31/2020	Lindenmeyr Munroe	8,400	MTM
Property	1.52	2248 Dabney Road	Fee Simple	02/03/2115	None	PPD Development, LP	28,072	04/30/2022	Gelacele LLC/ Gelati Celesti	2,112	01/31/2017
Property	1.53	2112 Tomlynn Street	Fee Simple	02/03/2115	None	Galls, LLC	7,050	07/31/2016	G.P.C. And Associates LC, t/a Smarter	3,600	11/30/2016
Property	1.54	2277 Dabney Road	Fee Simple	02/03/2115	None	West Home Health Care, Inc.	29,400	10/31/2016	Burton Brewing, LLC	8,400	06/30/2018
Property	1.55	9211 Arboretum Parkway	Fee Simple	02/03/2115	None	Alstom Power, Inc.	19,425	07/31/2022	Geosyntec Consultants, Inc.	5,232	06/30/2018
Property	1.56	2240 Dabney Road	Fee Simple	02/03/2115	None	PPD Development, LP	15,389	04/30/2022	NAP	NAP	NAP
Property	1.57	817 East Gate Drive	Fee Simple	02/03/2114	None	Probuild Company LLC	10,264	07/31/2019	Concentra Health Services, Inc	9,755	09/30/2024
Property	1.58	161 Gaither Drive	Fee Simple	02/03/2114	None	National Union Fire Insurance	7,542	12/31/2016	Nike USA, Inc.	6,970	08/31/2017
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	215 West 34th Street & 218 West 35th Street (34)	Fee Simple			34th Hotel Ventures LLC	222,000	10/28/2083	DSW Shoes	37,108	01/31/2028
Loan	4	AG Life Time Fitness Portfolio (34) (35)	Fee Simple
Property	4.01	Life Time - Florham Park, NJ	Fee Simple			Life Time Fitness	109,995	06/30/2035	NAP	NAP	NAP
Property	4.02	Life Time - Westwood, MA	Fee Simple			Life Time Fitness	128,000	06/30/2035	NAP	NAP	NAP

A-1-16

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Interest(21)	Expiration (22)	Extension Terms(22)	Largest Tenant(23)(24)(25)(26)(27)	SF	Expiration	2nd Largest Tenant(24)(26)(27)(28)	SF	Expiration
Property	4.03	Life Time - Vernon Hills, IL	Fee Simple			Life Time Fitness	140,495	06/30/2035	NAP	NAP	NAP
Property	4.04	Life Time - Lakeville, MN	Fee Simple			Life Time Fitness	214,646	06/30/2035	NAP	NAP	NAP
Property	4.05	Life Time - Sterling, VA	Fee Simple			Life Time Fitness	112,110	06/30/2035	NAP	NAP	NAP
Property	4.06	Life Time - Vestavia Hills, AL	Fee Simple			Life Time Fitness	103,647	06/30/2035	NAP	NAP	NAP
Property	4.07	Life Time - Beachwood, OH	Fee Simple			Life Time Fitness	112,110	06/30/2035	NAP	NAP	NAP
Property	4.08	Life Time - Dublin, OH	Fee Simple			Life Time Fitness	109,045	06/30/2035	NAP	NAP	NAP
Property	4.09	Life Time - Ellisville, MO	Fee Simple			Life Time Fitness	112,110	06/30/2035	NAP	NAP	NAP
Property	4.10	Life Time - Woodstock, GA	Fee Simple			Life Time Fitness	112,110	06/30/2035	NAP	NAP	NAP
Loan	5	Renaissance Cincinnati (34)	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	One Commerce Plaza (34)	Fee Simple			NYS OGS Department of Health (DOH)	166,700	Various	NYS Dept. of State	123,715	05/31/2018
Loan	7	GMR Portfolio (36)	Fee Simple
Property	7.01	Marina Towers	Fee Simple			First Choice Healthcare Solutions, Inc.	78,000	01/06/2026	NAP	NAP	NAP
Property	7.02	Star Medical Center	Fee Simple			Star Medical Center, LLC	24,000	02/01/2036	NAP	NAP	NAP
Property	7.03	1310 Wolf Park Drive	Fee Simple			Gastroenterology Center of the Midsouth, P.C.	12,629	01/01/2028	NAP	NAP	NAP
Property	7.04	7668B Airways Boulevard	Fee Simple			Gastroenterology Center of the Midsouth, P.C.	11,423	01/01/2028	NAP	NAP	NAP
Property	7.05	Surgical Institute of Michigan	Fee Simple			Surgical Institute of Michigan, LLC	15,018	03/01/2026	NAP	NAP	NAP
Property	7.06	1324 Wolf Park Drive	Fee Simple			Gastroenterology Center of the Midsouth, P.C.	8,893	01/01/2028	NAP	NAP	NAP
Property	7.07	3350 North Germantown Road	Fee Simple			Gastroenterology Center of the Midsouth, P.C.	6,306	01/01/2028	NAP	NAP	NAP
Property	7.08	2999 Centre Oak Way	Fee Simple			Gastroenterology Center of the Midsouth, P.C.	5,000	01/01/2028	NAP	NAP	NAP
Loan	8	AvidXchange (34)	Fee Simple
Property	8.01	AvidXchange Music Factory	Fee Simple			Live Nation	34,058	05/31/2019	AvidXchange	21,967	03/31/2021
Property	8.02	Silver Hammer Building	Fee Simple			AvidXchange	45,236	12/31/2030	Rick Lazes	6,017	MTM
Loan	9	Madbury Commons (34)	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	GFH Brennan Industrial Portfolio (34)	Fee Simple
Property	10.01	Cumberland	Fee Simple			Mellon Financial	36,448	05/31/2024	THR Property Mgmt.	14,866	04/30/2017
Property	10.02	UMIP Jefferson Hwy	Fee Simple			Aspen Research Corporation	104,262	05/31/2022	NAP	NAP	NAP
Property	10.03	UMIP W 27th Street	Fee Simple			Spectrum Plastics	103,783	05/31/2022	NAP	NAP	NAP
Property	10.04	Main	Fee Simple			Miceli Drapery	193,592	06/30/2035	NAP	NAP	NAP
Property	10.05	Trolley Industrial	Fee Simple			Jinny Beauty Supply	56,000	11/30/2021	Avanti Press	48,000	12/31/2020
Property	10.06	UMIP N 107th Street	Fee Simple			Roadrunner	82,124	10/31/2022	NAP	NAP	NAP
Property	10.07	Addison	Fee Simple			Wismarq Corporation	111,588	06/30/2024	NAP	NAP	NAP
Property	10.08	Pagemill	Fee Simple			Teco Metal Products	90,364	12/31/2023	NAP	NAP	NAP
Property	10.09	UMIP Xeon Street	Fee Simple			Roadrunner	46,423	01/31/2019	NAP	NAP	NAP
Property	10.10	8402-8440 Jackson	Fee Simple			The Book Table	27,600	03/31/2019	Crew2 Inc.	9,350	04/30/2017
Property	10.11	Jackson Pagosa	Fee Simple			Cavalier Distributing, Inc.	36,000	06/30/2018	Hamilton Exhibits	22,500	01/31/2018
Property	10.12	8520-8630 Jackson	Fee Simple			Trademark Surfaces LLC	22,500	01/31/2021	Stenno Carbon Co.	13,500	11/30/2017
Property	10.13	Common	Fee Simple			Dayco Products	60,450	12/31/2018	NAP	NAP	NAP
Property	10.14	8710-8768 Jackson	Fee Simple			Universal Enterprises	5,600	04/30/2018	Advanced Orthomolecular Research	5,600	05/31/2018
Property	10.15	Dolton	Fee Simple			US Glu-Lam, Inc.	70,746	07/31/2019	NAP	NAP	NAP
Loan	11	NorCal Grocery Portfolio	Fee Simple/Leasehold
Property	11.01	1745, 1775, 1799 Story Road	Fee Simple/Leasehold	12/31/2019	5 options, 5 years	Mi Pueblo Food Center	39,539	05/31/2029	Mi Pueblo, LLC	28,146	01/31/2026
Property	11.02	1437 Freedom Boulevard	Fee Simple			Mi Pueblo Food Center	31,453	05/31/2029	NAP	NAP	NAP
Property	11.03	950 East Alisal Street	Fee Simple			Mi Pueblo Food Center	26,500	05/31/2029	NAP	NAP	NAP
Property	11.04	40 South Rengstorff Avenue	Fee Simple			Mi Pueblo Food Center	6,642	05/31/2029	NAP	NAP	NAP
Property	11.05	4340 Bond Street (Parking)	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	Fee Simple
Property	12.01	Luxe at 1548	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	12.02	Luxe at 1539	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	12.03	Luxe at 1759	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	12.04	NMS at Northridge	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	12.05	NMS at Warner Center	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	12.06	NMS at Superior	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Broadstone Plaza II	Fee Simple			Ashley Furniture HomeStore	32,711	02/29/2024	Babies “R” Us	30,555	01/31/2018
Loan	14	Marketplace at Kapolei	Leasehold	10/21/2046	Two Options, 5 Years	Akzo Nobel Paints LLC	4,000	11/30/2017	Chin’s Kapolei Inc.	4,000	08/31/2024
Loan	15	GSP MHP Portfolio II	Fee Simple
Property	15.01	Grayson Village MHP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Pleasant Hills MHP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	15.03	Northwood Manor MHP	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Marriott University Park	Leasehold	12/31/2045	1 option, 10 years	NAP	NAP	NAP	NAP	NAP	NAP

A-1-17

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Interest(21)	Expiration (22)	Extension Terms(22)	Largest Tenant(23)(24)(25)(26)(27)	SF	Expiration	2nd Largest Tenant(24)(26)(27)(28)	SF	Expiration
Loan	17	5353 West Bell Road	Fee Simple			CSAA Insurance Exchange	206,155	11/30/2025	NAP	NAP	NAP
Loan	18	Hilton Garden Inn Las Vegas	Fee Simple/Leasehold	02/01/2022	Five Options, 5 Years	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Racine Dental	Fee Simple			Racine Dental Group, S.C.	57,079	10/31/2030	NAP	NAP	NAP
Loan	20	3 Executive Campus (34)	Fee Simple			Lockheed Martin	126,514	08/30/2021	Cooper Health System	61,140	09/30/2017
Loan	21	Johnson Crossing & Shops at Westwind	Fee Simple
Property	21.01	Johnson Crossing	Fee Simple			Festival Foods	78,141	09/30/2027	Planet Fitness	13,147	04/30/2024
Property	21.02	Shops at Westwind	Fee Simple			Sherwin-Williams	4,562	05/31/2017	MattressFirm	3,650	12/31/2019
Loan	22	Travelers Office Tower II	Fee Simple			R.L. Polk & Co.	139,224	05/31/2021	Accretive Health, Inc.	108,351	04/30/2026
Loan	23	601 West Polk	Fee Simple			TierPoint Illinois, LLC	104,000	12/16/2030	NAP	NAP	NAP
Loan	24	Binz Building	Fee Simple/Leasehold	12/31/2040	None	Abby Office Centers	11,267	08/31/2019	Lumina Geophysical, LLC	9,831	01/31/2020
Loan	25	Home Depot - Elk Grove Village (34)	Fee Simple			Home Depot	187,145	01/31/2020	NAP	NAP	NAP
Loan	26	Bailey’s Ridge Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Great Escape Plaza	Fee Simple			Great Escape	27,220	02/28/2025	Men’s Wearhouse	4,981	02/28/2022
Loan	28	36 Newburgh Road	Fee Simple			Astrodyne TDI	150,500	12/31/2035	NAP	NAP	NAP
Loan	29	Albuquerque Tortilla	Fee Simple			Gruma Corporation	107,347	04/30/2021	Flagship Food Group	78,803	11/30/2024
Loan	30	Wharfside Village	Fee Simple			Vista Mare, LLC	4,000	08/31/2023	Parrot Club	2,803	09/30/2018
Loan	31	Fresenius Portfolio	Fee Simple
Property	31.01	Fresenius Farmville	Fee Simple			Fresenius Medical Care	10,085	12/31/2030	NAP	NAP	NAP
Property	31.02	Fresenius Albany	Fee Simple			Fresenius Medical Care	8,564	12/31/2030	NAP	NAP	NAP
Property	31.03	Fresenius Coweta County	Fee Simple			Fresenius Medical Care	6,322	11/30/2030	NAP	NAP	NAP
Loan	32	Yuma Mesa Shopping Center	Fee Simple			Big Lots	29,400	06/30/2021	Del Sol Market	24,560	04/30/2017
Loan	33	Colinas Del Bosque North	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	Dallas Multifamily Portfolio	Fee Simple
Property	34.01	Mountain Creek View Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	34.02	Highland Hills	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Hampton Inn Palm Desert	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Gables at Lakeside	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	37	Boardwalk Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Athens Sentry Self Storage	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	39	Banderas Corporate Center (35)	Fee Simple			Regus Executive Suites	20,508	07/31/2019	Ensign Services, Inc.	5,618	07/31/2019
Loan	40	Concord Place Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Lakeview Terrace	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Inland Suites Memphis	Fee Simple
Property	42.01	Inland Suites Elvis	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	42.02	Inland Suites Lamar	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Casa Bella Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	44	Hurley Way	Fee Simple			International Rescue Committee	5,570	12/31/2019	CL@S Information Services, Inc.	5,457	06/30/2019
Loan	45	Stein Mart Plaza Westlake	Fee Simple			Stein Mart	36,000	02/28/2019	United States EPA	17,198	06/30/2023
Loan	46	FBI Reno	Fee Simple			GSA - FBI	20,518	03/01/2026	Alston Construction Co., Inc.	5,705	08/31/2020
Loan	47	New Candlelight Apartments	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	Marsh Creek Village	Fee Simple			The Benoit Group	5,573	12/31/2031	Sky Gym	2,435	11/30/2017
Loan	49	Wilco Center	Fee Simple			Wilco Farmers	43,894	10/31/2031	NAP	NAP	NAP
Loan	50	Frankfort Plaza	Fee Simple			Westside Children’s Therapy	7,958	08/07/2020	Pete Mitchell’s	5,406	01/31/2022

A-1-18

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property					Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	3rd Largest Tenant(24)(25)(26)	SF	Expiration	4th Largest Tenant(24)(25)(26)(27)	SF	Expiration	5th Largest Tenant(24)(27)	SF	Expiration	Occupancy	As-of Date
Loan	1	OZRE Leased Fee Portfolio (34)										90.4%	01/05/2016
Property	1.01	300 Arboretum Place	Midkiff, Muncie & Ross, P.C.	18,660	08/31/2023	All Risks, Ltd	18,540	06/30/2019	Harris, Hardy & Johnstone, P.C.	13,737	11/30/2024	100.0%	01/05/2016
Property	1.02	700 East Gate Drive	Ford Motor Company	7,197	04/30/2018	Reger Rizzo & Darnall LLP	3,727	05/31/2017	Selikoff & Cohen, P.A.	3,630	12/31/2022	84.4%	01/05/2016
Property	1.03	6802 Paragon Place	Parker, Pollard, Wilton & Peaden, P.C.	13,252	01/31/2021	Anchor Financial Group, LLC	11,903	01/31/2020	University of Richmond	11,577	05/31/2019	100.0%	01/05/2016
Property	1.04	6800 Paragon Place	Allied International Credit Corp	8,178	06/30/2023	Framme Law Firm PC	8,059	05/31/2021	Trust Mortgage Corporation	8,019	02/29/2020	88.4%	01/05/2016
Property	1.05	2100 West Laburnum Avenue	Golder Associates Inc.	10,938	08/31/2023	Boleman Law Firm, P.C.	9,175	05/31/2023	Dunlap & Partners Engineers, P.C.	7,157	06/30/2019	95.8%	01/05/2016
Property	1.06	7501 Boulder View Drive	The Community Foundation, Inc.	15,311	03/31/2018	Richmond 20MHz, LLC d/b/a NTELOS	9,372	01/31/2017	Good Neighbor Homes, Inc.	7,776	04/30/2020	88.8%	01/05/2016
Property	1.07	7300 Beaufont Springs Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.08	4870 Sadler Road	Murphy & McGonigle, P.C.	12,933	06/30/2021	Hankins & Anderson, Inc.	8,472	09/30/2020	American Office of Richmond	6,338	05/31/2020	100.0%	01/05/2016
Property	1.09	12015 Lee Jackson Memorial Highway	Customers Bancorp, Inc.	4,529	01/31/2019	XA Systems	2,572	04/30/2017	Ohio National Insurance	2,490	11/30/2023	72.2%	01/05/2016
Property	1.10	6806 Paragon Place	Spencer Shuford LLP	8,714	01/31/2019	CSC Leasing Co.	6,436	04/30/2021	Barnes & Diehl, P.C.	4,351	01/31/2019	91.2%	01/05/2016
Property	1.11	925 Harvest Drive	Guidi Homes, Inc.	7,405	06/30/2019	The Carney Group, Inc.	5,046	01/31/2017	Retired and Senior Volunteer Program	4,532	01/31/2017	93.4%	01/05/2016
Property	1.12	555 Croton Road	Mid-Atlantic Management Corporation	9,591	09/30/2022	Barry Wehmiller Design Group	7,476	02/28/2019	Truven Health Analytics, Inc.	6,779	06/30/2018	71.1%	01/05/2016
Property	1.13	980 Harvest Drive	PPD Development, LP	6,964	02/28/2021	Suburban Transit Network, Inc.	5,432	02/28/2019	Keystone Partners Group, LLC	5,077	01/31/2020	77.8%	01/05/2016
Property	1.14	309 Fellowship Road	Merchants Mutual Insurance Company	7,076	10/31/2019	USI Insurance Services, LLC	6,511	09/30/2020	Buzz Bee Toys, Inc.	4,926	06/30/2016	93.0%	01/05/2016
Property	1.15	11781 Lee Jackson Memorial Highway	Wireless Media Consulting, Inc	9,950	05/31/2021	Monarch Bank	9,627	03/31/2018	NAPA Management Services Corporation	9,165	02/28/2023	77.9%	01/05/2016
Property	1.16	305 Fellowship Road	The Receivable Management Services	8,752	MTM	Control Point Associates, Inc.	5,174	10/31/2020	Robson Forensics	4,053	05/31/2019	95.3%	01/05/2016
Property	1.17	701 East Gate Drive	AIG Claims, Inc.	10,135	12/31/2016	Cordell, LLC	4,263	08/31/2018	GS-03B-09342 OPM	3,997	12/07/2019	91.2%	01/05/2016
Property	1.18	920 Harvest Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.19	4880 Sadler Road	Verizon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.20	1025 Boulders Parkway	Advanced Patient Advocacy	8,561	05/31/2019	Dunbar Milby Williams Pittman	7,760	06/30/2023	Wellspring Life Center, Inc.	7,325	MTM	84.4%	01/05/2016
Property	1.21	2201 Tomlynn Street	Capital Medical Supply, Inc.	10,001	01/31/2018	Hill-Rom Company, Inc.	9,555	09/30/2019	Pine Environmental Services	6,545	06/30/2016	95.0%	01/05/2016
Property	1.22	2240-2250 Butler Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.23	7401 Beaufont Springs Drive	Virginia Cardiovascular Specialists	10,456	11/30/2017	Unboxed Technology, LLC	10,055	03/31/2017	US LEC Of Virginia LLC	6,640	03/31/2022	92.8%	01/05/2016
Property	1.24	2511 Brittons Hill Road	Dal-Tile Distribution, Inc.	19,500	07/31/2018	Verizon Virginia LLC	NAP	01/31/2018	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.25	4805 Lake Brook Drive	Experis	7,689	09/30/2020	XPO Logistics, LLC	5,406	11/30/2019	Taradel, LLC	4,596	04/30/2019	73.9%	01/05/2016
Property	1.26	4401 Fair Lakes Court	Nelson Enterprise Technology Services	2,151	11/30/2019	The Severn Group, Inc.	1,709	05/31/2017	Fitness Center	559	12/31/2099	87.6%	01/05/2016
Property	1.27	2812 Emerywood Parkway	Bell Techlogix, Inc.	6,681	05/31/2016	Conquest Communications Group	6,474	01/31/2018	G4S Secure Solutions (USA) Inc	4,209	MTM	84.6%	01/05/2016
Property	1.28	9100 Arboretum Parkway	Mutual Of America	4,040	09/30/2018	Metro Systems Incorporated	3,872	09/30/2019	CMG Foundation	3,676	01/31/2018	100.0%	01/05/2016
Property	1.29	500 Enterprise Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.30	303 Fellowship Road	NWN Corporation	5,766	11/30/2020	Navitas Lease Corp.	4,409	01/31/2017	LCA Vision, Inc	4,260	02/28/2017	85.4%	01/05/2016
Property	1.31	9011 Arboretum Parkway	Total Quality Logistics, LLC	7,671	08/31/2018	Rollins Accounting & Inventory Services	5,460	10/31/2018	Automotive Parts & Services Holdings	5,153	02/28/2022	85.0%	01/05/2016
Property	1.32	910 Harvest Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.33	7325 Beaufont Springs Drive	Donley’s LLC	6,669	01/31/2022	NAP	NAP	NAP	NAP	NAP	NAP	66.0%	01/05/2016
Property	1.34	1 Progress Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.4%	01/05/2016
Property	1.35	2260 Butler Pike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.36	140 West Germantown Pike	The Commonwealth of Pennsylvania	4,678	06/30/2019	Women’s Health Care Group	3,784	08/31/2020	Urology Health Specialists	2,640	08/31/2016	100.0%	01/05/2016
Property	1.37	307 Fellowship Road	Hannover RE Services, USA, Inc.	4,894	08/31/2017	RioCan Holdings USA Inc.	4,098	12/31/2017	RLS Logistics	2,975	08/31/2019	80.8%	01/05/2016
Property	1.38	9210 Arboretum Parkway	GS-03B-10223 USMC	8,121	06/23/2017	The Whiting-Turner Contracting	8,022	02/28/2019	AAA Mid-Atlantic Inc.	5,047	09/30/2019	100.0%	01/05/2016
Property	1.39	2221 Dabney Road	Pelon’s Baja Grill Corp.	7,200	05/31/2023	Frontline Marketing LLC	4,410	11/30/2018	William A. Royall	3,600	11/30/2018	100.0%	01/05/2016
Property	1.40	9200 Arboretum Parkway	Old Dominion Eye Foundation, Inc.	5,637	03/31/2021	Senior Healthcare LLC	4,850	01/31/2018	Virginia Blood Services	2,595	08/31/2016	100.0%	01/05/2016
Property	1.41	815 East Gate Drive	Sportech Racing, LLC	8,101	11/30/2025	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.42	120 West Germantown Pike	E & A Physical Therapy, Inc	5,369	06/30/2017	Plymouth Periodontics LLC	1,911	10/31/2019	Commonwealth of Pennsylvania	1,370	06/30/2019	79.9%	01/05/2016
Property	1.43	4364 South Alston Avenue	C-Accounting Solutions, Inc.	1,685	11/30/2018	MCI Communications Services, Inc.	658	07/31/2021	NAP	NAP	NAP	95.6%	01/05/2016
Property	1.44	308 Harper Drive	Robert Half International, Inc	6,949	07/31/2016	AmTrust North America, Inc.	3,276	MTM	GSH Group, Inc.	3,270	MTM	72.2%	01/05/2016
Property	1.45	2251 Dabney Road	PPD Development, LP	8,298	04/30/2022	Business Opps for the Blind	4,302	06/30/2017	Forshaw, Inc.	4,200	12/31/2017	100.0%	01/05/2016
Property	1.46	2212 Tomlynn Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.47	2256 Dabney Road	Tridium, Inc	5,040	MTM	The Veil Brewing Company, LLC	4,524	11/30/2020	Crossfit Addict LLC	4,200	08/31/2017	100.0%	01/05/2016
Property	1.48	2246 Dabney Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.49	2244 Dabney Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.50	2130 Tomlynn Street	Hearth & Home Technologies LLC	3,000	07/31/2017	Aldridge Installations, LLC	3,000	12/31/2016	Clarus Services, Inc.	3,000	08/31/2019	100.0%	01/05/2016
Property	1.51	2161 Tomlynn Street	Joseph W. Bliley Company	8,400	12/31/2019	DVA Healthcare Renal Care, Inc	4,200	05/31/2021	Sound Lab Inc.	4,200	MTM	100.0%	01/05/2016
Property	1.52	2248 Dabney Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.53	2112 Tomlynn Street	Charles A. Yancey T/A Cellar Door	3,450	10/31/2016	Ferrellgas, L.P.	3,300	08/31/2019	Arbon Equipment Corporation	3,300	12/31/2021	100.0%	01/05/2016
Property	1.54	2277 Dabney Road	Mid South Marketing, Inc	8,400	06/30/2018	Clayworks Supplies, Inc.	4,200	08/31/2020	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.55	9211 Arboretum Parkway	Shepherd’s Heart Christian Fellowship	3,117	MTM	Seneca Insurance Company, Inc.	3,017	06/30/2017	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.56	2240 Dabney Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	1.57	817 East Gate Drive	Environmental Resolutions, Inc.	434	04/30/2023	B&F Electrical Contractors Inc.	NAP	MTM	BTB Builders, LLC	NAP	MTM	80.7%	01/05/2016
Property	1.58	161 Gaither Drive	Contemporary Staffing Solutions	5,543	09/30/2022	CSX Transportation, Inc.	3,404	06/30/2017	Online Consulting, Inc.	2,566	10/31/2017	58.2%	01/05/2016
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.6%	01/31/2016
Loan	3	215 West 34th Street & 218 West 35th Street (34)	Planet Fitness	15,350	06/30/2030	Party City	11,865	10/31/2021	Joe Fresh	8,572	01/31/2021	100.0%	10/01/2015
Loan	4	AG Life Time Fitness Portfolio (34) (35)										100.0%	05/06/2016
Property	4.01	Life Time - Florham Park, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.02	Life Time - Westwood, MA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016

A-1-19

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property					Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	3rd Largest Tenant(24)(25)(26)	SF	Expiration	4th Largest Tenant(24)(25)(26)(27)	SF	Expiration	5th Largest Tenant(24)(27)	SF	Expiration	Occupancy	As-of Date
Property	4.03	Life Time - Vernon Hills, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.04	Life Time - Lakeville, MN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.05	Life Time - Sterling, VA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.06	Life Time - Vestavia Hills, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.07	Life Time - Beachwood, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.08	Life Time - Dublin, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.09	Life Time - Ellisville, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	4.10	Life Time - Woodstock, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	5	Renaissance Cincinnati (34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	63.8%	02/29/2016
Loan	6	One Commerce Plaza (34)	NYS Higher Education	102,685	07/31/2017	NYS Department of Financial Services (DFS)	77,643	MTM	NYS Office of Temporary and Disability Assistance (OTDA)	63,884	MTM	96.4%	12/01/2015
Loan	7	GMR Portfolio (36)										100.0%	05/06/2016
Property	7.01	Marina Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.02	Star Medical Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.03	1310 Wolf Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.04	7668B Airways Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.05	Surgical Institute of Michigan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.06	1324 Wolf Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.07	3350 North Germantown Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	7.08	2999 Centre Oak Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	8	AvidXchange (34)										95.2%	03/01/2016
Property	8.01	AvidXchange Music Factory	Label	16,206	06/30/2017	Industry, Inc.	14,028	08/31/2020	8.2.0	12,664	07/31/2021	93.7%	03/01/2016
Property	8.02	Silver Hammer Building	Charlotte-Mecklenburg Schools	4,500	06/30/2017	N.C. Guitar Works	650	05/31/2016	NAP	NAP	NAP	100.0%	03/01/2016
Loan	9	Madbury Commons (34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/06/2015
Loan	10	GFH Brennan Industrial Portfolio (34)										95.7%	11/10/2015
Property	10.01	Cumberland	Ciorba Group	13,704	10/31/2018	Alliance Title Corporation	10,952	11/30/2017	Zynga	10,310	08/31/2019	91.3%	11/10/2015
Property	10.02	UMIP Jefferson Hwy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.03	UMIP W 27th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.04	Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.05	Trolley Industrial	Tire Centers	32,000	08/31/2018	Lewis-Goetz	24,035	12/31/2019	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.06	UMIP N 107th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.07	Addison	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.08	Pagemill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.09	UMIP Xeon Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.10	8402-8440 Jackson	Carpet Cushions & Supply	5,850	10/31/2016	NAP	NAP	NAP	NAP	NAP	NAP	77.5%	11/10/2015
Property	10.11	Jackson Pagosa	Total Plastics, Inc.	13,500	05/31/2019	Worldwide Filters, LLC	9,000	07/31/2018	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.12	8520-8630 Jackson	Cinderella, Inc.	13,500	03/31/2019	NAP	NAP	NAP	NAP	NAP	NAP	61.1%	11/10/2015
Property	10.13	Common	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Property	10.14	8710-8768 Jackson	Internet Gaming Experts, LLC	5,600	12/31/2017	Archer	3,200	MTM	Fresenius USA Manufacturing	3,200	09/30/2016	90.7%	11/10/2015
Property	10.15	Dolton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	11/10/2015
Loan	11	NorCal Grocery Portfolio										99.1%	Various
Property	11.01	1745, 1775, 1799 Story Road	O’Reilly Auto Parts	17,629	07/31/2016	Harbor Freight Tools	13,331	09/30/2025	Patelco Credit Union	2,677	04/30/2018	98.5%	03/01/2016
Property	11.02	1437 Freedom Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	11.03	950 East Alisal Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	11.04	40 South Rengstorff Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	11.05	4340 Bond Street (Parking)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	NMS Los Angeles Multifamily Portfolio (34)										95.6%	02/09/2016
Property	12.01	Luxe at 1548	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.1%	02/09/2016
Property	12.02	Luxe at 1539	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.2%	02/09/2016
Property	12.03	Luxe at 1759	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.4%	02/09/2016
Property	12.04	NMS at Northridge	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.0%	02/09/2016
Property	12.05	NMS at Warner Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	89.9%	02/09/2016
Property	12.06	NMS at Superior	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.3%	02/09/2016
Loan	13	Broadstone Plaza II	Cost Plus - World Market	17,857	01/31/2018	Umpqua Bank	7,246	12/12/2017	Round Table Pizza	3,991	10/31/2017	98.4%	03/01/2016
Loan	14	Marketplace at Kapolei	Diagnostic Laboratory Services Inc.	4,000	09/30/2019	Fun Factory, LLC	3,965	07/14/2018	Hickam Federal Credit Union	3,450	12/11/2022	98.1%	02/29/2016
Loan	15	GSP MHP Portfolio II										78.6%	Various
Property	15.01	Grayson Village MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	99.4%	12/31/2015
Property	15.02	Pleasant Hills MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	71.8%	01/07/2016
Property	15.03	Northwood Manor MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.9%	01/07/2016
Loan	16	Marriott University Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.0%	01/31/2016

A-1-20

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property					Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	3rd Largest Tenant(24)(25)(26)	SF	Expiration	4th Largest Tenant(24)(25)(26)(27)	SF	Expiration	5th Largest Tenant(24)(27)	SF	Expiration	Occupancy	As-of Date
Loan	17	5353 West Bell Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	18	Hilton Garden Inn Las Vegas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.4%	02/29/2016
Loan	19	Racine Dental	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	20	3 Executive Campus (34)	Freedom Home Mortgage	48,718	12/31/2018	CDW	31,121	02/28/2022	PrisMed of South Jersey	20,604	03/31/2018	95.1%	04/14/2016
Loan	21	Johnson Crossing & Shops at Westwind										88.9%	01/31/2016
Property	21.01	Johnson Crossing	Botanicals, LLC	4,758	04/30/2018	Agnesian Healthcare, Inc.	2,880	05/31/2018	Remax Heritage	2,150	MTM	87.7%	01/31/2016
Property	21.02	Shops at Westwind	Agnesian Healthcare, Inc.	2,000	02/28/2019	Enterprise Rent-A-Car	1,700	07/31/2018	Savvi Formalwear	1,560	01/31/2020	100.0%	01/31/2016
Loan	22	Travelers Office Tower II	Covisint Corp.	33,786	05/31/2026	The Albrecht Companies, LLC	32,936	11/30/2017	NAP	NAP	NAP	90.0%	03/31/2016
Loan	23	601 West Polk	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	24	Binz Building	Avda	9,188	05/31/2020	Faubus Keller LLP	7,336	10/31/2019	Quasar Data Center	7,161	08/31/2022	89.5%	04/06/2016
Loan	25	Home Depot - Elk Grove Village (34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/01/2016
Loan	26	Bailey’s Ridge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.6%	02/29/2016
Loan	27	Great Escape Plaza	Audio Visions	4,639	12/31/2019	Verizon Wireless	4,572	07/31/2017	AAA East Central	4,313	12/31/2021	100.0%	02/01/2016
Loan	28	36 Newburgh Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	29	Albuquerque Tortilla	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/31/2015
Loan	30	Wharfside Village	Waterfront Bistro	2,100	08/31/2023	Beach Bar	1,913	10/31/2025	Joe’s Rum Hut	1,518	08/31/2023	99.3%	03/01/2016
Loan	31	Fresenius Portfolio										100.0%	05/06/2016
Property	31.01	Fresenius Farmville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	31.02	Fresenius Albany	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Property	31.03	Fresenius Coweta County	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	32	Yuma Mesa Shopping Center	Rent A Center	9,200	12/31/2020	Dancers Workshop	8,400	05/31/2016	Cali Pro Nails	2,450	08/31/2016	96.7%	09/30/2015
Loan	33	Colinas Del Bosque North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.9%	03/23/2016
Loan	34	Dallas Multifamily Portfolio										86.4%	04/04/2016
Property	34.01	Mountain Creek View Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	84.2%	04/04/2016
Property	34.02	Highland Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	04/04/2016
Loan	35	Hampton Inn Palm Desert	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.2%	02/29/2016
Loan	36	Gables at Lakeside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.0%	10/30/2015
Loan	37	Boardwalk Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.0%	02/29/2016
Loan	38	Athens Sentry Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.6%	01/31/2016
Loan	39	Banderas Corporate Center (35)	Caterpillar Inc.	4,039	04/30/2020	Scientific Telephone Samples	3,943	08/31/2018	Zumtobel Lighting, Inc.	2,646	07/31/2018	100.0%	01/31/2016
Loan	40	Concord Place Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.0%	01/12/2016
Loan	41	Lakeview Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	91.7%	01/12/2016
Loan	42	Inland Suites Memphis										78.9%	01/31/2016
Property	42.01	Inland Suites Elvis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	78.5%	01/31/2016
Property	42.02	Inland Suites Lamar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	79.3%	01/31/2016
Loan	43	Casa Bella Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.6%	03/29/2016
Loan	44	Hurley Way	EDCO Group, Inc.	5,244	03/31/2019	Barbizon School of San Francisco, Inc.	3,976	10/02/2020	Skyline Steel, LLC.	3,271	10/31/2018	85.5%	02/08/2016
Loan	45	Stein Mart Plaza Westlake	Remax Beyond 2000	4,860	06/30/2021	Consign Home Couture	4,233	09/11/2020	Thai Spice	2,890	12/31/2018	68.0%	01/20/2016
Loan	46	FBI Reno	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	84.1%	04/07/2016
Loan	47	New Candlelight Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.5%	03/24/2016
Loan	48	Marsh Creek Village	Get Fit Now	2,012	08/09/2017	A Touch of Lace	1,430	12/31/2016	Rejuvenate Body Spa	1,345	03/31/2017	81.6%	02/29/2016
Loan	49	Wilco Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/06/2016
Loan	50	Frankfort Plaza	Classical Martial Arts Academy	2,631	05/31/2020	Allstate	1,331	06/30/2019	Mystique Nail Salon	1,313	09/30/2021	91.9%	03/31/2016

A-1-21

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront
Property			Replacement	Replacement	TI/LC
Flag	ID	Property Name	Reserves($)(29)	Reserves ($)(30)	Reserves ($)(29)
Loan	1	OZRE Leased Fee Portfolio (34)		Springing
Property	1.01	300 Arboretum Place
Property	1.02	700 East Gate Drive
Property	1.03	6802 Paragon Place
Property	1.04	6800 Paragon Place
Property	1.05	2100 West Laburnum Avenue
Property	1.06	7501 Boulder View Drive
Property	1.07	7300 Beaufont Springs Drive
Property	1.08	4870 Sadler Road
Property	1.09	12015 Lee Jackson Memorial Highway
Property	1.10	6806 Paragon Place
Property	1.11	925 Harvest Drive
Property	1.12	555 Croton Road
Property	1.13	980 Harvest Drive
Property	1.14	309 Fellowship Road
Property	1.15	11781 Lee Jackson Memorial Highway
Property	1.16	305 Fellowship Road
Property	1.17	701 East Gate Drive
Property	1.18	920 Harvest Drive
Property	1.19	4880 Sadler Road
Property	1.20	1025 Boulders Parkway
Property	1.21	2201 Tomlynn Street
Property	1.22	2240-2250 Butler Pike
Property	1.23	7401 Beaufont Springs Drive
Property	1.24	2511 Brittons Hill Road
Property	1.25	4805 Lake Brook Drive
Property	1.26	4401 Fair Lakes Court
Property	1.27	2812 Emerywood Parkway
Property	1.28	9100 Arboretum Parkway
Property	1.29	500 Enterprise Road
Property	1.30	303 Fellowship Road
Property	1.31	9011 Arboretum Parkway
Property	1.32	910 Harvest Drive
Property	1.33	7325 Beaufont Springs Drive
Property	1.34	1 Progress Drive
Property	1.35	2260 Butler Pike
Property	1.36	140 West Germantown Pike
Property	1.37	307 Fellowship Road
Property	1.38	9210 Arboretum Parkway
Property	1.39	2221 Dabney Road
Property	1.40	9200 Arboretum Parkway
Property	1.41	815 East Gate Drive
Property	1.42	120 West Germantown Pike
Property	1.43	4364 South Alston Avenue
Property	1.44	308 Harper Drive
Property	1.45	2251 Dabney Road
Property	1.46	2212 Tomlynn Street
Property	1.47	2256 Dabney Road
Property	1.48	2246 Dabney Road
Property	1.49	2244 Dabney Road
Property	1.50	2130 Tomlynn Street
Property	1.51	2161 Tomlynn Street
Property	1.52	2248 Dabney Road
Property	1.53	2112 Tomlynn Street
Property	1.54	2277 Dabney Road
Property	1.55	9211 Arboretum Parkway
Property	1.56	2240 Dabney Road
Property	1.57	817 East Gate Drive
Property	1.58	161 Gaither Drive
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)		Springing
Loan	3	215 West 34th Street & 218 West 35th Street (34)		979
Loan	4	AG Life Time Fitness Portfolio (34) (35)		Springing
Property	4.01	Life Time - Florham Park, NJ
Property	4.02	Life Time - Westwood, MA

A-1-22

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront
Property			Replacement	Replacement	TI/LC
Flag	ID	Property Name	Reserves($)(29)	Reserves ($)(30)	Reserves ($)(29)
Property	4.03	Life Time - Vernon Hills, IL
Property	4.04	Life Time - Lakeville, MN
Property	4.05	Life Time - Sterling, VA
Property	4.06	Life Time - Vestavia Hills, AL
Property	4.07	Life Time - Beachwood, OH
Property	4.08	Life Time - Dublin, OH
Property	4.09	Life Time - Ellisville, MO
Property	4.10	Life Time - Woodstock, GA
Loan	5	Renaissance Cincinnati (34)		The greater of (i) 2.0% of 1/12 or prior year’s gross revenues through and including 6/6/2016, 3.0% of 1/12 or prior year’s gross revenues beginning 7/6/2016 through and including 6/6/2017, 4.0% of 1/12 or prior year’s gross revenues beginning on 7/6/2017 through and including 6/6/2018, 5.0% of prior year’s gross revenues beginning on 7/6/2018 through and including the maturity date.
Loan	6	One Commerce Plaza (34)		9,234
Loan	7	GMR Portfolio (36)		2,821	380,889
Property	7.01	Marina Towers
Property	7.02	Star Medical Center
Property	7.03	1310 Wolf Park Drive
Property	7.04	7668B Airways Boulevard
Property	7.05	Surgical Institute of Michigan
Property	7.06	1324 Wolf Park Drive
Property	7.07	3350 North Germantown Road
Property	7.08	2999 Centre Oak Way
Loan	8	AvidXchange (34)		3,985	750,000
Property	8.01	AvidXchange Music Factory
Property	8.02	Silver Hammer Building
Loan	9	Madbury Commons (34)		5,120	64,278
Loan	10	GFH Brennan Industrial Portfolio (34)		18,103	123,800
Property	10.01	Cumberland
Property	10.02	UMIP Jefferson Hwy
Property	10.03	UMIP W 27th Street
Property	10.04	Main
Property	10.05	Trolley Industrial
Property	10.06	UMIP N 107th Street
Property	10.07	Addison
Property	10.08	Pagemill
Property	10.09	UMIP Xeon Street
Property	10.10	8402-8440 Jackson
Property	10.11	Jackson Pagosa
Property	10.12	8520-8630 Jackson
Property	10.13	Common
Property	10.14	8710-8768 Jackson
Property	10.15	Dolton
Loan	11	NorCal Grocery Portfolio		3,368
Property	11.01	1745, 1775, 1799 Story Road
Property	11.02	1437 Freedom Boulevard
Property	11.03	950 East Alisal Street
Property	11.04	40 South Rengstorff Avenue
Property	11.05	4340 Bond Street (Parking)
Loan	12	NMS Los Angeles Multifamily Portfolio (34)		8,000
Property	12.01	Luxe at 1548
Property	12.02	Luxe at 1539
Property	12.03	Luxe at 1759
Property	12.04	NMS at Northridge
Property	12.05	NMS at Warner Center
Property	12.06	NMS at Superior
Loan	13	Broadstone Plaza II		1,476
Loan	14	Marketplace at Kapolei	1,550	1,550	5,475
Loan	15	GSP MHP Portfolio II		2,288
Property	15.01	Grayson Village MHP
Property	15.02	Pleasant Hills MHP
Property	15.03	Northwood Manor MHP
Loan	16	Marriott University Park		Springing

A-1-23

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Upfront	Monthly	Upfront
Property			Replacement	Replacement	TI/LC
Flag	ID	Property Name	Reserves($)(29)	Reserves ($)(30)	Reserves ($)(29)
Loan	17	5353 West Bell Road		Springing
Loan	18	Hilton Garden Inn Las Vegas	23,482	1/12 of 4.0% of prior year’s gross revenues
Loan	19	Racine Dental		Springing
Loan	20	3 Executive Campus (34)	34,466	7,178
Loan	21	Johnson Crossing & Shops at Westwind		1,794	100,000
Property	21.01	Johnson Crossing
Property	21.02	Shops at Westwind
Loan	22	Travelers Office Tower II
Loan	23	601 West Polk		Springing
Loan	24	Binz Building		2,560	75,451
Loan	25	Home Depot - Elk Grove Village (34)		Springing	18,889
Loan	26	Bailey’s Ridge Apartments		3,250
Loan	27	Great Escape Plaza		678
Loan	28	36 Newburgh Road		Springing
Loan	29	Albuquerque Tortilla		1,551
Loan	30	Wharfside Village		858
Loan	31	Fresenius Portfolio	24,971	416
Property	31.01	Fresenius Farmville
Property	31.02	Fresenius Albany
Property	31.03	Fresenius Coweta County
Loan	32	Yuma Mesa Shopping Center		1,377	350,000
Loan	33	Colinas Del Bosque North		904
Loan	34	Dallas Multifamily Portfolio	40,853	10,100
Property	34.01	Mountain Creek View Apartments
Property	34.02	Highland Hills
Loan	35	Hampton Inn Palm Desert	9,846	1/12 of 4.0% of prior year’s gross revenues
Loan	36	Gables at Lakeside		2,771
Loan	37	Boardwalk Apartments		4,800
Loan	38	Athens Sentry Self Storage		1,308
Loan	39	Banderas Corporate Center (35)	874	874	4,523
Loan	40	Concord Place Apartments		1,425
Loan	41	Lakeview Terrace		1,500
Loan	42	Inland Suites Memphis		1/12 of 5.0% of next year’s estimated gross revenues
Property	42.01	Inland Suites Elvis
Property	42.02	Inland Suites Lamar
Loan	43	Casa Bella Apartments	787,375	3,667
Loan	44	Hurley Way		1,153
Loan	45	Stein Mart Plaza Westlake		2,513
Loan	46	FBI Reno		519
Loan	47	New Candlelight Apartments		3,887
Loan	48	Marsh Creek Village		347	90,500
Loan	49	Wilco Center		549
Loan	50	Frankfort Plaza		289	92,500

A-1-24

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
Property			TI/LC	Tax
Flag	ID	Property Name	Reserves ($)(30)(31)	Reserves ($)(29)
Loan	1	OZRE Leased Fee Portfolio (34)	Springing
Property	1.01	300 Arboretum Place
Property	1.02	700 East Gate Drive
Property	1.03	6802 Paragon Place
Property	1.04	6800 Paragon Place
Property	1.05	2100 West Laburnum Avenue
Property	1.06	7501 Boulder View Drive
Property	1.07	7300 Beaufont Springs Drive
Property	1.08	4870 Sadler Road
Property	1.09	12015 Lee Jackson Memorial Highway
Property	1.10	6806 Paragon Place
Property	1.11	925 Harvest Drive
Property	1.12	555 Croton Road
Property	1.13	980 Harvest Drive
Property	1.14	309 Fellowship Road
Property	1.15	11781 Lee Jackson Memorial Highway
Property	1.16	305 Fellowship Road
Property	1.17	701 East Gate Drive
Property	1.18	920 Harvest Drive
Property	1.19	4880 Sadler Road
Property	1.20	1025 Boulders Parkway
Property	1.21	2201 Tomlynn Street
Property	1.22	2240-2250 Butler Pike
Property	1.23	7401 Beaufont Springs Drive
Property	1.24	2511 Brittons Hill Road
Property	1.25	4805 Lake Brook Drive
Property	1.26	4401 Fair Lakes Court
Property	1.27	2812 Emerywood Parkway
Property	1.28	9100 Arboretum Parkway
Property	1.29	500 Enterprise Road
Property	1.30	303 Fellowship Road
Property	1.31	9011 Arboretum Parkway
Property	1.32	910 Harvest Drive
Property	1.33	7325 Beaufont Springs Drive
Property	1.34	1 Progress Drive
Property	1.35	2260 Butler Pike
Property	1.36	140 West Germantown Pike
Property	1.37	307 Fellowship Road
Property	1.38	9210 Arboretum Parkway
Property	1.39	2221 Dabney Road
Property	1.40	9200 Arboretum Parkway
Property	1.41	815 East Gate Drive
Property	1.42	120 West Germantown Pike
Property	1.43	4364 South Alston Avenue
Property	1.44	308 Harper Drive
Property	1.45	2251 Dabney Road
Property	1.46	2212 Tomlynn Street
Property	1.47	2256 Dabney Road
Property	1.48	2246 Dabney Road
Property	1.49	2244 Dabney Road
Property	1.50	2130 Tomlynn Street
Property	1.51	2161 Tomlynn Street
Property	1.52	2248 Dabney Road
Property	1.53	2112 Tomlynn Street
Property	1.54	2277 Dabney Road
Property	1.55	9211 Arboretum Parkway
Property	1.56	2240 Dabney Road
Property	1.57	817 East Gate Drive
Property	1.58	161 Gaither Drive
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)		1,815,000
Loan	3	215 West 34th Street & 218 West 35th Street (34)	Springing	290,167
Loan	4	AG Life Time Fitness Portfolio (34) (35)	Springing
Property	4.01	Life Time - Florham Park, NJ
Property	4.02	Life Time - Westwood, MA

A-1-25

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
Property			TI/LC	Tax
Flag	ID	Property Name	Reserves ($)(30)(31)	Reserves ($)(29)
Property	4.03	Life Time - Vernon Hills, IL
Property	4.04	Life Time - Lakeville, MN
Property	4.05	Life Time - Sterling, VA
Property	4.06	Life Time - Vestavia Hills, AL
Property	4.07	Life Time - Beachwood, OH
Property	4.08	Life Time - Dublin, OH
Property	4.09	Life Time - Ellisville, MO
Property	4.10	Life Time - Woodstock, GA
Loan	5	Renaissance Cincinnati (34)		73,500
Loan	6	One Commerce Plaza (34)	70,793	351,334
Loan	7	GMR Portfolio (36)	Springing	434,000
Property	7.01	Marina Towers
Property	7.02	Star Medical Center
Property	7.03	1310 Wolf Park Drive
Property	7.04	7668B Airways Boulevard
Property	7.05	Surgical Institute of Michigan
Property	7.06	1324 Wolf Park Drive
Property	7.07	3350 North Germantown Road
Property	7.08	2999 Centre Oak Way
Loan	8	AvidXchange (34)	14,944	126,459
Property	8.01	AvidXchange Music Factory
Property	8.02	Silver Hammer Building
Loan	9	Madbury Commons (34)		287,612
Loan	10	GFH Brennan Industrial Portfolio (34)	31,366	690,386
Property	10.01	Cumberland
Property	10.02	UMIP Jefferson Hwy
Property	10.03	UMIP W 27th Street
Property	10.04	Main
Property	10.05	Trolley Industrial
Property	10.06	UMIP N 107th Street
Property	10.07	Addison
Property	10.08	Pagemill
Property	10.09	UMIP Xeon Street
Property	10.10	8402-8440 Jackson
Property	10.11	Jackson Pagosa
Property	10.12	8520-8630 Jackson
Property	10.13	Common
Property	10.14	8710-8768 Jackson
Property	10.15	Dolton
Loan	11	NorCal Grocery Portfolio	5,358	92,500
Property	11.01	1745, 1775, 1799 Story Road
Property	11.02	1437 Freedom Boulevard
Property	11.03	950 East Alisal Street
Property	11.04	40 South Rengstorff Avenue
Property	11.05	4340 Bond Street (Parking)
Loan	12	NMS Los Angeles Multifamily Portfolio (34)		633,333
Property	12.01	Luxe at 1548
Property	12.02	Luxe at 1539
Property	12.03	Luxe at 1759
Property	12.04	NMS at Northridge
Property	12.05	NMS at Warner Center
Property	12.06	NMS at Superior
Loan	13	Broadstone Plaza II	9,884	65,112
Loan	14	Marketplace at Kapolei	5,475	94,449
Loan	15	GSP MHP Portfolio II		86,486
Property	15.01	Grayson Village MHP
Property	15.02	Pleasant Hills MHP
Property	15.03	Northwood Manor MHP
Loan	16	Marriott University Park		100,917

A-1-26

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront
Property			TI/LC	Tax
Flag	ID	Property Name	Reserves ($)(30)(31)	Reserves ($)(29)
Loan	17	5353 West Bell Road
Loan	18	Hilton Garden Inn Las Vegas		33,767
Loan	19	Racine Dental	Springing
Loan	20	3 Executive Campus (34)	35,890	69,948
Loan	21	Johnson Crossing & Shops at Westwind	4,602	129,583
Property	21.01	Johnson Crossing
Property	21.02	Shops at Westwind
Loan	22	Travelers Office Tower II
Loan	23	601 West Polk	Springing
Loan	24	Binz Building	10,240	219,167
Loan	25	Home Depot - Elk Grove Village (34)	Commencing on the first payment date, $18,889 through and including the payment date in January 2017; $25,556 commencing on the payment date occurring in February 2017 through and including the payment date in April 2018; $28,889 commencing on the payment date in May 2018 through and including the payment date in July 2019; $3,119.08 commencing on the payment date in February 2020 and continuing until the Maturity Date.
Loan	26	Bailey’s Ridge Apartments		7,045
Loan	27	Great Escape Plaza	4,523	26,131
Loan	28	36 Newburgh Road	Springing
Loan	29	Albuquerque Tortilla	7,756
Loan	30	Wharfside Village	1,510	40,000
Loan	31	Fresenius Portfolio	Springing	29,573
Property	31.01	Fresenius Farmville
Property	31.02	Fresenius Albany
Property	31.03	Fresenius Coweta County
Loan	32	Yuma Mesa Shopping Center	4,588	6,667
Loan	33	Colinas Del Bosque North		9,432
Loan	34	Dallas Multifamily Portfolio		23,222
Property	34.01	Mountain Creek View Apartments
Property	34.02	Highland Hills
Loan	35	Hampton Inn Palm Desert		27,667
Loan	36	Gables at Lakeside		23,750
Loan	37	Boardwalk Apartments		54,750
Loan	38	Athens Sentry Self Storage		40,667
Loan	39	Banderas Corporate Center (35)	4,523	21,103
Loan	40	Concord Place Apartments		33,333
Loan	41	Lakeview Terrace		23,333
Loan	42	Inland Suites Memphis		86,500
Property	42.01	Inland Suites Elvis
Property	42.02	Inland Suites Lamar
Loan	43	Casa Bella Apartments		51,029
Loan	44	Hurley Way	3,257	13,500
Loan	45	Stein Mart Plaza Westlake	4,188	47,573
Loan	46	FBI Reno	Springing	23,311
Loan	47	New Candlelight Apartments		34,210
Loan	48	Marsh Creek Village	866	10,474
Loan	49	Wilco Center	1,829	12,667
Loan	50	Frankfort Plaza	Springing	31,643

A-1-27

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Upfront	Monthly	Other	Environmental
Property			Tax	Insurance	Insurance	Engineering	Other Reserves	Other	Reserves	Report
Flag	ID	Property Name	Reserves ($)(30)	Reserves($)(29)	Reserves ($)(30)	Reserve($)(29)	($)(19)(29)	Reserves ($)(30)	Description	Date(32)
Loan	1	OZRE Leased Fee Portfolio (34)	Springing		Springing			Springing	Major Tenant Reserve (Springing Monthly: Excess Cash Flow); PLL Policy Reserve (Springing Monthly: 26,018.67 for 12 payment dates)
Property	1.01	300 Arboretum Place								10/07/2015
Property	1.02	700 East Gate Drive								10/20/2015
Property	1.03	6802 Paragon Place								10/09/2015
Property	1.04	6800 Paragon Place								10/09/2015
Property	1.05	2100 West Laburnum Avenue								10/15/2015
Property	1.06	7501 Boulder View Drive								10/08/2015
Property	1.07	7300 Beaufont Springs Drive								10/08/2015
Property	1.08	4870 Sadler Road								09/20/2015
Property	1.09	12015 Lee Jackson Memorial Highway								10/19/2015
Property	1.10	6806 Paragon Place								10/09/2015
Property	1.11	925 Harvest Drive								10/20/2015
Property	1.12	555 Croton Road								10/08/2015
Property	1.13	980 Harvest Drive								10/20/2015
Property	1.14	309 Fellowship Road								10/20/2015
Property	1.15	11781 Lee Jackson Memorial Highway								10/19/2015
Property	1.16	305 Fellowship Road								10/20/2015
Property	1.17	701 East Gate Drive								10/20/2015
Property	1.18	920 Harvest Drive								10/20/2015
Property	1.19	4880 Sadler Road								09/20/2015
Property	1.20	1025 Boulders Parkway								10/08/2015
Property	1.21	2201 Tomlynn Street								01/05/2016
Property	1.22	2240-2250 Butler Pike								10/09/2015
Property	1.23	7401 Beaufont Springs Drive								10/08/2015
Property	1.24	2511 Brittons Hill Road								10/12/2015
Property	1.25	4805 Lake Brook Drive								09/20/2015
Property	1.26	4401 Fair Lakes Court								10/19/2015
Property	1.27	2812 Emerywood Parkway								10/12/2015
Property	1.28	9100 Arboretum Parkway								10/07/2015
Property	1.29	500 Enterprise Road								10/05/2015
Property	1.30	303 Fellowship Road								10/20/2015
Property	1.31	9011 Arboretum Parkway								10/07/2015
Property	1.32	910 Harvest Drive								10/20/2015
Property	1.33	7325 Beaufont Springs Drive								10/08/2015
Property	1.34	1 Progress Drive								10/06/2015
Property	1.35	2260 Butler Pike								10/09/2015
Property	1.36	140 West Germantown Pike								10/08/2015
Property	1.37	307 Fellowship Road								10/20/2015
Property	1.38	9210 Arboretum Parkway								10/07/2015
Property	1.39	2221 Dabney Road								01/05/2016
Property	1.40	9200 Arboretum Parkway								10/07/2015
Property	1.41	815 East Gate Drive								10/20/2015
Property	1.42	120 West Germantown Pike								10/08/2015
Property	1.43	4364 South Alston Avenue								09/20/2015
Property	1.44	308 Harper Drive								10/20/2015
Property	1.45	2251 Dabney Road								01/05/2016
Property	1.46	2212 Tomlynn Street								01/05/2016
Property	1.47	2256 Dabney Road								01/05/2016
Property	1.48	2246 Dabney Road								01/05/2016
Property	1.49	2244 Dabney Road								01/05/2016
Property	1.50	2130 Tomlynn Street								01/05/2016
Property	1.51	2161 Tomlynn Street								01/05/2016
Property	1.52	2248 Dabney Road								01/05/2016
Property	1.53	2112 Tomlynn Street								01/05/2016
Property	1.54	2277 Dabney Road								01/05/2016
Property	1.55	9211 Arboretum Parkway								10/07/2015
Property	1.56	2240 Dabney Road								01/05/2016
Property	1.57	817 East Gate Drive								10/20/2015
Property	1.58	161 Gaither Drive								10/20/2015
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	151,250		Springing					11/04/2015
Loan	3	215 West 34th Street & 218 West 35th Street (34)	290,167	24,490	12,245		225,000	Springing	Planet Fitness Free Rent Reserve (Upfront: 225,000); FF&E Reserve (Monthly: Springing)	11/12/2015
Loan	4	AG Life Time Fitness Portfolio (34) (35)	Springing		Springing	1,879,873		Springing	Life Time Fitness Reserve (Future one-time deposit: Springing)
Property	4.01	Life Time - Florham Park, NJ								07/06/2015
Property	4.02	Life Time - Westwood, MA								07/06/2015

A-1-28

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Upfront	Monthly	Other	Environmental
Property			Tax	Insurance	Insurance	Engineering	Other Reserves	Other	Reserves	Report
Flag	ID	Property Name	Reserves ($)(30)	Reserves($)(29)	Reserves ($)(30)	Reserve($)(29)	($)(19)(29)	Reserves ($)(30)	Description	Date(32)
Property	4.03	Life Time - Vernon Hills, IL								07/06/2015
Property	4.04	Life Time - Lakeville, MN								07/06/2015
Property	4.05	Life Time - Sterling, VA								07/06/2015
Property	4.06	Life Time - Vestavia Hills, AL								07/06/2015
Property	4.07	Life Time - Beachwood, OH								07/06/2015
Property	4.08	Life Time - Dublin, OH								07/06/2015
Property	4.09	Life Time - Ellisville, MO								07/06/2015
Property	4.10	Life Time - Woodstock, GA								07/06/2015
Loan	5	Renaissance Cincinnati (34)	24,500	61,508	9,371	2,606	3,675,000	Springing	Earnout Reserve (Upfront: 3,500,000); Seasonality Reserve (Upfront: 175,000, Monthly: Springing); PIP Reserve (Monthly: Springing); Franchise Agreement Reserve (Monthly: Springing)	11/05/2015
Loan	6	One Commerce Plaza (34)	175,667	126,466	15,808			Borrower shall pay on each monthly payment date the lessor of (i) 131,339 and (ii) all Excess Cash for the applicable Interest Period to the MTM Reserve	MTM Reserve (Monthly: Lesser of (i) 131,339 and (ii) all excess cash for the applicable interest period)	08/04/2015
Loan	7	GMR Portfolio (36)	Springing	14,630	Springing			Springing	Occupancy Reserve (Springing Monthly: Excess Cash Flow); Star Medical Center TI/LC Reserve (Future one-time deposit: Springing)
Property	7.01	Marina Towers								02/23/2016
Property	7.02	Star Medical Center								02/23/2016
Property	7.03	1310 Wolf Park Drive								02/23/2016
Property	7.04	7668B Airways Boulevard								02/23/2016
Property	7.05	Surgical Institute of Michigan								02/23/2016
Property	7.06	1324 Wolf Park Drive								02/23/2016
Property	7.07	3350 North Germantown Road								02/23/2016
Property	7.08	2999 Centre Oak Way								02/23/2016
Loan	8	AvidXchange (34)	14,051	28,967	14,483	55,000	5,849,503	Springing	Live Nation Reserve (Upfront: 4,753,758); Landlord Obligations Reserve (Upfront: 1,095,745); Occupancy Reserve (Springing Monthly: Excess Cash Flow)
Property	8.01	AvidXchange Music Factory								04/06/2016
Property	8.02	Silver Hammer Building								04/06/2016
Loan	9	Madbury Commons (34)	95,871	87,953	8,795		10,014	Springing	Saxbys Coffee Rent Abatement Reserve (Upfront: 10,014); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	11/17/2015
Loan	10	GFH Brennan Industrial Portfolio (34)	140,956	40,892	8,011		15,057		Roadrunner Tax Reserve
Property	10.01	Cumberland								12/01/2015
Property	10.02	UMIP Jefferson Hwy								12/01/2015
Property	10.03	UMIP W 27th Street								12/01/2015
Property	10.04	Main								12/01/2015
Property	10.05	Trolley Industrial								12/01/2015
Property	10.06	UMIP N 107th Street								12/01/2015
Property	10.07	Addison								12/01/2015
Property	10.08	Pagemill								12/01/2015
Property	10.09	UMIP Xeon Street								12/01/2015
Property	10.10	8402-8440 Jackson								12/01/2015
Property	10.11	Jackson Pagosa								12/01/2015
Property	10.12	8520-8630 Jackson								12/01/2015
Property	10.13	Common								12/01/2015
Property	10.14	8710-8768 Jackson								12/01/2015
Property	10.15	Dolton								12/01/2015
Loan	11	NorCal Grocery Portfolio	30,833	7,811	2,604	68,969	37,592	Springing	Ground Rent Reserve (Upfront: 37,592, Monthly: Springing); Mi Pueblo Sales Reserve (Monthly: Springing); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Property	11.01	1745, 1775, 1799 Story Road								10/19/2015
Property	11.02	1437 Freedom Boulevard								10/19/2015
Property	11.03	950 East Alisal Street								10/19/2015
Property	11.04	40 South Rengstorff Avenue								10/19/2015
Property	11.05	4340 Bond Street (Parking)								10/19/2015
Loan	12	NMS Los Angeles Multifamily Portfolio (34)	79,167	52,199	10,440	199,100
Property	12.01	Luxe at 1548								08/12/2015
Property	12.02	Luxe at 1539								07/20/2015
Property	12.03	Luxe at 1759								08/12/2015
Property	12.04	NMS at Northridge								08/12/2015
Property	12.05	NMS at Warner Center								08/12/2015
Property	12.06	NMS at Superior								08/12/2015
Loan	13	Broadstone Plaza II	21,704	25,941	Springing		146,525	Springing	Unfunded Obligations Reserve (Upfront: 130,029); Gap Rent Reserve (Upfront: 16,496); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	09/22/2015
Loan	14	Marketplace at Kapolei	23,612	13,750	2,292		49,650	30,958	Free Rent Reserve (Upfront: 49,650); Ground Rent Reserve (Monthly: 30,958)	12/23/2015
Loan	15	GSP MHP Portfolio II	21,621		Springing	18,875
Property	15.01	Grayson Village MHP								08/11/2015
Property	15.02	Pleasant Hills MHP								08/12/2015
Property	15.03	Northwood Manor MHP								08/11/2015
Loan	16	Marriott University Park	25,229	10,401	5,200	52,350	2,683,663	Springing	Initial PIP Reserve (Upfront: 2,423,863); Future PIP Reserve (Upfront: 200,000, Monthly: the greater of 1/12 of an annual amount equal to 7% of Gross Income from Operations for the previous Fiscal Year and 62,500, subject to a cap of 2,611,240); Ground Lease Reserve (Upfront: 59,800); Seasonality Reserve (Monthly: Springing)	01/13/2016

A-1-29

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Monthly	Upfront	Upfront	Monthly	Other	Environmental
Property			Tax	Insurance	Insurance	Engineering	Other Reserves	Other	Reserves	Report
Flag	ID	Property Name	Reserves ($)(30)	Reserves($)(29)	Reserves ($)(30)	Reserve($)(29)	($)(19)(29)	Reserves ($)(30)	Description	Date(32)
Loan	17	5353 West Bell Road	Springing		Springing			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	12/09/2015
Loan	18	Hilton Garden Inn Las Vegas	11,256	57,692	8,242		1,556,365	Springing	Room Refresh Reserve (Upfront: 1,550,000); Ground Rent Reserve (Upfront: 6,365.33, Monthly: Springing); Franchise Reserve (Springing Monthly: Excess Cash Flow)	03/24/2016
Loan	19	Racine Dental	Springing		Springing					09/15/2015
Loan	20	3 Executive Campus (34)	69,948	56,952	8,136	12,406	3,212,330	Springing	Outstanding TI/LC Reserve (Upfront: 2,101,396); Compas Reserve (Upfront: 1,010,934); Free Rent Reserve (Upfront: 100,000); Tenant Reserve (Springing Monthly: Excess Cash Flow)	04/18/2016
Loan	21	Johnson Crossing & Shops at Westwind	25,917	8,948	2,983	16,125		Springing	Occupancy Reserve (Springing Monthly: Excess Cash Flow)
Property	21.01	Johnson Crossing								11/23/2015
Property	21.02	Shops at Westwind								11/23/2015
Loan	22	Travelers Office Tower II	Springing		Springing		1,243,761		Free Rent Reserve (Upfront: 1,243,761)	09/11/2015
Loan	23	601 West Polk	Springing		Springing		3,000,000	Springing	Unfunded Obligations Reserve (Upfront: 3,000,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	03/11/2016
Loan	24	Binz Building	43,833	11,615	3,872	137,225	15,000	Springing	Ground Rent Reserve (Upfront: 15,000, Monthly: Springing)	12/22/2015
Loan	25	Home Depot - Elk Grove Village (34)	Springing		Springing			Springing	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	09/21/2015
Loan	26	Bailey’s Ridge Apartments	7,045	22,617	2,827	119,713				10/19/2015
Loan	27	Great Escape Plaza	13,065		Springing			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	10/20/2015
Loan	28	36 Newburgh Road	Springing		Springing			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	02/02/2016
Loan	29	Albuquerque Tortilla	5,250	12,626	2,525		75,000	Springing	Flagship Foods Reserve (Upfront: 75,000); Occupancy Reserve (Springing Monthly: Excess Cash Flow)	11/11/2015
Loan	30	Wharfside Village	5,000	18,099	9,049	2,875		Springing	Specified Tenant Rollover Reserve (Springing Monthly: Excess Cash Flow); Occupancy Reserve (Springing Monthly: Excess Cash Flow)	04/01/2016
Loan	31	Fresenius Portfolio	7,393	1,590	795	938
Property	31.01	Fresenius Farmville								02/12/2016
Property	31.02	Fresenius Albany								02/12/2016
Property	31.03	Fresenius Coweta County								02/11/2016
Loan	32	Yuma Mesa Shopping Center	6,667	8,433	2,108	203,878		Springing	Occupancy Reserve (Springing Monthly: Excess Cash Flow)	02/17/2016
Loan	33	Colinas Del Bosque North	4,716	5,396	1,799					10/22/2015
Loan	34	Dallas Multifamily Portfolio	11,611	125,838	10,486	159,148	600,000		NOI Holdback (Upfront: 600,000)
Property	34.01	Mountain Creek View Apartments								09/14/2015
Property	34.02	Highland Hills								09/15/2015
Loan	35	Hampton Inn Palm Desert	6,917	7,895	1,974	4,200				03/03/2016
Loan	36	Gables at Lakeside	7,917	12,401	2,480	27,656	57,153		Condominium Common Charge Reserve (Upfront: 57,153.38)	12/11/2015
Loan	37	Boardwalk Apartments	6,083	34,447	6,889	5,625				09/21/2015
Loan	38	Athens Sentry Self Storage	5,083	1,170	1,170					01/06/2016
Loan	39	Banderas Corporate Center (35)	5,276		888		128,382	Springing	Free Rent Reserve (Upfront: 128,382); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)	02/10/2016
Loan	40	Concord Place Apartments	6,667	14,438	1,203	9,438				12/14/2015
Loan	41	Lakeview Terrace	4,667	10,464	872	17,750				12/22/2015
Loan	42	Inland Suites Memphis	13,000	18,200	4,550
Property	42.01	Inland Suites Elvis								11/02/2015
Property	42.02	Inland Suites Lamar								11/02/2015
Loan	43	Casa Bella Apartments	6,379	38,045	7,609					02/02/2016
Loan	44	Hurley Way	4,500	10,021	1,253	142,750				11/18/2015
Loan	45	Stein Mart Plaza Westlake	11,893	16,582	1,507	64,768				01/20/2016
Loan	46	FBI Reno	3,885	1,210	605			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	12/01/2015
Loan	47	New Candlelight Apartments	5,702		Springing	27,375				10/26/2015
Loan	48	Marsh Creek Village	3,491	4,652	581					09/09/2015
Loan	49	Wilco Center	6,333	1,110	101		939,980		Wilco Tenant Improvement Reserve (Upfront: 483,452); Return of Equity Reserve (Upfront: 456,527.57)	09/30/2015
Loan	50	Frankfort Plaza	6,329		Springing			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)	10/22/2015

A-1-30

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Existing		Future Debt
Property			Engineering	Loan				Additional Debt		Permitted
Flag	ID	Property Name	Report Date	Purpose	Sponsor(33)	Guarantor	Previous Securitization	Amount	Existing Additional Debt Description	Type
Loan	1	OZRE Leased Fee Portfolio (34)		Acquisition	Och-Ziff Real Estate Fund III, L.P.; Och-Ziff Real Estate Parallel Fund III A, L.P.; Och-Ziff Real Estate Parallel Fund III B, L.P.; Och-Ziff Real Estate Parallel Fund III D, L.P.; Och-Ziff Real Estate Parallel Fund III E, L.P.	Och-Ziff Real Estate Fund III, L.P.; Och-Ziff Real Estate Parallel Fund III A, L.P.; Och-Ziff Real Estate Parallel Fund III B, L.P.; Och-Ziff Real Estate Parallel Fund III D, L.P.; Och-Ziff Real Estate Parallel Fund III E, L.P.		105,750,000	Pari Passu Debt	NAP
Property	1.01	300 Arboretum Place	10/20/2015
Property	1.02	700 East Gate Drive	10/20/2015
Property	1.03	6802 Paragon Place	10/20/2015
Property	1.04	6800 Paragon Place	10/20/2015
Property	1.05	2100 West Laburnum Avenue	10/20/2015
Property	1.06	7501 Boulder View Drive	10/20/2015
Property	1.07	7300 Beaufont Springs Drive	10/20/2015
Property	1.08	4870 Sadler Road	10/20/2015
Property	1.09	12015 Lee Jackson Memorial Highway	10/20/2015
Property	1.10	6806 Paragon Place	10/20/2015
Property	1.11	925 Harvest Drive	10/20/2015
Property	1.12	555 Croton Road	10/20/2015
Property	1.13	980 Harvest Drive	10/20/2015
Property	1.14	309 Fellowship Road	10/20/2015
Property	1.15	11781 Lee Jackson Memorial Highway	10/20/2015
Property	1.16	305 Fellowship Road	10/20/2015
Property	1.17	701 East Gate Drive	10/20/2015
Property	1.18	920 Harvest Drive	10/20/2015
Property	1.19	4880 Sadler Road	10/20/2015
Property	1.20	1025 Boulders Parkway	10/20/2015
Property	1.21	2201 Tomlynn Street	10/20/2015
Property	1.22	2240-2250 Butler Pike	10/20/2015
Property	1.23	7401 Beaufont Springs Drive	10/20/2015
Property	1.24	2511 Brittons Hill Road	10/20/2015
Property	1.25	4805 Lake Brook Drive	10/20/2015
Property	1.26	4401 Fair Lakes Court	10/20/2015
Property	1.27	2812 Emerywood Parkway	10/20/2015
Property	1.28	9100 Arboretum Parkway	10/20/2015
Property	1.29	500 Enterprise Road	10/20/2015
Property	1.30	303 Fellowship Road	10/20/2015
Property	1.31	9011 Arboretum Parkway	10/20/2015
Property	1.32	910 Harvest Drive	10/20/2015
Property	1.33	7325 Beaufont Springs Drive	10/20/2015
Property	1.34	1 Progress Drive	10/20/2015
Property	1.35	2260 Butler Pike	10/20/2015
Property	1.36	140 West Germantown Pike	10/20/2015
Property	1.37	307 Fellowship Road	10/20/2015
Property	1.38	9210 Arboretum Parkway	10/20/2015
Property	1.39	2221 Dabney Road	10/20/2015
Property	1.40	9200 Arboretum Parkway	10/20/2015
Property	1.41	815 East Gate Drive	10/20/2015
Property	1.42	120 West Germantown Pike	10/20/2015
Property	1.43	4364 South Alston Avenue	10/20/2015
Property	1.44	308 Harper Drive	10/20/2015
Property	1.45	2251 Dabney Road	10/20/2015
Property	1.46	2212 Tomlynn Street	10/20/2015
Property	1.47	2256 Dabney Road	10/20/2015
Property	1.48	2246 Dabney Road	10/20/2015
Property	1.49	2244 Dabney Road	10/20/2015
Property	1.50	2130 Tomlynn Street	10/20/2015
Property	1.51	2161 Tomlynn Street	10/20/2015
Property	1.52	2248 Dabney Road	10/20/2015
Property	1.53	2112 Tomlynn Street	10/20/2015
Property	1.54	2277 Dabney Road	10/20/2015
Property	1.55	9211 Arboretum Parkway	10/20/2015
Property	1.56	2240 Dabney Road	10/20/2015
Property	1.57	817 East Gate Drive	10/20/2015
Property	1.58	161 Gaither Drive	10/20/2015
Loan	2	Hyatt Regency St. Louis at The Arch (34) (35)	09/01/2015	Acquisition	Oaktree Real Estate Opportunities Fund VI, L.P.; Oaktree Real Estate Opportunities Fund VI (Parallel), L.P.; Oaktree Real Estate Opportunities VI (Parallel 2), L.P.; Clearview Hotel Capital	Kline Hotel Holdings, LLC; Clearview Hotel Capital, LLC	COMM 2012-MVP	55,000,000	Pari Passu Debt	Mezzanine
Loan	3	215 West 34th Street & 218 West 35th Street (34)	12/07/2015	Refinance	Jack Dushey	Jack Dushey		85,000,000	Pari Passu Debt	NAP
Loan	4	AG Life Time Fitness Portfolio (34) (35)		Acquisition	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.	AG Net Lease III Corp.; AG Net Lease III (SO) Corp.		129,300,000	Pari Passu Debt	Mezzanine
Property	4.01	Life Time - Florham Park, NJ	07/06/2015
Property	4.02	Life Time - Westwood, MA	07/06/2015

A-1-31

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Existing		Future Debt
Property			Engineering	Loan				Additional Debt		Permitted
Flag	ID	Property Name	Report Date	Purpose	Sponsor(33)	Guarantor	Previous Securitization	Amount	Existing Additional Debt Description	Type
Property	4.03	Life Time - Vernon Hills, IL	07/06/2015
Property	4.04	Life Time - Lakeville, MN	07/06/2015
Property	4.05	Life Time - Sterling, VA	07/06/2015
Property	4.06	Life Time - Vestavia Hills, AL	07/06/2015
Property	4.07	Life Time - Beachwood, OH	07/06/2015
Property	4.08	Life Time - Dublin, OH	07/06/2015
Property	4.09	Life Time - Ellisville, MO	07/06/2015
Property	4.10	Life Time - Woodstock, GA	07/06/2015
Loan	5	Renaissance Cincinnati (34)	11/05/2015	Refinance	Sussex Holdings, LLC; Columbia Sussex Corporation	Sussex Holdings, LLC; Columbia Sussex Corporation		22,690,001	Pari Passu Debt	NAP
Loan	6	One Commerce Plaza (34)	06/22/2015	Refinance	Leah Weiss; The LW Trust	Leah Weiss; The LW Trust	CSMC 2007-C5	39,824,078	Pari Passu Debt	NAP
Loan	7	GMR Portfolio (36)		Acquisition/Refinance	Global Medical REIT Inc.	Global Medical REIT Inc.	COMM 2012-LC4		None	NAP
Property	7.01	Marina Towers	02/23/2016				COMM 2012-LC4
Property	7.02	Star Medical Center	02/23/2016
Property	7.03	1310 Wolf Park Drive	02/23/2016
Property	7.04	7668B Airways Boulevard	02/23/2016
Property	7.05	Surgical Institute of Michigan	02/23/2016
Property	7.06	1324 Wolf Park Drive	02/23/2016
Property	7.07	3350 North Germantown Road	02/23/2016
Property	7.08	2999 Centre Oak Way	02/23/2016
Loan	8	AvidXchange (34)		Refinance	Richard J. Lazes; Noah F. Lazes	Richard J. Lazes; Noah F. Lazes		20,800,000	Pari Passu Debt	NAP
Property	8.01	AvidXchange Music Factory	03/31/2016
Property	8.02	Silver Hammer Building	03/31/2016
Loan	9	Madbury Commons (34)	11/13/2015	Refinance	Eamonn T. Healy; Kenneth Rubin; Barrett Bilotta	Eamonn T. Healy; Kenneth Rubin; Barrett Bilotta		20,000,000	Pari Passu Debt	NAP
Loan	10	GFH Brennan Industrial Portfolio (34)		Acquisition	Principals of Brennan Investment Group: Michael Brennan, Samuel Mandarino, Scott McKibben, Robert Vanecko, Eduardo Paneque, Troy MacMane, Tod Greenwood, Allen Crosswell; GFH Financial Group B.S.C.	Michael Brennan; Samuel Mandarino; Scott McKibben; Robert Vanecko; Eduardo Paneque; Troy Macmane; Tod Greenwood; Allen Crosswell		40,000,000	Pari Passu Debt	NAP
Property	10.01	Cumberland	12/01/2015
Property	10.02	UMIP Jefferson Hwy	12/01/2015
Property	10.03	UMIP W 27th Street	12/01/2015
Property	10.04	Main	12/01/2015
Property	10.05	Trolley Industrial	12/01/2015
Property	10.06	UMIP N 107th Street	12/01/2015
Property	10.07	Addison	12/01/2015
Property	10.08	Pagemill	12/01/2015
Property	10.09	UMIP Xeon Street	12/01/2015
Property	10.10	8402-8440 Jackson	12/01/2015
Property	10.11	Jackson Pagosa	12/01/2015
Property	10.12	8520-8630 Jackson	12/01/2015
Property	10.13	Common	12/01/2015
Property	10.14	8710-8768 Jackson	12/01/2015
Property	10.15	Dolton	12/01/2015
Loan	11	NorCal Grocery Portfolio		Refinance	Juvenal Chavez; Maria E. Chavez; Chavez Family Living Trust, u/t/a dated August 19,1999, as Amended and Restated on April 5, 2010	Juvenal Chavez; Maria E. Chavez; Chavez Family Living Trust, u/t/a dated August 19,1999, as Amended and Restated on April 5, 2010			None	NAP
Property	11.01	1745, 1775, 1799 Story Road	02/23/2016
Property	11.02	1437 Freedom Boulevard	10/16/2015
Property	11.03	950 East Alisal Street	02/23/2016
Property	11.04	40 South Rengstorff Avenue	02/23/2016
Property	11.05	4340 Bond Street (Parking)	10/19/2015
Loan	12	NMS Los Angeles Multifamily Portfolio (34)		Refinance	Naum Neil Shekhter; Margot V. Shekhter	Naum Neil Shekhter; Margot V. Shekhter	Various	95,000,000	Pari Passu Debt	NAP
Property	12.01	Luxe at 1548	06/23/2015
Property	12.02	Luxe at 1539	06/23/2015				FREMF 2010-K9
Property	12.03	Luxe at 1759	06/23/2015				FREMF 2011-K11
Property	12.04	NMS at Northridge	08/12/2015				FREMF 2012-K709
Property	12.05	NMS at Warner Center	06/23/2015				COMM 2007-C9
Property	12.06	NMS at Superior	08/12/2015
Loan	13	Broadstone Plaza II	09/23/2015	Refinance	Alan C. Fox	Alan C. Fox	GECMC 2006-C1		None	NAP
Loan	14	Marketplace at Kapolei	12/23/2015	Refinance	Sam Rahim Siam; Sam Rahim Siam and Shekofeh E. Ahari, as trustees of the Sam and Shekofeh Siam Revocable Trust u/d/t April 5, 2001; Behzad Bandari; Behzad Bandari, as trustee of the Behzad Bandari Revocable Trust, u/d/t dated September 10, 2001	Sam Rahim Siam; Sam Rahim Siam and Shekofeh E. Ahari, as trustees of the Sam and Shekofeh Siam Revocable Trust u/d/t April 5, 2001; Behzad Bandari; Behzad Bandari, as trustee of the Behzad Bandari Revocable Trust, u/d/t dated September 10, 2001	JPMCC 2007-LDPX		None	NAP
Loan	15	GSP MHP Portfolio II		Refinance	Frank T. Perano	Frank T. Perano	WBCMT 2005-C21		None	NAP
Property	15.01	Grayson Village MHP	07/10/2015				WBCMT 2005-C21
Property	15.02	Pleasant Hills MHP	07/10/2015				WBCMT 2005-C21
Property	15.03	Northwood Manor MHP	07/10/2015				WBCMT 2005-C21
Loan	16	Marriott University Park	12/16/2015	Acquisition	John D. Forbess; Elayne K. Garber, M.D.	John D. Forbess; Elayne K. Garber, M.D.			None	NAP

A-1-32

CFCRE 2016-C4

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

								Existing		Future Debt
Property			Engineering	Loan				Additional Debt		Permitted
Flag	ID	Property Name	Report Date	Purpose	Sponsor(33)	Guarantor	Previous Securitization	Amount	Existing Additional Debt Description	Type
Loan	17	5353 West Bell Road	12/07/2015	Acquisition	Datacore Fund L.P.	Datacore Fund L.P.			None	NAP
Loan	18	Hilton Garden Inn Las Vegas	03/24/2016	Refinance	Daniel Coletti; Natalie Coletti as Trustee of the D.C. Properties Irrevocable Trust; 314SG, LLC	Daniel Coletti; Natalie Coletti as Trustee of the D.C. Properties Irrevocable Trust; 314SG, LLC	GCCFC 2006-GG7		None	NAP
Loan	19	Racine Dental	09/10/2015	Acquisition	Leonardo Simpser; Luis Maizel	Leonardo Simpser; Luis Maizel			None	NAP
Loan	20	3 Executive Campus (34)	03/11/2016	Refinance	David Ekstein	David Ekstein		11,100,000	Pari Passu Debt	NAP
Loan	21	Johnson Crossing & Shops at Westwind		Refinance	J. Peter Jungbacker	J. Peter Jungbacker			None	NAP
Property	21.01	Johnson Crossing	11/24/2015
Property	21.02	Shops at Westwind	11/24/2015
Loan	22	Travelers Office Tower II	09/11/2015	Refinance	Francis Greenburger	Francis Greenburger			None	NAP
Loan	23	601 West Polk	03/11/2016	Acquisition	TechCore, LLC	TechCore, LLC			None	NAP
Loan	24	Binz Building	07/20/2015	Refinance	Behrouz Aframian; Parviz Aframian; Jacob Cohen; Ebby Shakib	Behrouz Aframian; Parviz Aframian; Jacob Cohen; Ebby Shakib	JPMCC 2006-CB14		None	NAP
Loan	25	Home Depot - Elk Grove Village (34)	09/22/2015	Refinance	Lloyd Goldman; Craig Koenigsberg	Lloyd Goldman; Craig Koenigsberg	LBUBS 2005-C7	8,955,000	Pari Passu Debt	NAP
Loan	26	Bailey’s Ridge Apartments	10/19/2015	Acquisition	Matthew A. Mills; Nathaniel P. Maurer	Matthew A. Mills; Nathaniel P. Maurer			None	NAP
Loan	27	Great Escape Plaza	10/21/2015	Acquisition	Alan C. Fox	Alan C. Fox	BSCMS 2005-PWR8		None	NAP
Loan	28	36 Newburgh Road	02/02/2016	Acquisition	Gramercy Property Trust	Gramercy Property Trust			None	NAP
Loan	29	Albuquerque Tortilla	11/11/2015	Refinance	Gerald P. Peters	Gerald P. Peters			None	NAP
Loan	30	Wharfside Village	11/19/2015	Acquisition	Joseph DeCourcy	Joseph DeCourcy			None	NAP
Loan	31	Fresenius Portfolio		Acquisition	Louis J. Rogers	Louis J. Rogers			None	NAP
Property	31.01	Fresenius Farmville	01/27/2016
Property	31.02	Fresenius Albany	01/27/2016
Property	31.03	Fresenius Coweta County	01/27/2016
Loan	32	Yuma Mesa Shopping Center	12/14/2015	Refinance	Craig William Clark, Jr.	Craig William Clark, Jr.			None	NAP
Loan	33	Colinas Del Bosque North	10/23/2015	Refinance	David Zulejkic; Ron S. Jones	David Zulejkic; Ron S. Jones	WBCMT 2006-C27		None	NAP
Loan	34	Dallas Multifamily Portfolio		Acquisition/Refinance	Rajab Ali; Ali Akberali Gowani	Rajab Ali; Ali Akberali Gowani			None	NAP
Property	34.01	Mountain Creek View Apartments	09/15/2015
Property	34.02	Highland Hills	09/11/2015
Loan	35	Hampton Inn Palm Desert	03/03/2016	Refinance	Poornima C. Bhakta; Poornima C. Bhakta, as Trustee of The Poornima C. Bhakta Living Trust dated October 22, 2014; Sejal C. Bhakta; Parth C. Bhakta	Poornima C. Bhakta; Poornima C. Bhakta, as Trustee of The Poornima C. Bhakta Living Trust dated October 22, 2014; Sejal C. Bhakta; Parth C. Bhakta	GCCFC 2006-GG7		None	NAP
Loan	36	Gables at Lakeside	11/18/2015	Refinance	Michael J. Uccellini	Michael J. Uccellini			None	NAP
Loan	37	Boardwalk Apartments	09/14/2015	Refinance	BWL Investments, L.L.C.	BWL Investments, L.L.C.			None	NAP
Loan	38	Athens Sentry Self Storage	02/25/2016	Acquisition	Dahn Corporation	Dahn Corporation			None	NAP
Loan	39	Banderas Corporate Center (35)	02/10/2016	Refinance	Kevin S. Pitts	Kevin S. Pitts			None	Mezzanine
Loan	40	Concord Place Apartments	01/19/2016	Refinance	J. Peter Jungbacker	J. Peter Jungbacker			None	NAP
Loan	41	Lakeview Terrace	12/22/2015	Refinance	J. Peter Jungbacker	J. Peter Jungbacker	WBCMT 2005-C20		None	NAP
Loan	42	Inland Suites Memphis		Refinance	Timothy L. O’Byrne	Timothy L. O’Byrne			None	NAP
Property	42.01	Inland Suites Elvis	11/02/2015
Property	42.02	Inland Suites Lamar	11/02/2015
Loan	43	Casa Bella Apartments	02/02/2016	Refinance	Ray Lawson; David Lawson	Ray Lawson; David Lawson			None	NAP
Loan	44	Hurley Way	10/28/2015	Refinance	Edward Barkett	Edward Barkett	CD 2006-CD3		None	NAP
Loan	45	Stein Mart Plaza Westlake	12/23/2015	Refinance	Brian L. Burton; Barry Sands	Brian L. Burton; Barry Sands	CSMC 2006-C2		None	NAP
Loan	46	FBI Reno	11/30/2015	Acquisition	A. Philip Auerbach; David Chazen	A. Philip Auerbach; David Chazen			None	NAP
Loan	47	New Candlelight Apartments	10/28/2015	Refinance	Nathan Pollack	Nathan Pollack	JPMCC 2006-CB14		None	NAP
Loan	48	Marsh Creek Village	08/31/2015	Acquisition	Eddy Benoit, Jr.	Eddy Benoit, Jr.			None	NAP
Loan	49	Wilco Center	08/21/2015	Refinance	Roger V. Miller; Owen Carlson; Juanita Carlson; Marilyn Carlson	Roger V. Miller; Owen Carlson; Juanita Carlson; Marilyn Carlson			None	NAP
Loan	50	Frankfort Plaza	10/22/2015	Recapitalization	James A. Magnanenzi	James A. Magnanenzi			None	NAP

A-1-33

CFCRE 2016-C4
FOOTNOTES TO ANNEX A-1

(1)	CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; SG - Société Générale ; BSP – Benefit Street Partners CRE Finance LLC

(2)	Loan No. 1 – OZRE Leased Fee Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $70.0 million represents the aggregate original principal amount of the non-controlling Note A-1, Note A-4 and Note A-5 of a $175.75 million whole loan evidenced by eight pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $105.75 million and are evidenced by one controlling note (Note A-2) and four non-controlling notes (Note A-3, Note A-6, Note A-7 and Note A-8). All notes are held by CCRE.

Loan No. 2 – Hyatt Regency St. Louis at The Arch – The Original Balance ($) and Cut-off Date Balance ($) of $54.0 million represents the non-controlling Note A-2 of a $109.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 in the original principal balance of $55.0 million, which was contributed to the COMM 2016-CCRE28 securitization trust.

Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The Original Balance ($) and Cut-off Date Balance ($) of $45.0 million represents the controlling Note A-1 of a $130.0 million whole loan evidenced by three pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $85.0 million and are evidenced by two non-controlling notes (Note A-2 and Note A-3). The non-controlling Note A-3 was contributed to CGCMT 2016-GC36 securitization trust and the non-controlling note, Note A-2 was contributed to the CFCRE 2016-C3 securitization trust.

Loan No. 4 – AG Life Time Fitness Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $45.0 million represents the non-controlling Note A-3 and A-4-1 of a $174.3 million whole loan evidenced by four pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $129.3 million and are evidenced by one controlling note, (Note A-1) and two non-controlling notes (Note A-2 and Note A-4-2). The controlling Note A-1 was contributed to the COMM 2016-CCRE28 securitized trust, the non-controlling Note A-2 was contributed to the CFCRE 2016-C3 securitized trust and Note A-4-2 is held by CCRE.

Loan No. 5 – Renaissance Cincinnati – The Original Balance ($) of $34.2 million and Cut-off Date Balance ($) of approximately $34.0 million represents the controlling Note A-1 of a $57.0 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $22.8 million and is evidenced by one non-controlling note (Note A-2). Note A-2 is held by CCRE.

Loan No. 6 – One Commerce Plaza – The Original Balance ($) of $33.0 milion and Cut-off Date Balance ($) of approximately $32.9 million represents the non-controlling Note A-2 of a $73.0 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $40.0 million and is evidenced by one controlling note (Note A-1). Note A-1 was contributed to the CFCRE 2016-C3 securitization trust.

Loan No. 8 – AvidXchange – The Original Principal Balance ($) and Cut-off Date Balance ($) of $31.2 million represents the controlling Note A-1 of a $52.0 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $20.8 million and is evidence by one non-controlling note (Note A-2). Note A-2 is held by CCRE.

Loan No. 9 – Madbury Commons – The Original Balance ($) and Cut-off Date Balance ($) of $29.0 million represents the controlling Note A-1 of a $49.0 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $20.0 million and is evidenced by one non-controlling note (Note A-2). Note A-2 is held by CCRE.

Loan No. 10 – GFH Brennan Industrial Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of approximately $28.5 million represents the non-controlling Note A-2 of an approximately $68.5 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $40.0 million and is evidenced by one controlling note (Note A-1). Note A-1 was contributed to the CGCMT 2016-P3 transaction.

Loan No. 12 – NMS Los Angeles Multifamily Portfolio – The Original Balance ($) and Cut-off Date Balance ($) of $25.0 million represents the non-controlling Note A-3 of a $120.0 million whole loan evidenced by three pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $95.0 million and are evidenced by the controlling note (Note A-1) and non-controlling note (Note A-2). Note A-1 was contributed to the COMM 2015-CCRE27 securitized trust and Note A-2 was contributed to the CFCRE 2016-C3 securitized trust.

Loan No. 20 – 3 Executive Campus – The Original Balance ($) and Cut-off Date Balance ($) of approximately $16.7 million represents the controlling Note A-1 of approximately $27.8 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of $11.1 million and is evidenced by one non-controlling note (Note A-2). Note A-2 is held by CCRE.

A-1-34

Loan No. 25 – Home Depot - Elk Grove Village – The Original Balance ($) and Cut-off Date Balance ($) of approximately $10.9 million represents the controlling Note A-1 of a $19.9 million whole loan evidenced by two pari passu notes. The related pari passu companion loan has an original principal balance of approximately $9.0 million and is evidenced by one non-controlling note (Note A-2). Note A-2 was contributed to the CGCMT 2016-P3 transaction.

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The borrower owns a fee simple interest in (i) approximately 78,287 sq. ft. of retail space and (ii) a leased fee interest in the land and improvements consisting of a 222,000 sq. ft. hotel, subject to a 68-year space lease on the improvements with a tenant (an affiliate of the borrower) who operates a recently developed 350-room Renaissance by Marriott hotel.

Loan No. 8 – AvidXchange – The borrower owns a fee simple interest in (i) 124,505 sq. ft. of office space, (ii) 70,703 sq. ft. of retail space and (iii) 43,898 sq. ft. of music venue space.

Loan No. 9. – Madbury Commons – The borrower owns a fee simple interest in (i) a 525-bed student housing property and (ii) 42,859 sq. ft. of ground floor retail space.

Loan No. 30 – Wharfside Village – The borrower owns a fee simple interest in (i) 18,258 sq. ft. of retail space, (ii) 19 multifamily units with a total of 11,790 sq. ft. and (iii) 660 sq. ft. of storage space.

Loan No. 45 – Stein Mart Plaza Westlake – The borrower owns a fee simple interest in (i) 53,958 sq. ft. of retail space, (ii) 22,058 sq. ft. of office space, (iii) 4,885 sq. ft. of restaurant space, (iv) 1,125 sq. ft. of beauty salon/ personal service space and (v) 18,479 sq. ft. of warehouse space.

Loan No. 48 – Marsh Creek Village – The borrower owns a fee simple interest in (i) 15,221 sq. ft. of retail space and (ii) 5,573 sq. ft. of office space.

(5)	Loan No. 1 – OZRE Leased Fee Portfolio – The 2277 Dabney Road Mortgaged Property is subject to a Land Use Restriction (“LUR”) which, among other conditions, (i) prohibits use of the Mortgaged Property for residential purposes or for daycare, school or playground purposes for children under the age of 16, (ii) prohibits the use of groundwater for any purpose other than environmental monitoring and testing and (iii) requires development of a worker health and safety plan prior to any excavation, utility installation or construction activities.

(6)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, asset representations reviewer fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement.

(7)	Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such interest only payments).

(8)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

A-1-35

(9)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(10)	Loan No. 1 – OZRE Leased Fee Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 2 – Hyatt Regency St. Louis at The Arch – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 4 – AG Life Time Fitness Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – Renaissance Cincinnati – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 6 – One Commerce Plaza – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 8 – AvidXchange – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 9 – Madbury Commons – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 10 – GFH Brennan Industrial Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 12 – NMS Los Angeles Multifamily Portfolio – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 20 – 3 Executive Campus – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 25 – Home Depot - Elk Grove Village – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

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(11)	Loan No. 40 and Loan No. 41 – Concord Place Apartments and Lakeview Terrace – The loans are cross-collateralized and cross-defaulted. As such, Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms/Pads/Beds) ($) are calculated on an aggregate basis.

(12)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this preliminary prospectus.

(13)	Loan No. 1 – OZRE Leased Fee Portfolio – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) with respect to the loan is based on the value of $250.4 million, which assumes the “As Portfolio” value as of January 16, 2016. The Cut-off Date LTV Ratio based on the approximately $242.0 million “As Is” value is 72.6%.

Loan No. 12 – NMS Los Angeles Multifamily Portfolio – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) with respect to the loan is based on the value of $174.3 million, which assumes the “As Portfolio” value as of June 9, 2015. The Cut-off Date LTV Ratio based on the $163.8 million “As Is” value is 73.3%.

Loan No. 16 – Marriott University Park – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) with respect to the loan is based on a value of $29.7 million, which assumes the “Hypothetical As Is” as of December 1, 2015. The Cut-off Date LTV Ratio based on the $27.1 million “As Is” value is 78.7%.

Loan No. 22 – Travelers Office Tower II – The 2nd Largest Tenant, Accretive Health, Inc., is currently performing capital improvements at the property. The borrower will reimburse the cost of such tenant improvements up to $1,440,000 for which the sponsor has provided a completion guaranty. The “As Is” value of $35,000,000 as of September 9, 2015 concluded in the appraisal assumes that the $1,440,000 tenant improvement obligation will be fully utilized as planned.

Loan No. 23 – 601 West Polk – The sole tenant, TierPoint Illinois, LLC, is performing capital improvements at the property which the borrower will reimburse up to $10,040,000. The $10,040,000 is comprised of a $7,040,000 guaranty from the related guarantor and a $3,000,000 Unfunded Obligations cash reserve which was collected at loan closing. The $3,000,000 reserve may only be drawn upon after the $7,040,000 guaranty funds have been fully released. The planned capital improvements are scheduled for completion prior to January 1, 2017. In order to achieve the “Market Value As Complete & Stabilized” of $28,900,000 by January 1, 2017 as concluded in the appraisal, the $10,040,000 amount needs to be utilized as currently planned, which would result in an LTV of 51.9%. The “As Is” value of $18,800,000 as of March 2, 2016 concluded in the appraisal is based on none of the planned $10,040,000 improvements being completed, in which case neither the $7,040,000 guaranty nor the $3,000,000 reserve would be spent. This results in a net loan balance of $12,000,000 (net of the $3,000,000 reserve) on an $18,800,000 “As Is” Appraised Value for a Cut-off Date LTV of 63.8%. The LTV Ratio at Maturity or ARD Balance ($) is calculated using the Maturity or ARD Balance ($) of $15,000,000 and the “Market Value As Complete & Stabilized” of $28,900,000 as the capital improvements are expected to be completed and the property is expected to stabilize prior to loan maturity.

Loan No. 33 – Colinas Del Bosque North – The “As Complete” value dated December 15, 2015 is $11,500,000, which includes an estimated value of $100,000 for completion of the Community Center. Such work has been completed and is reflected in the value.

Loan No. 34 – Dallas Multifamily Portfolio - Highland Hills – The “Hypothetical As If Repaired” value dated September 8, 2015 is $2,125,000 which includes an estimated value of $200,000 for immediate repairs. The lender reserved $159,148 for immediate repairs at closing. Such repairs have been completed and the reserve funds have been disbursed to the borrower.

(14)	Loan No. 5 – Renaissance Cincinnati – An Earnout Reserve of $3,500,000 is to be released to the borrowers provided, among other things, (i) the borrowers deliver a written request for disbursement prior to March 6, 2020, (ii) no event of default has occurred and is then continuing, (iii) no cash management period is then continuing, (iv) the Mortgaged Property achieves $19,500,000 in departmental revenue on a trailing 12-month basis and (v) the Mortgaged Property achieves a $6,270,000 net cash flow utilizing (x) the greater of (a) actual taxes paid or (b) a tax expense of $862,117 and (y) an FF&E reserve of 4.50%. The borrowers’ right to a release of the Earnout Reserve will expire if the above requirements are not achieved prior to March 6, 2020, at which point the funds will stay in the reserve and serve as additional collateral for the loan and can be applied against the principal balance at loan maturity or upon an Event of Default.

Loan No. 34 – Dallas Multifamily Portfolio – The Dallas Multifamily Portfolio Loan was structured with an NOI Holdback of $600,000 to be released to the borrower provided, among other things, (i) a written request for disbursement is submitted, (ii) no default or event of default exists, (iii) gross revenues at the Mountain Creek View Apartments property for the trailing 12 months are at least $1,575,000, (iv) disbursement date is after June 21, 2016, (v) debt yield is greater than or equal to 9.5% (based on underwritten net cash flow), (vi) title cure has occurred and (vii) lender has received officer’s certificate of completion.

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(15)	Loan No. 1 – OZRE Leased Fee Portfolio – The collateral for the OZRE Leased Fee Portfolio Mortgage Loan consists of the borrower’s fee interest in the OZRE Leased Fee Portfolio Mortgaged Properties. Neither the tenants’ leasehold interests nor the improvements are part of the collateral.
Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The collateral for the 215 West 34th Street & 218 West 35th Street Mortgage Loan consists of (i) the borrower’s fee simple interest in approximately 78,287 sq. ft. of retail space and (ii) the borrower’s leased fee interest in the land and improvements consisting of a 222,000 sq. ft. hotel, subject to a 68-year space lease on the improvements with a tenant (an affiliate of the borrower) who operates a recently developed 350-room Renaissance by Marriott hotel.

Loan No. 5 – Renaissance Cincinnati – In connection with benefits to the Mortgaged Property from federal and state level tax credits, ownership of the Mortgaged Property was bifurcated into a fee interest, held by the Bartlett Building, LLC borrower, and a leasehold interest, held by the CP Cincinnati OP, LLC borrower. Each of the entities is a co-borrower under the related notes and Mortgage Loan documents and, due to the overlapping structure, the ownership interest is deemed a fee interest.

Loan No. 11 – NorCal Grocery Portfolio – The 1745, 1775, 1799 Story Road Mortgaged Property consists of (i) the borrower’s leasehold interest in the 1745 Story Road parcel, improved with a 39,539 sq. ft. building (100.0% occupied by a grocery store operated by tenant, Mi Pueblo Food Center) and (ii) a fee interest in the remaining portion of such Mortgaged Property (the 1775, 1799 Story Road parcel, improved with a 65,067 sq. ft. multi-tenant retail building). The related ground lease has an expiration date of December 31, 2019, with five five-year renewal options extending the terms through December 31, 2044. Annual ground rent is $155,980 through year end 2016, at which point the rent will be recalculated at a “Market Rent” (as determined by the parties to the ground lease or pursuant to an appraisal in the event the parties cannot agree), with 10% base rent increases in each of the subsequent five-year option periods.

Loan No. 15 – GSP MHP Portfolio II – The Pleasant Hills MHP Mortgaged Property is subject to a ground lease with an expiration date of July 1, 2045 and no lease extension options. The Northwood Manor MHP Mortgaged Property is subject to a ground lease with an expiration date of July 1, 2045 and no lease extension options. The fee owner for each Mortgaged Property joined the Mortgage and, due to the overlapping structure, the ownership interest is deemed a fee interest.

Loan No. 16 – Marriott University Park – The Marriott University Park Mortgaged Property is subject to a ground lease with an original expiration date of December 31, 2045 and has one, 10-year lease extension option. Annual ground rent for 2016 is the greater of (i) $353,401.17 (the “Minimum Rent”) and (ii) a percentage of revenue over certain thresholds set forth in the related ground lease. The Minimum Rent is subject to a schedule of fixed annual escalations described in the ground lease.

Loan No. 24 – Binz Building – The collateral for the Binz Building Mortgage Loan consists of (i) the borrower’s leasehold interest in the portion of the Mortgage Property improved by a 122,920 sq. ft. office building and by its fee simple interest in the remaining portion improved by an attached 415 space parking garage. The related ground lease has an expiration date of December 31, 2040 and does not have any lease extension option. Annual ground rent is currently $55,000, and will increase to $60,000 per annum effective January 1, 2017.

Loan No. 29 – Albuquerque Tortilla – In connection with a payment-in-lieu of taxes (“PILOT”) agreement, the borrower transferred its fee simple interest in a portion of the Mortgaged Property (the “PILOT Parcel”) occupied by Flagship Food Group to Bernalillo County, New Mexico (the “County”) and the County leased back to the borrower the leasehold interest in such parcel. At the expiration (or earlier termination of the PILOT agreement, the County is required to reconvey its fee simple interest in the PILOT Parcel to the borrower for payment of $1.00 (plus any unpaid PILOT or other outstanding fees). The County joined the Mortgage Loan deed of trust for purposes of mortgaging its fee simple interest in the PILOT Parcel.

(16)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this preliminary prospectus.

(17)	Loan No. 1 – OZRE Leased Fee Portfolio – The lockout period for yield maintenance will be at least 27 payment dates beginning with and including the first payment date of March 6, 2016. Yield maintenance of the full $175.75 million OZRE Leased Fee Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 4, 2019. The assumed lockout period of 27

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payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

Loan No. 4 – AG Life Time Fitness Portfolio – The lockout period for yield maintenance will be at least 29 payment dates beginning with and including the first payment date of January 6, 2016. Yield maintenance of the full $174.3 million AG Life Time Fitness Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 6, 2019. The assumed lockout period of 29 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

Loan No. 5 – Renaissance Cincinnati – The lockout period for defeasance will be at least 27 payment dates beginning with and including the first payment date of March 6, 2016. Prepayment of the full $57.0 million Renaissance Cincinnati Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) March 6, 2020. The assumed lockout period of 27 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

Loan No. 8 – AvidXchange – The lockout period for yield maintenance will be at least 24 payment dates beginning with and including the first payment date of June 6, 2016. Yield maintenance of the full $52.0 million AvidXchange Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) June 6, 2018. The assumed lockout period of 24 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

Loan No. 9 – Madbury Commons - The lockout period for defeasance will be at least 28 payment dates beginning with and including the first payment date of February 6, 2016. Prepayment of the full $49.0 million Madbury Commons Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) February 6, 2020. The assumed lockout period of 28 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

Loan No. 20 – 3 Executive Campus - The lockout period for defeasance will be at least 24 payment dates beginning with and including the first payment date of June 6, 2016. Prepayment of the full $27.75 million 3 Executive Campus Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) June 6, 2020. The assumed lockout period of 24 payments is based on the expected CFCRE 2016-C4 securitization closing date in May 2016. The actual lockout period may be longer.

(18)	Loan No. 1 – OZRE Leased Fee Portfolio – Any time during the loan, the borrower may obtain the release of an individual Mortgaged Property provided, among other things, (i) no event of default has occurred and is continuing, (ii) after giving effect to each such release, (a) the DSCR for the remaining Mortgaged Properties is not less than the greater of (1) 1.55x or (2) the DSCR immediately prior to the release and (b) the DY for the remaining properties is not less than the greater of (1) 6.77% or (2) the DY immediately preceding the release, and (iv) the borrower partially prepays the Mortgage Loan in an amount equal to the applicable release price as stated in the loan documents, together with the applicable yield maintenance premium.

Loan No. 4 – AG Life Time Fitness Portfolio – The AG Life Time Fitness Portfolio Loan allows the borrower any time after the expiration of the lockout period to obtain the release of up to five individual Mortgaged Properties upon a bona fide third-party sale or in connection with the termination of a tenant lease due to a casualty and condemnation provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower pays the release amount, together with the applicable yield maintenance premium and (iii) after giving effect to such release, (a) the debt service coverage ratio is greater than or equal to the greater of (x) 2.10x and (y) the debt service coverage ratio immediately prior to the release and (b) the EBITDAR to Rent Ratio of the tenant is equal to or greater than EBITDAR to Rent Ratio prior to the release.

Loan No. 7 – GMR Portfolio – After the expiration of the lockout period, the borrowers may obtain the release of an individual Mortgaged Property provided, among other things, (i) after giving effect to such release, (a) the DSCR for the remaining properties is not less than the greater of (1) the DSCR immediately preceding such release and (2) 1.45x, (b) the LTV for the remaining properties is not greater than the lesser of (1) the LTV immediately preceding such release and (2) 60.0% and (c) the borrowers partially defease the Mortgage Loan in an amount equal to the greater of (1) 130% of the allocated loan amount for the released Mortgaged Property or (2) 95% of the net sales proceeds from the released Mortgaged Property. Notwithstanding anything to the contrary in the foregoing, (i) the 1310 Wolf Park Drive Mortgaged Property, 7668B Airways Boulevard Mortgaged Property, 1324 Wolf Park Drive Mortgaged Property, 3350 North Germantown Road Mortgaged Property and 2999 Centre Oak Way Mortgaged Property (collectively, the “Gastro One Mortgaged Properties”) must be defeased at the same time and (ii) in no event may the Star Medical Center Mortgaged Property be defeased last.

Loan No. 8 – AvidXchange – The AvidXchange Portfolio Mortgage Loan allows at any date after the expiration of the lockout period, the borrowers may obtain the release of the Silver Hammer Building property provided, among other things, (i) the DSCR for the remaining property is not less than the greater of the DSCR immediately preceding such release and 1.59x, (ii) the Debt Yield for the remaining property is not less than the greater of the Debt Yield immediately preceding such release and 10.8% and (iii) the LTV for the remaining property is not greater than the lesser of the LTV immediately preceding such release and 61.2%.

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Loan No. 10 – GFH Brennan Industrial Portfolio – The GFH Brennan Industrial Portfolio Mortgage Loan permits the borrower at any time after the expiration of the lockout period to obtain the release of an individual property provided, among other things, (i) the combined DSCR of the properties remaining subject to the lien of the mortgage loan equals or exceed the greater of (a) 1.30x or (b) the DSCR immediately prior to the release and (ii) borrower partially defeases the mortgage loan in an amount equal to the applicable Release Amount.

Loan No. 12 – NMS Los Angeles Multifamily Portfolio – The NMS Los Angeles Multifamily Portfolio Loan allows, on any time after the expiration of the lockout period and prior to the open period, the borrower may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower partially defeases in an amount equal to the greater of (a) 125% of the Allocated Loan Amount with respect to such individual Mortgaged Property and (b) 100% of the Net Sales Proceeds with respect to such individual Mortgaged Property, (iii) the combined LTV of the remaining Mortgaged Properties is less than or equal to the lesser of (a) 68.8% or (b) the LTV immediately prior to the release, (iv) the combined DSCR of the remaining Mortgaged Properties is equal to or exceeds the greater of (a) 1.20x or (b) the DSCR immediately prior to the release, (v) the combined Debt Yield of the remaining Mortgaged Properties is equal to or exceeds the greater of (a) 6.0% or (b) the Debt Yield immediately prior to the release and (vi) prior to the release of the Luxe at 1548 or Luxe at 1539 Mortgaged Properties, the borrower is required to release two of the following Mortgaged Properties: (a) the Beloit Mortgaged Property, (b) the NMS at Warner Center Mortgaged Property or (c) the NMS at Northridge Mortgaged Property before releasing any Santa Monica Properties.

Loan No. 15 – GSP MHP Portfolio II - At any time after the expiration of the lockout period, the borrower may obtain the release of an individual Mortgaged Property provided, among other things, (i) the borrower partially defeases in an amount equal to the greater of (a) 120% of the Allocated Loan Amount with respect to such individual Mortgaged Property and (b) 100% of the Net Sales Proceeds with respect to such individual Mortgaged Property, (ii) after giving effect to such release, (a) the DSCR of the remaining Mortgaged Properties is no less than the greater of (x) 1.30x and (y) the DSCR immediately prior to the release and (b) the LTV ratio of the remaining properties is no more than the lesser of (x) 75.0% and (y) the LTV ratio immediately prior to the release and (iii) the Grayson Village MHP Mortgaged Property shall not be released until after the release of both the Northwood Manor MHP Mortgaged Property and the Pleasant Hills MHP Mortgaged Property.

Loan No. 21 – Johnson Crossing & Shops at Westwind – After the expiration of the lockout period and prior to the open prepayment date, the borrower may obtain the release of an individual Mortgaged Property provided, among other things, (i) with respect to the Johnson Crossing Mortgaged Property, (a) the borrower partially defeases in an amount equal to the greater of (1) 110% of the outstanding principal balance for such released Mortgaged Property and (2) an amount such that, after giving effect to such release, (x) the LTV ratio for the remaining Mortgaged Property is equal to or less than 70.0% and (y) each of the debt yield and pro forma debt yield for the remaining Mortgaged Property is greater than or equal to 9.0% and (ii) with respect to the Shops at Westwind Mortgaged Property, (a) the borrower partially defeases in an amount equal to the greater of (1) 120% of the outstanding principal balance for such released Mortgaged Property and (2) an amount such that, after giving effect to such release (x) the LTV ratio for the remaining Mortgaged Property is equal to or less than 50.0% and (y) each of the debt yield and pro forma debt yield is greater than or equal to 14.0%.

Loan No. 25 – Home Depot - Elk Grove Village – The Home Depot Elk Grove Village Mortgage Loan allows the borrowers to release the designated release parcel at any time during the term of the mortgage loan provided, among other things, (i) payment of the applicable release price and yield maintenance premium, and (ii) upon release of the release parcel, the DSCR is equal to or greater than 1.35x.

Loan No. 27 – Great Escape Plaza – The borrower may release an unimproved outparcel at any time provided REMIC requirements and other conditions in the loan documents are met.

Loan No. 31 – Fresenius Portfolio – Any time after the expiration of the lockout period and prior to the open period, the borrower may obtain the release of an individual Mortgaged Property upon a bona fide third-party sale provided, among other things, (i) after giving effect to such release the combined DSCR of the remaining Mortgaged Properties is equal to or exceeds the greater of (a) 1.25x or (b) the DSCR immediately prior to the release, (ii) the LTV for the remaining properties is not greater than 70.0% and (iii) borrower partially defeases the Mortgage Loan in an amount equal to the greater of (a) $4,305,847, for the Fresenius Farmville Mortgaged Property, (2) $3,660,095 for the Fresenius Albany Mortgaged Property, or (3) $3,034,059 for the Fresenius Coweta County Mortgaged Property as the same may be reduced pro rata by amortization, and (b) the net sales proceeds from the released property.

Loan No. 34 – Dallas Multifamily Portfolio – Any time after the expiration of the lockout period and prior to the open period, the borrower may obtain the release of one or both properties through a bona fide third-party sale and a payment of 125% of the allocated loan amount in defeasance collateral provided, among other things, (i) the DSCR for the remaining property is not less than the greater of the DSCR immediately preceding the partial release and the DSCR as of the note date and (ii) the LTV for the remaining property shall not exceed the lesser of the LTV immediately preceding such release and the LTV as of the note date.

Loan No. 40 and Loan No. 41 – Concord Place Apartments and Lakeview Terrace – At any time after the expiration of the lockout period, the borrower may obtain the release of an individual Mortgaged Property provided, among other things, (i) the borrower pays the applicable release amount, together with the applicable yield maintenance premium (ii) after giving effect to such release, the debt yield of the remaining property is greater than or equal to 9.25% on both a trailing 12 month and pro forma basis, and (iii) such release is accompanied by the transfer of fee title to such release property.

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(19)	Loan No. 5 – Renaissance Cincinnati – The Renaissance Cincinnati Loan was structured with an earnout reserve of $3,500,000. The borrowers may obtain the release of the earnout reserve funds provided, among other things, (i) the borrowers delivers a written request for disbursement prior to March 6, 2020, (ii) no event of default has occurred and is then continuing, (iii) no cash management period is then continuing (iv) the Mortgaged Property achieves $19,500,000 in total revenue on a trailing 12-month basis and (v) the Mortgaged Property achieves a $6,270,000 net cash flow utilizing a tax expense of (a) the greater of (x) actual taxes paid by the borrowers and (y) $862,117 and (b) an FF&E reserve of 4.50%. In the event the earnout conditions are not met prior to March 6, 2020 the borrower’s ability to receive the earnout reserve will expire, at which point the funds will stay in the reserve and serve as additional collateral for the loan and can be applied against the principal balance at loan maturity or upon an event of default.

Loan No. 34 – Dallas Multifamily Portfolio – The Dallas Multifamily Portfolio Loan was structured with an NOI Holdback of $600,000 to be released to the borrower provided, among other things, (i) a written request for disbursement is submitted, (ii) no default or event of default exists, (iii) gross revenues at the Mountain Creek View Apartments property for the trailing 12 months are at least $1,575,000, (iv) disbursement date is after June 21, 2016, (v) debt yield is greater than or equal to 9.5% (based on underwritten net cash flow), (vi) title cure has occurred and (vii) lender has received officer’s certificate of completion.

(20)	Loan No. 26 – Bailey’s Ridge Apartments – Most recent financials are for the 11 months from March 2015 to February 2016, excluding October 2015, annualized. The borrower acquired the Property in October 2015 and was not able to obtain the October 2015 operating statements from the seller.

Loan No. 27 – Great Escape Plaza – Most recent financials are for the 12 months from January 2015 to January 2016, excluding December 2015. The borrower acquired the Property in December 2015 and was not able to obtain the December 2015 operating statements from the seller.

Loan No. 34 – Dallas Multifamily Portfolio – Most recent financials for the Highland Hills property are for the 11 months from March 2015 to February 2016, excluding December 2015, annualized. The borrower acquired the Property in December 2015 and was not able to obtain the December 2015 operating statements from the seller.

Loan No. 46 – FBI Reno – Most recent financials are for the 11 months from April 2015 to March 2016, excluding December 2015, annualized. The borrower acquired the Property in December 2015 and was not able to obtain the December 2015 operating statements from the seller.

(21)	Loan No. 1 – OZRE Leased Fee Portfolio – With respect to the Properties located in Virginia, Pennsylvania and North Carolina, the ground lease has a term of 99 years with a lease expiration date of February 3, 2115 and with respect to the Properties located in New Jersey, the ground lease has a term of 98 years with a lease expiration of February 3, 2114. Annual ground rent is currently 11,894,564 with annual increases of 2.5% for the first 10 years. For every 10-year period thereafter, the borrower (as ground lessor) is entitled to elect whether the annual increase to the then-current rent will be (i) 2.5% or (ii) an amount determined by CPI escalation.

Loan No. 5 – Renaissance Cincinnati – The loan is collateralized by the fee simple interest in the Renaissance Cincinnati Property. In connection with benefits to the Mortgaged Property from federal and state level tax credits, ownership of the Mortgaged Property was bifurcated into a fee ownership interest, held by the Bartlett Building, LLC borrower, and a leasehold interest, held by the CP Cincinnati OP, LLC borrower. Each of the entities is a co-borrower under the related notes and Mortgage Loan documents and, due to the overlapping structure, the ownership interest is deemed a fee interest.

Loan No. 15 – GSP MHP Portfolio II – The Pleasant Hills MHP Mortgaged Property has a ground lease with an expiration date of July 1, 2045 and has no extension options. The Northwood Manor MHP Mortgaged Property has a ground lease with an expiration date of July 1, 2045 and has no extension options. The fee owner for each Mortgaged Property joined the Mortgage and, due to the overlapping structure, the ownership interest is deemed a fee interest.

(22)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 11 – NorCal Grocery Portfolio – 1745, 1775, 1799 Story Road – The 1745, 1775, 1799 Story Road Mortgaged Property consists of (i) the borrower’s leasehold interest in the 1745 Story Road parcel, improved with a 39,539 sq. ft. building (100.0% occupied by a grocery store operated by tenant, Mi Pueblo Food Center) and (ii) a fee interest in the remaining portion of such Mortgaged Property (the 1775,1799 Story Road parcel, improved with a 65,067 sq. ft. multi-tenant retail building). The related ground lease has an expiration date of December 31, 2019, with five, five-year renewal options extending the terms through December 31, 2044. The lease was amended in 2014 and the current annual ground rent is $155,980 through year end 2016, at which point the rent will be recalculated at a “Market Rent,” (as determined by the parties to the ground lease or pursuant to an appraisal in the event the parties cannot agree) with 5% base rent increases in first two years of the first renewal period per ground lease modified May 1, 2014.

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Loan No. 14 – Marketplace at Kapolei – The Marketplace at Kapolei property is subject to a ground lease with an expiration date of October 21, 2046 and two five-year extension options. The annual ground rent is $371,495.
Loan No. 16 – Marriott University Park – The property is ground leased from the University of Utah. The ground lease has an original expiration of December 31, 2045 and has one 10-year extension option. Annual ground rent for 2016 is the greater of (i) $353,401.17 (the “Minimum Rent”) and (ii) a percentage of revenue over certain thresholds set forth in the related ground lease. The Minimum Rent is subject to a schedule of fixed annual escalations described in the ground lease.

Loan No. 18 – Hilton Garden Inn Las Vegas – The Hilton Garden Inn Las Vegas property is subject to a ground lease on 25,056 Sq. ft. of additional parking with expiration date of February 1, 2022 and five five-year extension options. Monthly ground rent is $6,000 for years one through three; increasing by 3.0% each year thereafter.

Loan No. 24 – Binz Building – The collateral for the Binz Building Mortgaged Loan consists of (i) the borrowers’ leasehold interest in the portion of the Mortgaged Property improved by a 122,920 sq. ft. office building and by its fee simple interest in the portion improved by an attached 415 space parking garage. The term related ground lease has an expiration date of December 31, 2040 and does not have any extension option. Annual ground rent is currently $55,000, and will increase to $60,000 per annum effective January 1, 2017.

(23)	Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The Largest Tenant, 34th Hotel Ventures LLC, which is an affiliate of the borrower, leases approximately 73.9% of the net rentable area at the Mortgaged Property under a 68-year space lease to operate a recently developed Renaissance by Marriott hotel.

Loan No. 30 – Wharfside Village – The Largest Tenant, Vista Mare, LLC, the 3rd Largest Tenant, Waterfront Bistro and the 5th Largest Tenant, Joe’s Rum Hut, are affiliates of the borrower and collectively occupy approximately 24.9% of the net rentable area at the Mortgaged Property as a restaurant. Additionally, Pay 2 Park, an affiliate of the borrower, leases 45 parking spaces at the Mortgaged Property to lease out as a public parking lot.

Loan No. 48 – Marsh Creek Village – The Largest Tenant, The Benoit Group, which is an affiliate of the borrower, leases approximately 26.8% of net rentable area at the Mortgaged Property as office space.

(24)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 10 – GFH Brennan Industrial Portfolio – Cumberland – The Largest Tenant, Mellon Financial, may terminate the lease at any time after May 31, 2021 by giving at least 12 months written notice to the landlord.

Loan No. 10 – GFH Brennan Industrial Portfolio – 8710-8768 Jackson – The 2nd Largest Tenant, Advanced Orthomolecular Research, has one option to terminate effective April 30, 2017 assuming notice of intention to terminate is delivered to the landlord no later than January 30, 2017.

Loan No. 10 – GFH Brennan Industrial Portfolio – Jackson Pagosa – The 2nd Largest Tenant, Hamilton Exhibits, may terminate the lease at any time after January 1, 2017 by giving at least six months written notice to the landlord.

Loan No. 11 – NorCal Grocery Portfolio – 1745, 1775, 1799 Story Road – The 4th Largest Tenant, Harbor Freight Tools has a one-time right to terminate the lease at any time prior to the last day of the 48th full calendar month following the rent commencement date if the tenant’s gross sales at the premises do not exceed $3.5 million during the 25th - 36th time period. If the lease is terminated under this clause, the lease may terminate on the last day of the 60th full calendar month following the rent commencement date (March 2020). Upon termination the tenant is responsible for a fee representing 50% of the commissions, 50% of the legal fees paid by the landlord to negotiate the lease and $79,986 (1/2 of the base rent abatement).

Loan No. 13 – Broadstone Plaza II – The Largest Tenant, Ashley Furniture HomeStore, has the right to terminate if utility services are cut off or discontinued by landlord for a period of more than seven days. The tenant, without waiving or yielding its right to seek any other remedies available to it by law or under equity, shall have the right to terminate the lease upon three days’ notice to landlord provided that utilities are not restored by the end of that three day period. The 2nd Largest Tenant, Babies “R” Us has the right to terminate if, during the last three years of the lease term, the cost of compliance with any legal requirements with respect to any particular instance of compliance exceeds $50,000, only provided that the Landlord declines to pay any costs in excess of $50,000.

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Loan No. 20 – 3 Executive Campus – The 4th Largest Tenant, CDW may terminate the lease on the last day of the 68th month of the term, by giving at least nine months written notice to the landlord.

Loan No. 22 – Travelers Office Tower II – The Largest Tenant, R.L. Polk & Co., has an ongoing contraction option for approximately 41,446 sq. ft. (11.9% of net rentable area) starting in November 2016 with 9 months’ notice and payment of a $741,793 estimated termination fee. The 2nd Largest Tenant, Accretive Health, Inc. has a one-time contraction option for 33,786 sq. ft. (9.7% of net rentable area) in May 2020 with 12 months’ notice and payment of a $1,407,370 estimated termination fee. The 3rd Largest Tenant, Covisint Corp. has a one-time termination option for 33,786 sq. ft. (9.7% of net rentable area) in May 2021 with 12 months’ notice and payment of a $1,738,193 estimated termination fee. For the same period, Covisint Corp. also has the option to contract its premises up to 10,135 sq. ft. with 12 months’ notice and payment of a $505,581 estimated fee.

Loan No. 24 – Binz Building – The 3rd Largest Tenant, Avda, has a one-time option to terminate the lease between October 1, 2016 and March 1, 2017, with prior written notice of not less than four months. Upon exercise of the termination option, tenant must pay a cancelation fee equal to the sum of (i) three months’ base rent following termination, (ii) all unamortized tenant improvement costs in connection with the expansion premises and (iii) the unamortized portion of 6% of brokerage commissions incurred in connection with the extension term.

Loan No. 27 – Great Escape Plaza – The 2nd Largest Tenant, Men’s Wearhouse, has the right to terminate should the Largest Tenant (Great Escape, operating in the former Border’s space) or tenants equating to 30% or more of the remaining shopping center cease operating for six consecutive months, and tenant has been paying a reduced rent for one year following the failure to operate. The 2nd Largest Tenant also has the right to terminate if the landlord violates the tenant’s exclusive use clause and such violation is not cured within 30 days with 30 days written notice to the landlord.

Loan No. 30 – Wharfside Village –The 2nd Largest Tenant, Parrot Club, may, at its option, terminate the lease within six months of any lottery contract termination, provided that the tenant must pay a termination fee equal to the sum of four months’ base rent calculated as an average of the last three months of rent paid by tenant prior to the issuance of the notice of termination by the government of the U.S. Virgin Islands.

Loan No. 39 – Banderas Corporate Center – The Largest Tenant, Regus Executive Suites, may terminate if tenant is required to make capital improvements during the last two years of the lease, with 90 days’ prior written notice if such costs exceed six months’ of base rent unless the borrower pays the difference between the actual cost of such improvements and six months of base rent.

Loan No. 39 – Banderas Corporate Center – The 2nd Largest Tenant, Ensign Services, Inc., may terminate if tenant is required to make capital improvements during the last two years of the lease, with 90 days’ prior written notice if such costs exceed six months of base rent unless the borrower pays the difference between the actual cost of such improvements and six months’ of base rent.

Loan No. 39 – Banderas Corporate Center – The 4th Largest Tenant, Scientific Telephone Samples, may terminate if tenant is required to make capital improvements during the last two years of the lease, with 90 days’ prior written notice if such costs exceed six months’ of base rent unless the borrower pays the difference between the actual cost of such improvements and six months of base rent.

Loan No. 39 – Banderas Corporate Center – The 5th Largest Tenant, Zumtobel Lighting, Inc., may terminate if tenant is required to make capital improvements during the last two years of the lease, with 90 days’ prior written notice if such costs exceed six months of base rent unless the borrower pays the difference between the actual cost of such improvements and six months’ of base rent.

Loan No. 44 – Hurley Way – The 2nd Largest Tenant, CL@S Information Services, Inc. has a one-time right to terminate after the 36th month, July 1, 2017, upon 90 days prior notice and payment of a termination fee of $12,977. CL@S Information Services, Inc. has been at the property since 2004, expanded in 2008, and most recently renewed in 2014.

Loan No. 44 – Hurley Way – The 3rd Largest Tenant, EDCO Group, Inc., has a one-time option to terminate effective on midnight of the last day of the 36th complete calendar month October 31, 2016 of the original term provided that the tenant (i) provides six months prior notice and (ii) pays a termination fee equal to the sum of the remaining unamortized tenant improvements, leasing commissions and free rent, plus three months’ base rent totaling $20,451.60.

Loan No. 45 – Stein Mart Plaza Westlake –The 2nd Largest Tenant, United States EPA has the option to terminate any time after June 30, 2018 and effective with 90 days’ written notice.

Loan No. 46 – FBI Reno – The Largest Tenant, GSA - FBI, has an ongoing termination option after March 1, 2021 with 90 days’ notice.

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(25)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 3 – 215 West 34th Street & 218 West 35th Street – The 4th Largest Tenant, Party City, subleases the entirety of its space from Duane Reade, whose lease is guaranteed by Walgreens. The lease for Duane Reade expires on October 31, 2031 with one 10-year extension option. The sublease between Party City and Duane Reade commenced on February 1, 2012 and expires on October 31, 2021 with two five-year extension options. Annual rent under the Duane Reade lease of $90.60 per sq. ft. was underwritten. Annual rent under the Party City sublease is approximately $94.82 per sq. ft.

Loan No. 7 – GMR Portfolio - Marina Towers – The Mortgaged Property is 100.0% occupied by six tenants. Marina Towers, LLC will master lease the entire building for 10 years at a lease rate of $14.16 per sq. ft. NNN. 65% of the space is currently subleased to third party tenants. Marina Towers, LLC is a wholly-owned subsidiary of First Choice Healthcare Solutions, Inc. (FCHS). FCHS has been at this location since 2001 originally occupying 19,000 sq. ft. and has expanded into their current space over the years which now totals 27,000 sq. ft. FCHS plans to continue expanding in the building upon rollover of current tenants.

Loan No. 7 – GMR Portfolio – Surgical Institute of Michigan – The related borrower is a joint-venture owned 49% by physician interests and 51% by Surgical Management Professionals (“SMP”). The Facility is 100% occupied by two tenants: the Surgical Institute of Michigan (9,455 SF) and Affiliates in Urology (5,562 SF). Surgical Institute of Michigan master leases the entire building and subleases to Affiliates in Urology.

Loan No. 10 – GFH Brennan Industrial Portfolio - Main – The Largest Tenant, Miceli Drapery, subleases a total of 49,200 sq. ft. to four tenants: BTS 5, Inc. (45,600 sq. ft.), Riekes Container Corporation (1,500 sq. ft.), Dorina So-Good, Inc. (1,500 sq. ft.) and Illinois Railway Museum (600 sq. ft.).

Loan No. 13 – Broadstone Plaza II – The 4th Largest Tenant, Umpqua Bank, is currently subleasing 1,411 sq. ft. to Gamestop (sublease expires October 31, 2016) and 1,130 sq. ft. to Sport Clips (sublease expires March 31, 2018, but is terminable upon expiration of the Umpqua Bank Master Lease on December 12, 2017).

Loan No. 14 – Marketplace at Kapolei – The 3rd Largest Tenant, Diagnostic Laboratory Services Inc., subleases approximately 2,550 sq. ft. of its space to Kapolei Family Center Inc.

Loan No. 19 – Racine Dental – There is a sublease for approximately 1,000 sq. ft. for $500 per month assuming a one day per week usage (or $1,000 per month if the option for a second day per week is exercised), which is essentially renting a dental chair and the space around it. The sublease is for one year and is used by a local dental surgeon. The lease rate is subject to an increase of 3.0% of the annual base rent year over year. Option to renew five successive additional terms of one year each.

Loan No. 23 – 601 West Polk – The sole tenant, TierPoint Illinois, LLC, subleases approximately 33.9% of the net rentable area to three subtenants, France Telecom, Orange S.A. (15,000 sq. ft. through February 28, 2021), Kozy, Inc.( 10,275 sq. ft. through March 31, 2017) and Comcast (10,000 sq. ft. through June 30, 2016). An additional sublease has been executed with Trinity Healthcare, which will assume occupancy on June 12, 2016, at which time the property will be approximately between 48.1% and 52.9% subleased.

Loan No. 25 – Home Depot - Elk Grove Village – The Largest Tenant, Home Depot, subleases approximately 39,166 sq. ft. of its space to Staples and Aldi.

(26)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 3 – 215 West 34th Street & 218 West 35th Street – At origination, the borrower deposited $225,000 into a free rent reserve for waived rent obligations due to the 3rd Largest Tenant, Planet Fitness, which will commence paying rent on May 15, 2016.

Loan No. 22 – Travelers Office Tower II – The 2nd Largest Tenant, Accretive Health, Inc., has free rent of $52,500 per month from May 2016 through April 2017 on their expansion space. Lender escrowed these funds at closing, with monthly releases as the abatement draws down.

Loan No. 39 – Banderas Corporate Center – The Largest Tenant, Regus Executive Suites, has three months of free rent remaining, which takes effect March 1, 2019 through May 31, 2019.

Loan No. 44 – Hurley Way – The 4th Largest Tenant, Barbizon School of San Francisco, Inc. received a four month rent concession upon expansion of the premises effective June 2015 for each December from 2015 – 2018.

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(27)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cutoff date of the securitization.

Loan No. 6 – One Commerce Plaza – Various departments of the New York State government collectively lease approximately 75.8% of the net rentable area at the Mortgaged Property. A portion of this space, representing approximately 32.9% of the net rentable area at the Mortgaged Property is leased on a month-to-month basis to the New York State Department of Health, the New York State Office of Temporary and Disability Assistance and the New York State Department of Financial Services. The borrower has negotiated the economic terms for 10-year replacement leases for all month-to-month space with each of the related departments. A lease with the New York State Department of Health, representing approximately 22.6% of the net rentable area at the Mortgaged Property, has already been signed by the borrower and is awaiting countersignature by the New York State Comptroller. It is anticipated that final execution will occur in January 2016, and that the remaining two leases will be in substantially the same form. A reserve was established at origination, into which the borrower is obligated to make monthly deposits of an amount equal to the lesser of (i) $131,338.75, or (ii) all excess cash for the applicable interest period.

Loan No. 48 – Marsh Creek Village – The Largest Tenant, The Benoit Group, is not yet in occupancy; however, their lease was executed contemporaneously with the Mortgage Loan closing. Additionally, rent for the tenant commenced as of day of closing, and the lease is fully guaranteed by the loan guarantor, Eddy Benoit, Jr.

(28)	Loan No. 20 - 3 Executive Campus - The 2nd Largest Tenant, Cooper Health System, leasing approximately 14.2% of the net rentable area at the Mortgaged Property, is paying rent but is dark in most of its space and currently occupies approximately 1.5% of the net rentable area at the Mortgaged Property

(29)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(30)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

(31)	Loan No. 6 – One Commerce Plaza – From the First Payment Date through the 36th Payment Date, the TI/LC Reserve monthly deposit will be $70,793, and from the 37th Payment Date through the Maturity Date, the monthly deposit will be $61,559.

Loan No. 20 – 3 Executive Campus – From the First Payment Date until the 35th Payment Date, the TI/LC Reserve monthly deposit will be $35,890, and from the 36th Payment Date in through the Maturity Date, the monthly deposit will be $26,917.

(32)	Environmental Insurance In Lieu of Phase II

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
1	OZRE Leased Fee Portfolio	$70,000,000	8.3%	$219,505	Yes

(33)	Loan No. 6 – One Commerce Plaza – The borrowers, 99 Washington LLC and One Commerce Plaza LLC are structured as tenants-in-common and are both New York limited liability companies. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Leah Weiss and The LW Trust.

Loan No. 14 – Marketplace at Kapolei – The borrowers, Kapolei Marketplace, LLC and Kapolei-57, LLC, are structured as tenants-in-common and are both Delaware limited liability companies. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Sam Rahim Siam; Sam Rahim Siam and Shekofeh E. Ahari, as trustees of the Sam and Shekofeh Siam Revocable Trust u/d/t April 5, 2001; Behzad Bandari; Behzad Bandari, as trustee of the Behzad Bandari Revocable Trust, u/d/t dated September 10, 2001.

Loan No. 24 – Binz Building – The borrowers, Houston Binz Investment, LLC, Binz 1001 Texas Avenue, LLC, 26 Tierra Binz, LLC and Royal Investors Binz, LLC are all Delaware limited liability companies. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Behrouz Aframian, Parviz Aframian, Jacob Cohen and Ebby Shakib.

Loan No. 25 – Home Depot - Elk Grove Village – The borrowers, BLDG Elk Grove HD LLC, BLDG Elk Grove HD II LLC, Feiga II/HD, LLC and Court Street Associates/HD, LLC, are structured as tenants-in-common and are Delaware limited liability companies. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Lloyd Goldman and Craig Koenigsberg.

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(34)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut- off Date Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Whole Loan UIW NCF DSCR	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut- off Date U/W NOI Debt Yield
1	OZRE Leased Fee Portfolio	$70,000,000	$105,750,000	$175,750,000	1.74x	70.2%	7.6%
2	Hyatt Regency St. Louis at the Arch	$54,000,000	$55,000,000	$109,000,000	1.80x	70.4%	12.9%
3	215 West 34th Street & 218 West 35th Street	$45,000,000	$85,000,000	$130,000,000	1.88x	54.2%	8.1%
4	AG Life Time Fitness Portfolio	$45,000,000	$129,300,000	$174,300,000	1.99x	57.1%	10.7%
5	Renaissance Cincinnati	$34,035,002	$22,690,001	$56,725,004	1.73x	59.3%	14.1%
6	One Commerce Plaza	$32,854,864	$39,824,078	$72,678,942	1.30x	73.0%	9.9%
8	AvidXchange	$31,200,000	$20,800,000	$52,000,000	1.59x	61.2%	11.2%
9	Madbury Commons	$29,000,000	$20,000,000	$49,000,000	1.31x	68.6%	8.5%
10	GFH Brennan Industrial Portfolio	$28,512,500	$40,000,000	$68,512,500	1.37x	75.0%	9.8%
12	NMS Los Angeles Multifamily Portfolio	$25,000,000	$95,000,000	$120,000,000	1.31x	68.8%	6.7%
20	3 Executive Campus	$16,650,000	$11,100,000	$27,750,000	1.66x	69.9%	12.3%
25	Home Depot — Elk Grove Village	$10,945,000	$8,955,000	$19,900,000	1.58x	72.1%	7.7%

(35)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
2	Hyatt Regency St. Louis at The Arch	$54,000,000	6.4%	Yes	1.93x	NAP	11.8%
4	AG Life Time Fitness Portfolio	$45,000,000	5.4%	Yes	2.30x	58.25%	11.5%
39	Banderas Corporate Center	$5,700,000	0.7%	Yes	1.20x	75.0%	NAP

(36)	Loan No. 7 – GMR Portfolio – A property known as 2020 Exeter Road is also collateral for the loan. The GMR Portfolio Loan documents provide for the free release of this property at any time and the lender did not include this property (or any related rents) in the underwriting of this loan, Appraised Value ($) or in the calculation of Net Rentable Area (SF/Units/Rooms/Pads/Beds).

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